Filed Pursuant to Rule 424(B)(2)
Registration No. 333-236770
CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Maximum aggregate offering price	Amount of registration fee(1)
8.25 Fixed-Rate Reset Series C Cumulative Perpetual Redeemable Preferred Shares, $0.01 par value per share	$115,000,000	$12,546.50
(1)
Calculated in accordance with Rule 456(b) and 457(r) of the Securities Act of 1933, as amended. This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the registrant’s Registration Statement on Form S-3 (File No. 333-236770).

(To Prospectus dated February 28, 2020)

4,000,000 Shares
8.25% Fixed-Rate Reset Series C Cumulative
Perpetual Redeemable Preferred Shares
(Liquidation Preference $25.00 Per Share)
We are offering 4,000,000 of our 8.25% Fixed-Rate Reset Series C Cumulative Perpetual Redeemable Preferred Shares, par value $0.01 per share, representing limited liability company interests in Fortress Transportation and Infrastructure Investors LLC (the “Series C Preferred Shares” or the “shares”).
Distributions on the shares are cumulative from and including the date of original issue and will be payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing June 15, 2021, in each case when, as, and if declared by our board of directors out of funds legally available for such purpose. An initial distribution on the shares will be payable on June 15, 2021 in an amount equal to approximately $0.45833 per share. Distributions based on the stated liquidation preference of $25.00 per share will be payable on the shares at a rate equal to (i) from and including the date of original issue to, but excluding, June 15, 2026, 8.25% per annum, and (ii) thereafter, during each reset period, at a rate per annum equal to the five-year treasury rate as of the most recent reset distribution determination date (as described elsewhere in this prospectus supplement) plus a spread of 737.8 basis points per annum.
At any time or from time to time on or after June 15, 2026, we may, at our option, redeem the shares, in whole or in part, at a redemption price of $25.00 per share, plus an amount equal to all accumulated and unpaid distributions thereon, if any, to, but excluding, the date of redemption, whether or not declared. In addition, prior to June 15, 2026, we may, at our option, redeem the shares, in whole but not in part, upon the occurrence of a Rating Event, a Change of Control or a Tax Redemption Event (each, as defined herein) at the applicable redemption price set forth in “Description of the Series C Preferred Shares—Redemption”. If (i) a Change of Control occurs (whether before, on or after June 15, 2026) and (ii) we do not give notice prior to the 31st day following the Change of Control to redeem all the outstanding shares, the distribution rate per annum on the shares will increase by 5.00%, beginning on the 31st day following such Change of Control. See “Description of the Series C Preferred Shares—Redemption”.
The shares will rank equally with each other series of our Parity Securities (including our Series A Preferred Shares and our Series B Preferred Shares), junior to our Senior Securities and senior to our Junior Securities (as such terms are defined herein) with respect to payment of distributions and rights (including redemption rights) upon our liquidation, dissolution or winding up. See “Description of the Series C Preferred Shares—Ranking” and “Description of the Series C Preferred Shares—Priority Regarding Distributions”. The shares will not have any voting rights, except as set forth under “Description of the Series C Preferred Shares—Voting Rights”.
We intend to apply to list the shares on the New York Stock Exchange (the “NYSE”) under the symbol “FTAI PR C”. If the application is approved, we expect trading of the shares on the NYSE to begin within 30 days after the shares are first issued. Currently, there is no public market for the shares.
Investing in the shares involves a high degree of risk. Before making a decision to invest in the shares, you should read the discussion of material risks of investing in the shares in “Risk Factors” beginning on page S-10 of this prospectus supplement and the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as updated by annual, quarterly and other reports we file with the Securities and Exchange Commission that are incorporated by reference in this prospectus supplement and the accompanying prospectus.
Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
	Per Share	Total(1)
Public Offering Price	$ 25.00	$100,000,000
Underwriting Discount(2)	$0.7875	$3,150,000
Proceeds Before Expenses to Us	$24.2125	$96,850,000
(1)
Assumes no exercise of the underwriters’ option to purchase additional shares, as described below. One of our directors intends to purchase up to $20.0 million (800,000 shares) in this offering from the underwriters at the public offering price. See “Underwriting”.

(2)	The underwriting discount will be $0.7875 per share. We refer you to “Underwriting” beginning on page S-32 of this prospectus supplement for additional information regarding underwriting compensation.
We have also granted the underwriters an option to purchase up to an additional 600,000 shares at the public offering price, less the underwriting discount, within 30 days after the date of this prospectus supplement solely to cover overallotments, if any.
The underwriters are offering the shares as set forth under “Underwriting”. Delivery of the shares will be made on or about March 25, 2021.
Joint Book-Running Managers
Morgan Stanley	Citigroup	J.P. Morgan	Stifel	UBS Investment Bank
Co-Managers
Benchmark Company	BTIG	Cantor	Compass Point	JMP Securities
Oak Ridge Financial		Raymond James	Wolfe Capital Markets and Advisory
The date of this prospectus supplement is March 18, 2021.

Prospectus Supplement
Prospectus
We expect to deliver the shares against payment for the shares on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the fifth business day following the date of the pricing of the shares (“T+5”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade shares on the date of pricing or the next two succeeding business days will be required, by virtue of the fact that the shares initially will settle in T+5 to specify alternative settlement arrangements to prevent a failed settlement.
In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or any free writing prospectus (including
S-i

any pricing term sheet) prepared by or on behalf of us. We have not, and the underwriters have not, authorized anyone to give any information or to make any representations except as contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. You must not rely on unauthorized information or representations. This prospectus supplement and the accompanying prospectus does not offer to sell or solicit an offer to buy any of these securities in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. The information contained in this prospectus supplement or the accompanying prospectus is accurate only as of the date of this prospectus supplement or the accompanying prospectus, and any information we have incorporated by reference is accurate only as of the date of each such document incorporated by reference. We do not imply that there has been no change in the information contained or incorporated by reference in this prospectus supplement or in our business, financial condition, results of operations or prospects subsequent to that date by delivering this prospectus supplement or making any sale hereunder.
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ABOUT THIS PROSPECTUS SUPPLEMENT
Unless otherwise indicated or the context otherwise requires, references to the following terms will have the meanings specified below:
•	references to “fiscal year” refer to the year ending or ended December 31. For example, “fiscal year 2020” means the period from January 1, 2020 to December 31, 2020;
•	references to “Fortress” refer to Fortress Investment Group LLC;
•
references to “FTAI”, “the Company”, “we”, “us”, “our” and similar references refer to Fortress Transportation and Infrastructure Investors LLC, a Delaware limited liability company, and its consolidated subsidiaries, including Fortress Worldwide Transportation and Infrastructure General Partnership (“Holdco”);

•	references to “GAAP” refer to the accounting principles generally accepted in the United States of America;
•
references to “General Partner” refer to Fortress Transportation and Infrastructure Master GP LLC, the general partner of Holdco pursuant to the Fourth Amended and Restated Partnership Agreement of Holdco, dated as of May 20, 2015 (the “Partnership Agreement”), as described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which is incorporated by reference in this prospectus supplement and the accompanying prospectus;

•
references to our “Management Agreement” refer to the Management and Advisory Agreement, dated as of May 20, 2015, among the Company, our Manager and the General Partner, as described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which is incorporated by reference in this prospectus supplement and the accompanying prospectus;

•	references to our “Manager” refer to FIG LLC, our Manager and an affiliate of Fortress;
•
references to “Revolving Credit Facility” refer to the $250.0 million revolving credit facility provided under the credit agreement, dated as of June 16, 2017, among FTAI, certain lenders and issuing banks and JPMorgan Chase Bank, N.A., as administrative agent, as amended as of August 2, 2018, as further amended as of February 8, 2019, as further amended as of August 6, 2019 and as further amended as of May 11, 2020;

•	references to the “SEC” refer to the Securities and Exchange Commission; and
•	references to “SoftBank” refer to SoftBank Group Corp.
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and certain other matters. The second part, the accompanying prospectus, gives more general information about us and our debt securities and capital stock. Generally, when we refer to “this prospectus”, we are referring to both parts of this document combined. To the extent information in this prospectus supplement conflicts with information in the accompanying prospectus, you should rely on the information in this prospectus supplement.
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CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact but instead are based on our present beliefs and assumptions and on information currently available to us. You can identify these forward-looking statements by the use of forward-looking words such as “outlook”, “believes”, “expects”, “potential”, “continues”, “may”, “will”, “should”, “could”, “seeks”, “approximately”, “predicts”, “intends”, “plans”, “estimates”, “anticipates”, “target”, “projects”, “contemplates” or the negative version of those words or other comparable words. Any forward-looking statements contained or incorporated by reference in this prospectus supplement are based upon our historical performance and on our current plans, estimates and expectations in light of information currently available to us. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates or expectations contemplated by us will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to:
•
changes in economic conditions generally and specifically in our industry sectors, and other risks relating to the global economy, including, but not limited to, the ongoing COVID-19 pandemic and other public health crises, and any related responses or actions by businesses and governments;

•	reductions in cash flows received from our assets, as well as contractual limitations on the use of our aviation assets to secure debt for borrowed money;
•	our ability to take advantage of acquisition opportunities at favorable prices;
•	a lack of liquidity surrounding our assets, which could impede our ability to vary our portfolio in an appropriate manner;
•	the relative spreads between the yield on the assets we acquire and the cost of financing;
•	adverse changes in the financing markets we access affecting our ability to finance our acquisitions;
•	customer defaults on their obligations;
•	our ability to renew existing contracts and enter into new contracts with existing or potential customers;
•	the availability and cost of capital for future acquisitions;
•	concentration of a particular type of asset or in a particular sector;
•	competition within the aviation, energy and intermodal transport sectors;
•	the competitive market for acquisition opportunities;
•	risks related to operating through joint ventures, partnerships, consortium arrangements or other collaborations with third parties;
•	obsolescence of our assets or our ability to sell, re-lease or re-charter our assets;
•	exposure to uninsurable losses and force majeure events;
•	infrastructure operations and maintenance may require substantial capital expenditures;
•	the legislative/regulatory environment and exposure to increased economic regulation;
•	exposure to the oil and gas industry’s volatile oil and gas prices;
•	difficulties in obtaining effective legal redress in jurisdictions in which we operate with less developed legal systems;
•	our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended, and the fact that maintaining such exemption imposes limits on our operations;
•	our ability to successfully utilize leverage in connection with our investments;
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•	foreign currency risk and risk management activities;
•	effectiveness of our internal control over financial reporting;
•	exposure to environmental risks, including natural disasters, increasing environmental legislation and the broader impacts of climate change;
•	changes in interest rates and/or credit spreads, as well as the success of any hedging strategy we may undertake in relation to such changes;
•	actions taken by national, state, or provincial governments, including nationalization, or the imposition of new taxes, could materially impact the financial performance or value of our assets;
•	our dependence on our Manager and its professionals and actual, potential or perceived conflicts of interest in our relationship with our Manager;
•	effects of the merger of Fortress with affiliates of SoftBank;
•	volatility in the market price of our shares;
•	the inability to pay dividends to our shareholders in the future; and
•	other risks described in the “Risk Factors” section of this prospectus supplement.
These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus supplement. The forward-looking statements made or incorporated by reference in this prospectus supplement relate only to events as of the date of this prospectus supplement or the date of the other documents incorporated by reference herein, as applicable. We do not undertake any obligation to publicly update or review any forward-looking statement except as required by law, whether as a result of new information, future developments or otherwise.
If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from what we may have expressed or implied by these forward-looking statements. We caution that you should not place undue reliance on any of our forward-looking statements. Furthermore, new risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect us.
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NON-GAAP FINANCIAL MEASURES
This prospectus supplement, including the information incorporated by reference herein, contains both financial measures prepared and presented in accordance with GAAP and a non-GAAP financial measure, Adjusted EBITDA, which is a measurement of financial performance that is not prepared and presented in accordance with GAAP. Accordingly, this measure should not be considered as a substitute for data prepared and presented in accordance with GAAP. This non-GAAP financial measure is or has been used by FTAI’s management when evaluating results of operations and as otherwise described below. Non-GAAP financial measures should not be construed as being more important than comparable GAAP measures.
FTAI’s management believes Adjusted EBITDA provides users of the financial statements with additional and useful comparisons of current results of operations with past and future periods. We define Adjusted EBITDA as net income (loss) attributable to shareholders from continuing operations, adjusted (a) to exclude the impact of provision for (benefit from) income taxes, equity-based compensation expense, acquisition and transaction expenses, losses on the modification or extinguishment of debt and capital lease obligations, changes in fair value of non-hedge derivative instruments, asset impairment charges, incentive allocations, depreciation and amortization expense, and interest expense, (b) to include the impact of our pro-rata share of Adjusted EBITDA from unconsolidated entities and (c) to exclude the impact of equity in earnings (losses) of unconsolidated entities and the non-controlling share of Adjusted EBITDA.
Adjusted EBITDA is the primary performance measure that our Chief Operating Decision Maker utilizes to assess operational performance, as well as to make resource and allocation decisions. We evaluate investment performance for each reportable segment primarily based on net income (loss) attributable to shareholders and Adjusted EBITDA. We believe that net income (loss) attributable to shareholders, as defined by GAAP, is the most appropriate earnings measurement with which to reconcile Adjusted EBITDA. Adjusted EBITDA may not be comparable to similarly titled measures of other companies because other entities may not calculate Adjusted EBITDA in the same manner, and should not be considered as an alternative to net income (loss) attributable to shareholders as determined in accordance with GAAP.
Although we use or have used this non-GAAP financial measure to assess the performance of our business and for the other purposes set forth above, the use of this non-GAAP financial measure as an analytical tool has limitations, and you should not consider it in isolation, or as a substitute for analysis of our results of operations as reported in accordance with GAAP. For a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measures, see “Prospectus Supplement Summary—Summary Historical Financial Information”.
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MARKET AND INDUSTRY DATA
We obtained the market, industry and competitive position data used throughout this prospectus and the documents incorporated herein by reference from internal surveys as well as third-party sources, including market research, publicly available information and industry publications as indicated herein. These third-party sources include the Boeing Company’s annual Commercial Market Outlook and the International Air Transport Association. Industry publications, surveys and forecasts, including those referenced herein, generally state that the information presented therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Neither we nor the underwriters have independently verified any of the information or data from third-party sources, nor have we or the underwriters ascertained the underlying economic assumptions relied upon therein. Similarly, internal surveys and market research, while believed to be reliable, have not been independently verified, and neither we nor the underwriters make any representation as to the accuracy of such information.
While we are not aware of any misstatements regarding the market, industry and competitive position data presented herein, such data and management estimates are subject to change and are uncertain due to limits on reliability of primary sources of information and the voluntary nature of the data gathering process. Projections, assumptions, expectations and our estimates regarding any of the topics or matters referred to above involve risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Risk Factors”, “Cautionary Statement Concerning Forward-Looking Statements” and “Forward-Looking Statements” in this prospectus supplement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as updated by annual, quarterly and other reports we file with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither we nor the underwriters can guarantee the accuracy or completeness of such information and data contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. In addition, certain of these publications, studies, surveys, forecasts and reports were published before the global COVID-19 pandemic and therefore do not reflect any impact of the COVID-19 pandemic on any specific market or globally.
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TRADEMARKS, SERVICE MARKS AND COPYRIGHTS
We own or have rights to trademarks, logos, service marks and trade names that we use in connection with the operation of our business. In addition, our names, logos and website names and addresses are our service marks or trademarks. We also own or have rights to copyrights that protect the content of our products. Solely for convenience, the trademarks, service marks, trade names and copyrights included or referred to in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are listed without the TM, SM, © and ® symbols, but such references do not constitute a waiver of any rights that might be associated with the respective trademarks, service marks, trade names and copyrights included or referred to in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein.
S-viii

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement. It may not contain all the information that may be important to you. Accordingly, you should read this entire prospectus supplement, the accompanying prospectus, any free writing prospectus prepared by us or on our behalf we may provide to you in connection with this offering and the documents incorporated and deemed to be incorporated by reference herein and therein carefully, including the financial statements and the related notes, before making a decision to invest in the securities. You should pay special attention to the “Risk Factors” section of this prospectus supplement, the accompanying prospectus and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as updated by annual, quarterly and other reports and documents we file with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus, to determine whether an investment in the shares is appropriate for you. Some information in this prospectus supplement contains forward-looking statements. See “Cautionary Statement Concerning Forward-Looking Statements”.
Our Company
We own and acquire high quality infrastructure and related equipment that is essential for the transportation of goods and people globally. We target assets that, on a combined basis, generate strong cash flows with potential for earnings growth and asset appreciation. We believe that there are a large number of acquisition opportunities in our markets and that our Manager’s expertise and business and financing relationships, together with our access to capital, will allow us to take advantage of these opportunities. We are externally managed by our Manager, an affiliate of Fortress, which has a dedicated team of experienced professionals focused on the acquisition of transportation and infrastructure assets since 2002. As of and for the fiscal year ended December 31, 2020, we had total consolidated assets of $3.4 billion and total equity of $1.1 billion. For the year ended December 31, 2020, we had net income (loss) attributable to shareholders from continuing operations of approximately $(106.4) million and Adjusted EBITDA of approximately $243.3 million.
Our operations consist of two primary strategic business units – Infrastructure and Equipment Leasing. Our Infrastructure Business acquires long-lived assets that provide mission-critical services or functions to transportation networks and typically have high barriers to entry. The Company targets or develops operating businesses with strong margins, stable cash flows and upside from earnings growth and asset appreciation driven by increased use and inflation. Our Equipment Leasing Business acquires assets that are designed to carry cargo or people or provide functionality to transportation infrastructure. Transportation equipment assets are typically long-lived, moveable and leased by us on either operating leases or finance leases to companies that provide transportation services. Our leases generally provide for long-term contractual cash flow with high cash-on-cash yields and include structural protections to mitigate credit risk.
Our reportable segments are comprised of interests in different types of infrastructure and equipment leasing assets. We currently conduct our business through the following three reportable segments: (i) Aviation Leasing, which is within the Equipment Leasing Business, (ii) Jefferson Terminal and (iii) Ports and Terminals, which together comprise our Infrastructure Business.
The Aviation Leasing segment consists of aircraft and aircraft engines held for lease and are typically held long-term. The Jefferson Terminal segment consists of a multi-modal crude and refined products terminal and other related assets. The Ports and Terminals segment consists of the Repauno Delaware Port, acquired in 2016, a 1,630 acre deep-water port located along the Delaware River with an underground storage cavern and multiple industrial development opportunities. Additionally, Ports and Terminals includes an equity method investment, Long Ridge, which is a 1,660 acre multi-modal port located along the Ohio River with rail, dock, and multiple industrial development opportunities, including a power plant under construction.
In December 2019, we completed the sale of substantially all of our railroad business, which was formerly reported as our Railroad segment. Under ASC 205-20, this disposition met the criteria to be reported as discontinued operations and the assets, liabilities and results of operations have been presented as discontinued operations for all periods presented in this prospectus supplement.
Corporate and Other primarily consists of debt, unallocated corporate general and administrative expenses, and management fees. Additionally, Corporate and Other includes (i) offshore energy related assets which consist of vessels and equipment that support offshore oil and gas activities and are typically subject to long-term operating leases, (ii) an investment in an unconsolidated entity engaged in the acquisition and leasing of shipping containers and (iii) railroad assets retained after the December 2019 sale, which consist of equipment that support a railcar cleaning business.
During 2019, we determined that our Offshore Energy and Shipping Containers segments no longer met the requirement as reportable segments. In addition, with the December 2019 sale of substantially all of our railroad business, the Railroad segment no longer met the requirement as a reportable segment. Accordingly, we have presented these operating segments, along with Corporate results, within Corporate and Other effective in 2019. All prior periods presented in this prospectus supplement have been restated for historical comparison across segments.
On December 27, 2017, SoftBank completed its acquisition of Fortress. In connection with such acquisition, Fortress operates within SoftBank as an independent business headquartered in New York.
Pursuant to the terms of the Management Agreement, our Manager provides a management team and other professionals who are responsible for implementing our business strategy and performing certain services for us, subject to oversight by our board of directors. For its services, our Manager is entitled to an annual management fee and is eligible to receive incentive compensation, depending upon our performance. Our Manager will also receive an option to acquire our common shares in connection with this offering. See “The Offering”. For more information about the terms of our Management Agreement and our compensation arrangements with our General Partner, please see Note 16, Management Agreement and Affiliate Transactions, to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as updated by annual, quarterly and other reports we file with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus.
Recent Developments
Potential Acquisitions and Investments
We are actively evaluating potential acquisitions and investments, including acquisitions of assets and operating companies in the transportation and infrastructure sectors (including in aviation, rail, energy, clean energy, intermodal transport, ports and terminals and other transportation sectors), which may be signed or completed in the short-term or long-term or not at all. For example, we are actively negotiating another deal similar to the transactions we closed with Air France in May 2020, totaling 16 aircraft (or 32 engines, all CFMs), as well as another deal comprised of 8 aircraft (or 16 engines, all CFMs). In addition, we are in discussions relating to one or more potential acquisitions in the transportation sector that, if consummated, would be material. We would expect to finance any such acquisition with debt or a combination of debt and equity. There can be no assurance that we will be able to negotiate acceptable terms for any such acquisitions or any other acquisitions or investments, that we will be successful in acquiring any identified targets or assets or predicting the timing of any such acquisition or investment if such transaction proceeds, or that any acquisitions or investments we may make will generate returns meeting our expectations.
Corporate Information
We were formed as Fortress Transportation and Infrastructure Investors Ltd., an exempted company incorporated under the laws of Bermuda, on October 23, 2013. We were domesticated in Delaware as a limited liability company and changed our name to Fortress Transportation and Infrastructure Investors LLC on February 19, 2014. Holdco was formed on May 9, 2011 and commenced operations on June 23, 2011; from that time until the current date its operations have consisted of acquiring, managing and disposing of transportation and transportation-related infrastructure and equipment assets as more fully described herein. Our principal executive offices are located at 1345 Avenue of the Americas c/o Fortress Transportation and Infrastructure Investors LLC, New York, New York 10105. Our telephone number is 212-798-6100. Our web address is www.ftandi.com. We have included our website address in this prospectus supplement solely as an inactive textual reference. The information on or otherwise accessible through our website does not constitute a part of, and is not incorporated by reference into, this prospectus supplement or the accompanying prospectus.

THE OFFERING
The summary below contains basic information about this offering and may not contain all of the information that may be important to you. You should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated and deemed to be incorporated by reference herein and therein before making an investment decision. As used in this section, “we”, “our” and “us” refer only to Fortress Transportation and Infrastructure Investors LLC and not to its consolidated subsidiaries.
Issuer
Fortress Transportation and Infrastructure Investors LLC, a Delaware limited liability company.
Securities Offered
We are offering 4,000,000 (or 4,600,000 if the underwriters exercise in full their option to purchase additional shares) of our 8.25% Fixed-Rate Reset Series C Cumulative Perpetual Redeemable Preferred Shares, with each share having a par value of $0.01 and a liquidation preference of $25.00.
Price Per Series C Preferred Share
$25.00.
Maturity
Perpetual (unless redeemed by us on or after June 15, 2026 or in connection with a Rating Event, Tax Redemption Event or Change of Control). Holders of the shares will have no right to require the redemption of the shares. See “—Optional Redemption on or after June 15, 2026”, “—Optional Redemption Upon a Rating Event”, “—Optional Redemption Upon a Change of Control” and “—Optional Redemption Upon a Tax Redemption Event”.
Distributions
Distributions on the shares will accrue and be cumulative from and including the date of original issue and, when, as and if declared by our board of directors, will be payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing on June 15, 2021 (each, a “Distribution Payment Date”) to holders of record on the applicable record date, which for any Distribution Payment Date shall be the 1st calendar day of the month of such Distribution Payment Date or such other record date fixed by our board of directors as described in “Description of the Series C Preferred Shares—Distributions”.
If any Distribution Payment Date is a day that is not a business day, then declared distributions with respect to that Distribution Payment Date will instead be paid on the immediately succeeding business day, without interest or other payment in respect of such delayed payment.
When, as and if declared by our board of directors, we will pay, out of amounts legally available for such purpose, cumulative cash distributions on the shares based on the stated liquidation preference of $25.00 per share at a rate equal to (i) for each distribution period from and including the date of original issue to, but excluding, June 15, 2026 (the “First Reset Date”), 8.25% per annum, and (ii) for each distribution period beginning on the First Reset Date, during each reset period, the five-year treasury rate as of the most recent Reset Distribution Determination Date (as defined below) plus 7.378% per annum. An initial distribution on the shares will be payable on June 15, 2021 in an amount equal to approximately $0.45833 per share.

A “Reset Date” means the First Reset Date and each date falling on the fifth anniversary of the preceding Reset Date, whether or not a business day. A “Reset Period” means the period from, and including, the First Reset Date to, but excluding, the next following Reset Date and thereafter each period from, and including, each Reset Date to, but excluding, the next following Reset Date. A “Reset Distribution Determination Date” means, in respect of any Reset Period, the day falling three business days prior to the beginning of such Reset Period.
Certain of our existing debt instruments do, and our future debt instruments may, restrict the authorization, payment or setting apart of distributions on the shares.
See “Description of the Series C Preferred Shares—Distributions”.
Optional Redemption on or after June 15, 2026
At any time on or after June 15, 2026, we may redeem, in whole or in part, the shares at a redemption price of $25.00 per share, plus an amount equal to all accumulated and unpaid distributions thereon, if any, to, but excluding, the date of redemption, whether or not declared. We may undertake multiple partial redemptions.
See “Description of the Series C Preferred Shares—Redemption—Optional Redemption on or after June 15, 2026”.
Optional Redemption upon a Rating Event
Prior to June 15, 2026, at any time within 120 days after the conclusion of any review or appeal process instituted by us following the occurrence of a Rating Event, we may, at our option, redeem the shares in whole, but not in part, at a redemption price of $25.50 (102% of the liquidation preference of $25.00) per share, plus an amount equal to all accumulated and unpaid distributions thereon, if any, to, but excluding, the date of redemption, whether or not declared.
See “Description of the Series C Preferred Shares—Redemption—Optional Redemption upon a Rating Event”.
Optional Redemption upon a Change of Control
Prior to June 15, 2026, if a Change of Control occurs, we may, at our option, redeem the shares in whole, but not in part, at a redemption price of $25.25 (101% of the liquidation preference of $25.00) per share, plus an amount equal to all accumulated and unpaid distributions thereon, if any, to, but excluding, the date of redemption, whether or not declared.
See “Description of the Series C Preferred Shares—Redemption—Optional Redemption upon a Change of Control”.
Distribution Rate Step-Up Following a Change of Control
If (i) a Change of Control occurs (whether before, on or after June 15, 2026) and (ii) we do not give notice prior to the 31st day following the Change of Control to redeem all the outstanding shares, the distribution rate per annum on the shares will increase by 5.00%, commencing on the 31st day following such Change of Control.
See “Description of the Series C Preferred Shares—Redemption—Optional Redemption upon a Change of Control”.
Optional Redemption upon a Tax Redemption Event
Prior to June 15, 2026, if a Tax Redemption Event occurs, we may, at our option, redeem the Series C Preferred Shares, in whole but not in part, at a price of $25.25 (101% of the liquidation preference of $25.00) per share, plus an amount equal to all accumulated and unpaid distributions thereon, if any, to, but excluding, the redemption date, whether or not declared.
See “Description of the Series C Preferred Shares—Redemption—Optional Redemption upon a Tax Redemption Event”.
Liquidation Rights
Upon our voluntary or involuntary liquidation, dissolution or winding up, holders of the shares will generally, subject to certain exceptions described under the caption “Description of the Series C Preferred Shares—Liquidation Rights”, have the right to receive the liquidation preference of $25.00 per share, plus an amount equal to all accumulated and unpaid distributions thereon, if any, to, but excluding, the date of such liquidation distribution, whether or not declared, plus the sum of any declared and unpaid distributions for distribution periods prior to the distribution period in which the liquidation distribution is made and any declared and unpaid distributions for the then current distribution period in which the liquidation distribution is made to the date of such liquidation distribution.
See “Description of the Series C Preferred Shares—Liquidation Rights”.
A consolidation or merger of us with or into any other entity or by another entity with or into us or the sale, lease, exchange or other transfer of all or substantially all of our assets will not be deemed to be a liquidation, dissolution or winding up of our affairs.
Voting Rights
Holders of the shares will generally have no voting rights, except that holders of the shares will be entitled to certain voting rights described under the caption “Description of the Series C Preferred Shares—Voting Rights”.
Ranking
The Series C Preferred Shares will rank, with respect to the payment of distributions and rights (including redemption rights) upon our liquidation, dissolution or winding up, (1) senior and prior to our common shares and any class or series of preferred shares that by its terms is designated as ranking junior to the Series C Preferred Shares; (2) pari passu with any class or series of preferred shares that by its terms is designated as ranking equal to the Series C Preferred Shares or does not state it is junior or senior to the Series C Preferred Shares (including our Series A Preferred Shares and our Series B Preferred Shares); (3)

junior to any class or series of preferred shares that is expressly designated as ranking senior to the Series C Preferred Shares; and (4) effectively junior to all of our existing and future indebtedness (including indebtedness convertible into our common shares or preferred shares) and other liabilities and to all liabilities and any preferred equity of our existing subsidiaries and any future subsidiaries. See “Description of the Series C Preferred Shares—Ranking”.
At December 31, 2020, we and our consolidated subsidiaries had approximately $1.9 billion of indebtedness ranking senior to the Series C Preferred Shares (excluding intercompany indebtedness). In addition, we have unconsolidated entities that have indebtedness outstanding from time to time, as described in more detail in Note 7, Investments, to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as updated by annual, quarterly and other reports we file with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus. At December 31, 2020, our unconsolidated entities had approximately $456.4 million of indebtedness ranking senior to the Series C Preferred Shares (excluding intercompany indebtedness), of which a portion relates to our investments therein. At March 15, 2021, our unconsolidated entities had approximately $481.2 million of indebtedness ranking senior to the Series C Preferred Shares (excluding intercompany indebtedness), of which a portion relates to our investments therein.
Sinking Fund
The shares will not be entitled or subject to any sinking fund requirement.
Conversion; Exchange and Preemptive Rights
The shares will not be entitled to any preemptive rights or other rights to purchase or subscribe for our common shares or any other security, and will not be convertible into or exchangeable for our common shares or any other security or property at the option of the holder.
Listing
We intend to apply to list the Series C Preferred Shares on the NYSE under the symbol “FTAI PR C”. If approved, trading of the Series C Preferred Shares on the NYSE is expected to commence within 30 days after the original issue date of the shares. While the underwriters have advised us that they intend to make a market in the Series C Preferred Shares prior to commencement of any trading on the NYSE, they are under no obligation to do so and no assurance can be given that a market for the Series C Preferred Shares will develop prior to commencement of trading or, if developed, will be maintained or be liquid.
Rating
We are not seeking ratings for the shares from any rating agency.
Use of Proceeds
We estimate that the net proceeds to us from this offering, after deducting underwriting discounts and estimated offering expenses payable by us, will be approximately $96.5 million (or $111.0 million if the underwriters exercise in full their option to purchase additional shares). We intend to use the net proceeds from our sale of the shares in this offering for general corporate purposes, including the funding of future acquisitions and investments, including aviation investments. See “Use of Proceeds”.
Manager Options
Upon the successful completion of this offer, we will pay and issue to our Manager or an affiliate of our Manager, pursuant to and in accordance with the terms of the Management Agreement and our Nonqualified Stock Option and Incentive Award Plan, options to purchase our common shares in an amount equal to 10% of the gross capital raised in this offering, divided by the fair market value of a common share as of the date of issuance. The options will have an exercise price equal to the fair market value of a common share as of the date of issuance.
The options will be fully vested as of the date of grant, become exercisable as to 1/30 of the shares to which they are subject on the first day of each of the 30 calendar months following the first month after the date of the grant and expire on the tenth anniversary of the date of grant.
Transfer Agent and Registrar
American Stock Transfer & Trust Company, LLC.
Book-Entry and Form
The Series C Preferred Shares will be issued and maintained only in book-entry form registered in the name of The Depository Trust Company or its nominee, except under limited circumstances.
U.S. Federal Income Tax Considerations
For a discussion of the material U.S. federal income tax considerations of owning and disposing of the shares, please see the section entitled “United States Federal Income Tax Considerations”.
Risk Factors
An investment in the shares involves a high degree of risk. You should carefully consider the information set forth under the heading “Risk Factors” in this prospectus supplement, as well as the other information included in or incorporated by reference in this prospectus supplement, before deciding whether to invest in the shares.
Unless otherwise indicated, the information in this prospectus supplement assumes no exercise of the underwriters’ option to purchase additional shares.

SUMMARY HISTORICAL FINANCIAL INFORMATION
The summary financial data presented below should be read in conjunction with our consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our reports filed with the SEC and incorporated by reference in this prospectus supplement (excluding portions of those reports which are furnished and not filed). See “Where You Can Find More Information”.
The following table sets forth our summary financial and other data for the fiscal years ended December 31, 2020, 2019 and 2018 and as of December 31, 2020 and December 31, 2019. The summary financial and other data for the fiscal years ended December 31, 2020, 2019 and 2018 and as of December 31, 2020 and 2019 has been derived from our audited consolidated financial statements and related notes, which are incorporated by reference in this prospectus supplement.
	Year Ended December 31,
(dollars in thousands)	2020	2019	2018
Statement of Operations Data:
Equipment leasing revenues	$297,934	$349,322	$253,039
Infrastructure revenues	68,562	229,452	89,073
Total revenues	366,496	578,774	342,112
Total expenses	460,642	631,493	367,143
Other income (expense):
Equity in losses of unconsolidated entities	(5,039)	(2,375)	(1,008)
(Loss) gain on sale of assets, net	(308)	203,250	3,911
Loss on extinguishment of debt	(11,667)	—	—
Interest income	162	531	488
Other income	70	3,445	3,983
Total other (expense) income	(16,782)	204,851	7,374
(Loss) income from continuing operations before income taxes	(110,928)	152,132	(17,657)
(Benefit from) provision for income taxes	(5,905)	17,810	2,449
Net (loss) income from continuing operations	(105,023)	134,322	(20,106)
Net income from discontinued operations, net of income taxes	1,331	73,462	4,402
Net (loss) income	(103,692)	$207,784	$(15,704)
Less: Net (loss) income attributable to non-controlling interest in consolidated subsidiaries:
Continuing operations	(16,522)	(17,571)	(21,925)
Discontinued operations	—	247	339
Dividends on preferred shares	17,869	1,838	—
Net (loss) income attributable to shareholders	$(105,039)	$223,270	$5,882
Cash Flow Data:
Net cash provided by operating activities	$63,106	$151,043	$133,697
Net cash used in investing activities	(509,123)	(495,236)	(703,533)
Net cash provided by financing activities	364,918	465,873	597,867
Other Financial Data:
Adjusted EBITDA (non-GAAP)(a)(b)	$243,306	$503,408	$215,872

(dollars in thousands)	As of December 31, 2020	As of December 31, 2019
Balance Sheet Data:
Cash and cash equivalents	$121,703	$226,512
Restricted cash	39,715	16,005
Accounts receivable, net	91,691	49,470
Leasing equipment, net	1,635,259	1,707,059
Operating lease right-of-use assets, net	62,355	37,466
Finance leases, net	6,927	8,315
Property, plant, and equipment, net	964,363	732,109
Other assets	465,964	459,986
Total assets	3,387,977	3,236,922
Debt, net	1,904,762	1,420,928
Other liabilities	383,894	477,137
Total liabilities	2,288,656	1,898,065
Total equity	1,099,321	1,338,857
(a)
Adjusted EBITDA is a measurement of financial performance that is not prepared and presented in accordance with GAAP. While we believe that the presentation of this non-GAAP measure will enhance an investor’s understanding of our operating performance, the use of this non-GAAP measure as an analytical tool has limitations and you should not consider it in isolation, or as a substitute for an analysis of our results of operations as reported in accordance with GAAP. Adjusted EBITDA should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with the measures as defined by other companies.

(b)
We define Adjusted EBITDA as net income (loss) attributable to shareholders from continuing operations, adjusted (a) to exclude the impact of provision for (benefit from) income taxes, equity-based compensation expense, acquisition and transaction expenses, losses on the modification or extinguishment of debt and capital lease obligations, changes in fair value of non-hedge derivative instruments, asset impairment charges, incentive allocations, depreciation and amortization expense, and interest expense, (b) to include the impact of our pro-rata share of Adjusted EBITDA from unconsolidated entities and (c) to exclude the impact of equity in earnings (losses) of unconsolidated entities and the non-controlling share of Adjusted EBITDA. We believe that net income (loss) attributable to shareholders, as defined by GAAP, is the most appropriate earnings measurement with which to reconcile Adjusted EBITDA. Adjusted EBITDA should not be considered as an alternative to net income (loss) attributable to shareholders as determined in accordance with GAAP. The table below reconciles Adjusted EBITDA to net income (loss) attributable to shareholders.

Adjusted EBITDA Reconciliation:	Year Ended December 31,
(dollars in thousands)	2020	2019	2018
Net (loss) income attributable to shareholders from continuing operations	$(106,370)	$150,055	$1,819
Add: (Benefit from) provision for income taxes	(5,905)	17,810	2,449
Add: Equity-based compensation expense	2,325	1,509	717
Add: Acquisition and transaction expenses	9,868	17,623	6,968
Add: Losses on the modification or extinguishment of debt and capital lease obligations	11,667	—	—
Add: Changes in fair value of non-hedge derivative instruments	181	4,555	(5,523)
Add: Asset impairment charges	33,978	4,726	—
Add: Incentive allocations	—	21,231	407
Add: Depreciation and amortization expense(1)	202,746	199,185	160,567
Add: Interest expense	98,206	95,585	56,845
Add: Pro-rata share of Adjusted EBITDA from unconsolidated entities(2)	1,208	(1,387)	359
Less: Equity in losses of unconsolidated entities	5,039	2,375	1,008
Less: Non-controlling share of Adjusted EBITDA(3)	(9,637)	(9,859)	(9,744)
Adjusted EBITDA (non-GAAP)	$243,306	$503,408	$215,872
(1)
Depreciation and amortization expense includes (i) $172,400, $169,023 and $133,908 of depreciation and amortization expense, (ii) $3,747, $7,181 and $8,588 of lease intangible amortization and (iii) $26,599, $22,981 and $18,071 of amortization for lease incentives for the years ended December 31, 2020, 2019 and 2018, respectively.

(2)
Pro-rata share of Adjusted EBITDA from unconsolidated entities includes the following items for the years ended December 31, 2020, 2019 and 2018: (i) net loss of $(5,435), $(2,563) and $(1,196), (ii) interest expense of $1,138, $131 and $477, (iii) depreciation and amortization expense of $5,513, $1,045 and $1,078, (iv) acquisition and transaction expense of $581, $0 and $0 and (v) changes in fair value of non-hedge derivative instruments of $(589), $0 and $0, respectively.

(3)
Non-controlling share of Adjusted EBITDA includes the following items for the years ended December 31, 2020, 2019 and 2018: (i) equity based compensation of $374, $230 and $113, (ii) provision for income taxes of $59, $60 and $57, (iii) interest expense of $2,025, $3,400 and $4,624, (iv) depreciation and amortization expense of $6,149, $4,833 and $6,049 and (v) changes in fair value of non-hedge derivative instruments of $38, $1,336, and $(1,099) and (vi) loss on extinguishment of debt of $992, $0 and $0, respectively.

RISK FACTORS
An investment in the shares involves a high degree of risk. You should carefully consider the following risks described below together with all the other information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus (including any pricing term sheet) we may provide to you in connection with this offering and the documents incorporated and deemed to be incorporated by reference herein and therein. For a further discussion of the risks, uncertainties and assumptions relating to an investment in our business, please see the discussion under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as updated by annual, quarterly and other reports we file with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus. Any of the following risks, as well as other risks and uncertainties, could harm the value of the shares directly or our business and financial results and thus indirectly cause the value of the shares to decline. Such risks are not the only ones that could impact our company or the value of the shares. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, financial condition or results of operations. As a result of any of these risks, known or unknown, you may lose all or part of your investment in the shares. The risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Statement Concerning Forward-Looking Statements” in this prospectus supplement.
Risks Related to Our Series C Preferred Shares
The shares are equity securities and are subordinated to our existing and future indebtedness.
The shares are our equity interests and do not constitute indebtedness. This means that the shares will rank junior to all of our indebtedness and to other non-equity claims on us and our assets available to satisfy claims on us, including claims in our liquidation.
At December 31, 2020, we and our consolidated subsidiaries had approximately $1.9 billion of indebtedness ranking senior to the Series C Preferred Shares (excluding intercompany indebtedness), and we have the ability to incur additional indebtedness under our credit facilities and other existing or future debt arrangements. In addition, we have unconsolidated entities that have indebtedness outstanding from time to time, as described in more detail in Note 7, Investments, to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as updated by annual, quarterly and other reports we file with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus. At December 31, 2020, our unconsolidated entities had approximately $456.4 million of indebtedness ranking senior to the Series C Preferred Shares (excluding intercompany indebtedness), of which a portion relates to our investments therein. At March 15, 2021, our unconsolidated entities had approximately $481.2 million of indebtedness ranking senior to the Series C Preferred Shares (excluding intercompany indebtedness), of which a portion relates to our investments therein. At each of December 31, 2020 and March 15, 2021, such unconsolidated entities also had the ability to incur additional indebtedness under their credit facilities and other existing or future debt arrangements.
Further, the shares will place no restrictions on our business or operations or on our ability to incur indebtedness or engage in any transactions, subject only to the limited voting rights referred to below under “—Holders of the shares will have limited voting rights”.
We conduct substantially all of our operations through our subsidiaries, and substantially all of our operating assets are held directly by our subsidiaries. As a result, our cash flow and our ability to pay distributions on the shares will be dependent upon dividends or other intercompany transfers of funds from these subsidiaries.
The incurrence or issuance of debt, which ranks senior to the shares upon our liquidation, and future issuances of equity or equity-related securities (including additional Series A Preferred Shares, additional Series B Preferred Shares or additional Series C Preferred Shares), which could dilute your interests and may under certain circumstances rank senior to the Series C Preferred Shares, may negatively affect the market price of the shares.
We have incurred and may in the future incur or issue debt or issue equity or equity-related securities to finance our operations, acquisitions or investments. Upon our liquidation, lenders and holders of our debt and holders of preferred shares that rank senior to the shares (if any) would receive a distribution of our available assets before holders of the shares. Any future incurrence or issuance of debt would increase our interest cost and could adversely affect our results of operations and cash flows. Additional issuances of preferred shares, directly or through convertible or exchangeable securities, warrants or options, or the perception of such issuances, may reduce the market price of the shares. In addition, under certain circumstances we can issue preferred shares that rank senior to the Series C Preferred Shares, which could eliminate or otherwise limit our ability to make distributions to holders of the Series C Preferred Shares. See “—The terms of the shares do not limit our ability to incur indebtedness or other liabilities and, under certain circumstances, we may issue equity securities that rank senior to the shares”. We are not required to offer any additional equity securities to holders of the Series C Preferred Shares on a preemptive basis. Therefore, additional issuances of the Series C Preferred Shares, directly or through convertible or exchangeable securities (including limited partnership interests in our operating partnership), warrants or options, will dilute the interests of the holders of the Series C Preferred Shares and such issuances, or the perception of such issuances, may reduce the market price of the Series C Preferred Shares. Because our decision to incur or issue debt or issue equity or equity-related securities in the future will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing, nature or success of our future capital raising efforts. Thus, holders of the shares will bear the risk that our future incurrence or issuance of debt or issuance of equity or equity-related securities will adversely affect the market price of the shares.
The terms of our existing and future indebtedness may restrict our ability to make distributions on the shares or to redeem the shares.
Distributions on the shares will only be paid if the distribution is not restricted or prohibited by law or the terms of any of our senior equity securities or indebtedness. Certain of our existing debt instruments do, and our future debt instruments may, restrict our ability to make distributions on the shares and to redeem the shares. The shares place no restrictions on our ability to incur indebtedness with such restrictive covenants.
We have issued Series A Preferred Shares and Series B Preferred Shares, and we may issue additional Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares and/or additional series and classes of preferred shares that rank equally with the Series C Preferred Shares as to dividend rights, rights upon liquidation or voting rights.
We currently have 4,180,000 Series A Preferred Shares outstanding and 4,940,000 Series B Preferred Shares outstanding, and each such series will rank equally with the Series C Preferred Shares as to dividend rights and rights upon our liquidation, dissolution or winding up of our affairs.
Subject to limited exceptions as set forth in “Description of the Series C Preferred Shares—Voting Rights”, we are allowed to issue additional Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares and/or additional series and classes of preferred shares that would rank equally with the Series C Preferred Shares as to dividend rights and rights upon our liquidation, dissolution or winding up of our affairs without any vote of the holders of the shares. The issuance of additional Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares and additional series and classes of Parity Securities could have the effect of reducing the amounts available to the holders of the shares issued in this offering upon our liquidation or dissolution or the winding up of our affairs. It also may reduce dividend payments on the shares issued in this offering if we do not have sufficient funds to pay dividends on all shares outstanding and other classes of our capital stock with equal priority with respect to dividends, including our Series A Preferred Shares and our Series B Preferred Shares.
In addition, although holders of the shares are entitled to limited voting rights, as described under the caption “Description of the Series C Preferred Shares—Voting Rights”, with respect to such matters, the shares will vote together as a single class along with all other series and classes of our Parity Securities (including our Series A Preferred Shares and our Series B Preferred Shares) that we have issued or may issue upon which like voting rights have been conferred and are exercisable (“Other Voting Preferred Shares”). As a result, the voting rights of holders of the shares may be significantly diluted, and the holders of such other series and classes of preferred shares that we have issued or may issue may be able to control or significantly influence the outcome of any vote.
Future issuances and sales of Parity Securities, or the perception that such issuances and sales could occur, may cause prevailing market prices for the shares to decline, and may adversely affect our ability to raise additional capital in the financial markets at times and prices favorable to us.
The terms of the shares do not limit our ability to incur indebtedness or other liabilities and, under certain circumstances, we may issue equity securities that rank senior to the shares.
The terms of the shares will not limit our ability to incur indebtedness or other liabilities. As a result, we and our subsidiaries may incur indebtedness or other liabilities that will rank senior to the shares. See “—The shares are equity securities and are subordinated to our existing and future indebtedness”. In addition, although we do not currently have any outstanding equity securities that rank senior to the shares, we may issue additional equity securities that, with the approval of the holders of the shares and all Other Voting Preferred Shares, acting as a single class, as described under “Description of the Series C Preferred Shares—Voting Rights”, rank senior to the shares. The incurrence of indebtedness or other liabilities that will rank senior to the shares and the issuance of securities ranking senior to the shares may reduce the amount available for distributions and the amount recoverable by holders of the shares in the event of our liquidation, dissolution or winding-up.
Market interest rates may adversely affect the value of the shares, and the distribution payable on the shares will vary on and after June 15, 2026 based on market interest rates.
One of the factors that will influence the price of the shares will be the distribution yield on the shares (as a percentage of the price of the shares) relative to market interest rates. An increase in market interest rates, which are currently at low levels relative to historical rates, may lead prospective purchasers of the shares to expect a higher distribution yield, and higher interest rates would likely increase our borrowing costs and potentially decrease funds available for distribution to our shareholders, including the holders of the shares. Accordingly, higher market interest rates could cause the market price of the shares to decrease.
The distribution rate will reset on the First Reset Date and each subsequent Reset Date and any distributions declared may be less than the initial fixed rate of 8.25% per annum in effect until the First Reset Date.
The distribution rate on the shares for each reset period will equal the five-year treasury rate as of the most recent Reset Distribution Determination Date plus 7.378% per annum. Therefore, the distribution rate and any distributions declared after the First Reset Date could be more or less than the fixed rate for the initial five-year period. We have no control over the factors that may affect five-year treasury rates, including geopolitical conditions and economic, financial, political, regulatory, judicial or other events that may impact five-year treasury rates.
The historical five-year treasury rates are not an indication of future five-year treasury rates.
In the past, U.S. Treasury rates have experienced significant fluctuations. You should note that historical levels, fluctuations and trends of U.S. Treasury rates are not necessarily indicative of future levels. Any historical upward or downward trend in U.S. Treasury rates is not an indication that U.S. Treasury rates are more or less likely to increase or decrease at any time during any reset period, and you should not take the historical U.S. Treasury rates as an indication of future rates.
The market price and trading volume of the shares may be volatile, which could result in rapid and substantial losses for holders of the shares.
The market price of the shares may be highly volatile and could be subject to wide fluctuations. In addition, the trading volume in the shares may fluctuate and cause significant price variations to occur. The offering price of our shares will be determined by negotiation among us, our Manager and its affiliates and the underwriters based on a number of factors and may not be indicative of prices that will prevail in the open market following completion of this offering. If the market price of the shares declines significantly, you may be unable to resell your shares at or above your purchase price, if at all. The market price of the shares may fluctuate or decline significantly in the future. Some of the factors that could negatively affect the share price or result in fluctuations in the price or trading volume of the shares include:
•	additional issuances of preferred shares, including other series or classes of preferred shares;
•
whether we declare or fail to declare distributions on the shares or other series or classes of preferred shares from time to time and our ability to make distributions under the terms of our indebtedness;

•	our creditworthiness, results of operations and financial condition;
•	a shift in our investor base;
•	our quarterly or annual earnings, or those of other comparable companies;
•	actual or anticipated fluctuations in our operating results;
•	changes in accounting standards, policies, guidance, interpretations or principles;
•	announcements by us or our competitors of significant investments, acquisitions or dispositions;
•	the failure of securities analysts to cover the shares;

•	changes in earnings estimates by securities analysts or our ability to meet those estimates;
•	the operating and share price performance of other comparable companies;
•	the prevailing interest rates or rates of return being paid by other comparable companies and the market for securities similar to our preferred shares;
•	overall market fluctuations;
•	general economic conditions; and
•	developments in the markets and market sectors in which we participate.
Stock markets in the United States have experienced extreme price and volume fluctuations. Market fluctuations, as well as general political and economic conditions such as acts of terrorism, prolonged economic uncertainty, a recession or interest rate or currency rate fluctuations, could adversely affect the market price of the shares. In general, as market interest rates rise, securities with fixed interest rates or fixed distribution rates, such as will be the case initially with the shares, decline in value. Consequently, if you purchase the shares and market interest rates increase, the market price of such shares may decline. We cannot predict the future level of market interest rates.
Our ability to pay quarterly distributions on the shares will be subject to, among other things, general business conditions, our financial results and position and our liquidity needs. Any reduction or discontinuation of quarterly distributions could cause the market price of the shares to decline significantly. Accordingly, the shares may trade at a discount to their purchase price.
The Series C Preferred Shares have not been rated.
We have not sought to obtain a rating for the Series C Preferred Shares and the Series C Preferred Shares may never be rated. It is possible, however, that one or more rating agencies might independently determine to issue such ratings or that such ratings, if issued, would materially and adversely affect the market price of such securities. In addition, we may elect in the future to obtain a rating for the Series C Preferred Shares, which could materially and adversely affect the market price of such securities. Ratings only reflect the views of the rating agency or agencies issuing the ratings and such ratings could be revised downward, placed on a watch list or negative outlook or withdrawn entirely at the discretion of the issuing rating agency if in its judgment circumstances so warrant. Any such downward revision, placing on a watch list or withdrawal of a rating could have a material adverse effect on the market price of the shares. In addition, ratings do not reflect market prices or suitability of a security for a particular investor and any future rating of the Series C Preferred Shares may not reflect all risks related to us and our business, or the structure or market price of the shares.
An active trading market may not develop for the shares, which could adversely affect the price of the shares in the secondary market and your ability to resell the shares.
Because the shares do not have a stated maturity date, investors seeking liquidity will need to rely on the secondary market. The shares are a new issue of securities and there is no established trading market for the shares. We intend to apply for listing of the shares on the NYSE under the symbol “FTAI PR C”. However, there is no guarantee that we will be able to list the shares and we are not required to maintain the listing of the shares. If the application is approved, we expect trading in the shares on the NYSE to begin within 30 days after the shares are first issued; however, we cannot make any assurance:
•	as to the development of an active trading market;
•	as to the liquidity of any trading market that may develop;
•	as to the ability of holders to sell their shares;
•	that the shares will continue to be listed on the NYSE or any other exchange; or
•	as to the price at which the holders would be able to sell their shares.
If a trading market were to develop, the future trading prices of the shares will depend on many factors, including those discussed under “—The market price and trading volume of the shares may be volatile, which could result in rapid and substantial losses for holders of the shares”.
If a trading market does develop, there is no assurance that it will continue. If an active public trading market for the shares does not develop or does not continue, the market price and liquidity of the shares is likely to be adversely affected and shares traded after their purchase may trade at a discount from their purchase price.

Holders of the shares will have limited voting rights.
Holders of the Series C Preferred Shares will generally have no voting rights, meaning that they generally do not have the voting rights given to holders of our common shares, except that holders of the Series C Preferred Shares will be entitled to certain limited voting rights described in “Description of the Series C Preferred Shares—Voting Rights”.
Redemption of the shares may adversely affect your return on the shares.
At any time or from time to time on or after June 15, 2026, we may, at our option, redeem the shares, in whole or in part, at a redemption price of $25.00 per share, plus an amount equal to all accumulated and unpaid distributions thereon, if any, to, but excluding, the date of redemption, whether or not declared. In addition, prior to June 15, 2026, we may, at our option, redeem the shares, in whole but not in part, after the occurrence of (i) a Rating Event (as defined herein), at a price of $25.50 per share, (ii) a Change of Control (as defined herein), at a price of $25.25 per share and (iii) a Tax Redemption Event (as defined herein), at a price of $25.25 per share, in each case plus an amount equal to all accumulated and unpaid distributions thereon, if any, to, but excluding, the date of redemption, whether or not declared. See “Description of the Series C Preferred Shares—Redemption”. If we redeem the shares, in whole or in part, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the distribution rate of the shares.
We are not required to redeem the shares, and we only expect to do so if it is in our best interest as determined by our board of directors in its sole discretion.
The shares are a perpetual equity security. This means that they have no maturity or mandatory redemption date and are not redeemable at the option of investors. The shares may be redeemed by us at our option on or after June 15, 2026, either in whole or in part. In addition, prior to June 15, 2026, after the occurrence of a Change of Control, a Rating Event or a Tax Redemption Event, we may, but are not required to, redeem the shares in whole but not in part. Any decision we may make at any time to redeem the shares will be determined by our board of directors in its sole discretion and depend upon, among other things, an evaluation of our capital position, the composition of our shareholders’ equity, our outstanding senior debt and general market conditions at that time.
We are not required to redeem the shares upon a Change of Control, and we may not be able to redeem the shares even if we should decide to. If we do not redeem the shares upon a Change of Control, we may not be able to pay the increased distribution rate and, even if we are, the increase in the distribution rate may not sufficiently compensate holders for the impact of the Change of Control.
We are not required to redeem the shares upon a Change of Control. Even if we should decide to redeem the shares in connection with a Change of Control, we may not have sufficient financial resources available to effect the redemption. If we do not redeem the shares upon a Change of Control, we may not have sufficient financial resources available to pay the increased distribution rate described under “Description of the Series C Preferred Shares—Redemption—Optional Redemption upon a Change of Control”. In addition, even if we are able to pay the increased distribution rate, increasing the per annum distribution rate by 5.00% may not be sufficient to compensate holders for the impact of the Change of Control on the market price of the shares.
Our determination of how much leverage to use to finance our acquisitions may adversely affect our return on our assets and may reduce funds available for distribution.
We utilize leverage to finance many of our asset acquisitions, which entitles certain lenders to cash flows prior to retaining a return on our assets. While our Manager targets using only what we believe to be reasonable leverage, our strategy does not limit the amount of leverage we may incur with respect to any specific asset. The return we are able to earn on our assets and funds available for distribution to our shareholders may be significantly reduced due to changes in market conditions, which may cause the cost of our financing to increase relative to the income that can be derived from our assets.
Anti-takeover provisions in our operating agreement and Delaware law could delay or prevent a change in control.
Provisions in our operating agreement may make it more difficult and expensive for a third party to acquire control of us even if a change of control would be beneficial to the interests of holders of the Series C Preferred Shares. For example, our operating agreement provides for a staggered board, requires advance notice for proposals by shareholders and nominations, places limitations on convening shareholder meetings, and authorizes the issuance of preferred shares that could be issued by our board of directors to thwart a takeover attempt. In addition, certain provisions of Delaware law may delay or prevent a transaction that could cause a change in our control. The market price of the shares could be adversely affected to the extent that provisions of our operating agreement discourage potential takeover attempts that holders of the Series C Preferred Shares may favor.
There are certain provisions in our operating agreement regarding exculpation and indemnification of our officers and directors that differ from the Delaware General Corporation Law (the “DGCL”) in a manner that may be less protective of the interests of holders of Series C Preferred Shares.
Our operating agreement provides that to the fullest extent permitted by applicable law our directors or officers will not be liable to us. Under the DGCL, a director or officer would be liable to us for (i) breach of duty of loyalty to us or our shareholders, (ii) intentional misconduct or knowing violations of the law that are not done in good faith, (iii) improper redemption of shares or declaration of dividend, or (iv) a transaction from which the director derived an improper personal benefit. In addition, our operating agreement provides that we indemnify our directors and officers for acts or omissions to the fullest extent provided by law. Under the DGCL, a corporation can only indemnify directors and officers for acts or omissions if the director or officer acted in good faith, in a manner he reasonably believed to be in the best interests of the corporation, and, in criminal action, if the officer or director had no reasonable cause to believe his conduct was unlawful. Accordingly, our operating agreement may be less protective of the interests of holders of Series C Preferred Shares, when compared to the DGCL, insofar as it relates to the exculpation and indemnification of our officers and directors.
If securities or industry analysts do not publish research or reports about our business, or if they downgrade their recommendations regarding our securities, the price and trading volume of the shares could decline.
The trading market for the shares will be influenced by the research and reports that industry or securities analysts publish about us or our business. If any of the analysts who cover us downgrades our securities or publishes inaccurate or unfavorable research about our business, the price of the shares may decline. If analysts cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the price or trading volume of the shares to decline and the shares to be less liquid.
Risks Related to Taxation
Certain tax consequences of the ownership of the shares, including treatment of distributions as guaranteed payments for the use of capital, are uncertain.
The tax treatment of distributions on the shares is uncertain. We intend to treat the holders of the shares as partners for tax purposes and we intend to treat distributions on the shares as guaranteed payments for the use of capital that will generally be taxable to the holders of the shares as ordinary income. Although a holder of the shares will recognize taxable income from the accrual of such a guaranteed payment (even in the absence of a contemporaneous cash distribution), we anticipate accruing and making the guaranteed payment distributions quarterly. Except in the case of any loss recognized in connection with our liquidation, the holders of the shares are generally not anticipated to share in our items of income, gain, loss or deduction, nor are they anticipated to be allocated any share of our nonrecourse liabilities. If the shares were treated as indebtedness for tax purposes, rather than as guaranteed payments for the use of capital, distributions likely would be treated as payments of interest by us to the holders of the shares.
Tax-exempt holders and Non-U.S. Holders of the shares may face certain adverse U.S. tax consequences from owning the shares.
Investment in the shares by tax-exempt investors and Non-U.S. Holders (defined below in “United States Federal Income Tax Considerations”) raises issues unique to them. The treatment of guaranteed payments for the use of capital to tax exempt investors is not certain and such payments may be treated as unrelated business taxable income for federal income tax purposes. Distributions to Non-U.S. Holders of the shares may be subject to U.S. federal income, withholding and branch profits taxes. If the amount of withholding exceeds the amount of U.S. federal income tax actually due, Non-U.S. Holders of the shares may be required to file U.S. federal income tax returns in order to seek a refund of such excess. If you are a tax-exempt entity or a Non-U.S. Holder, you should consult your tax advisor with respect to the consequences of owning the shares.

Under the TCJA, holders of the shares that are Non-U.S. Holders could be subject to U.S. federal income tax, including a 10% withholding tax, on the disposition of the shares.
On December 22, 2017, legislation referred to as the “Tax Cuts and Jobs Act” (the “TCJA”) was signed into law. Under the TCJA, holders of the shares that are Non-U.S. Holders could be subject to U.S. federal income tax, including a 10% withholding tax, on the disposition of the shares. If the Internal Revenue Service (the “IRS”) were to determine that we, Holdco, or any other entity in which we invest that is subject to tax on a flow-through basis, is engaged in a U.S. trade or business for U.S. federal income tax purposes, any gain recognized by a foreign transferor on the sale, exchange or other disposition of the shares would generally be treated as “effectively connected” with such trade or business to the extent it does not exceed the effectively connected gain that would be allocable to the transferor if we sold all of our assets at their fair market value as of the date of the transferor’s disposition. Under the TCJA, any such gain that is treated as effectively connected will generally be subject to U.S. federal income tax. In addition, the transferee of the shares or the applicable withholding agent would be required to deduct and withhold a tax equal to 10% of the gross proceeds received by the transferor on the disposition, unless the transferor provides an IRS Form W-9 or an affidavit stating the transferor’s taxpayer identification number and that the transferor is not a foreign person, or establishes that another exemption applies. If the transferee or the applicable withholding agent fails to properly withhold such tax, we would be required to deduct and withhold from distributions to the transferee a tax in an amount equal to the amount the transferee or the applicable withholding agent failed to withhold, plus interest. Although we do not believe that we are currently engaged in a U.S. trade or business (directly or indirectly through pass-through subsidiaries), we are not required to manage our operations in a manner that is intended to avoid the conduct of a U.S. trade or business. The withholding requirements with respect to the disposition of an interest in a publicly traded partnership apply to dispositions made on or after January 1, 2022. Future additional guidance on the implementation of these requirements will be applicable on a prospective basis. Non-U.S. Holders should consult their tax advisors with regard to the U.S. federal income and other tax consequences to them of acquiring, holding and disposing of Series C Preferred Shares.
Holders of the shares that are not U.S. persons may be required to file U.S. tax returns and may be required to pay U.S. tax solely on account of owning the shares.
In light of our intended investment activities, we may be, or may become, engaged in a U.S. trade or business for U.S. federal income tax purposes (directly or indirectly through pass-through subsidiaries), in which case some portion of our income would be treated as effectively connected income with respect to non-U.S. persons. If we engaged in a U.S. trade or business, non-U.S. persons, by virtue of receiving guaranteed payments, may be required to file U.S. federal income tax returns and may be subject to U.S. federal withholding tax on their guaranteed payments at the highest marginal U.S. federal income tax rates applicable to ordinary income. Non-U.S. persons that are corporations may also be subject to a branch profits tax on their allocable share of any effectively connected earnings and profits.
Non-U.S. persons that hold (or are deemed to hold) more than 5% of the shares (or held, or were deemed to hold, more than 5% of the shares) may be subject to U.S. federal income tax upon the disposition of the shares.
If a non-U.S. person held more than 5% of the shares at any time during the 5-year period preceding such non-U.S. person’s disposition of the shares, and we were considered a USRPHC (determined as if we were a U.S. corporation) at any time during such 5-year period because of our current or previous ownership of U.S. real property interests above a certain threshold, such non-U.S. person may be subject to U.S. tax on such disposition of the shares (and may have a U.S. tax return filing obligation).
If we are treated as a corporation for U.S. federal income tax purposes, the value of the shares could be adversely affected.
We have not requested, and do not plan to request, a ruling from the IRS on our treatment as a partnership for U.S. federal income tax purposes, or on any other matter affecting us. We expect to receive an opinion from our counsel that, under then current law and assuming full compliance with the terms of our operating agreement (and other relevant documents) and based upon factual statements and representations made by us, we will be treated as a partnership, and not as an association or a publicly traded partnership taxable as a corporation, for U.S. federal income tax purposes. However, opinions of counsel are not binding upon the IRS or any court, and the IRS may challenge this conclusion and a court may sustain such a challenge. The factual representations made by us upon which our outside counsel relied relate to our organization, operation, assets, activities, income, and present and future conduct of our operations. In general, if an entity that would otherwise be classified as a partnership for U.S. federal income tax purposes is a “publicly traded partnership” (as defined in the U.S. Internal Revenue Code of 1986, as amended (the “Code”)) it will nonetheless be treated as a corporation for U.S. federal income tax purposes unless the following exception, upon which we intend to rely, applies. A publicly traded partnership will, however, be treated as a partnership, and not as a corporation, for U.S. federal income tax purposes, so long as 90% or more of its gross income for each taxable year constitutes “qualifying income” within the meaning of the Code and it is not required to register as an investment company under the Investment Company Act of 1940. We refer to this exception as the “Qualifying Income Exception”.
Qualifying income generally includes dividends, interest, capital gains from the sale or other disposition of stocks and securities and certain other forms of investment income. We believe that our return from investments will include interest, dividends, capital gains and other types of qualifying income, but no assurance can be given as to the types of income that will be earned in any given year.
If we fail to satisfy the Qualifying Income Exception, we would be required to pay U.S. federal income tax at regular corporate rates on our income. Although the TCJA reduced regular corporate rates from 35% to 21%, our failure to qualify as a partnership for U.S. federal income tax purposes could nevertheless adversely affect our business, operating results and financial condition. In addition, we would likely be liable for state and local income and/or franchise taxes on our income. Finally, distributions of cash to shareholders would constitute dividend income taxable to such shareholders (and/or U.S. federal withholding tax in the case of distributions to non-U.S. persons) to the extent of our earnings and profits and would not be deductible by us. Taxation of us as a publicly traded partnership taxable as a corporation could result in a material adverse effect on our cash flow and adversely affect the value of the shares.

USE OF PROCEEDS
We estimate that the net proceeds to us from this offering, after deducting underwriting discounts and estimated offering expenses payable by us, will be approximately $96.5 million (or $111.0 million if the underwriters exercise in full their option to purchase additional shares). We intend to use the net proceeds from our sale of the shares in this offering for general corporate purposes, including the funding of future acquisitions and investments, including aviation investments.
We estimate that the total underwriting discounts and expenses of this offering payable by us will be approximately $3.5 million (or $4.0 million if the underwriters exercise in full their option to purchase additional shares).

DESCRIPTION OF THE SERIES C PREFERRED SHARES
The following description supplements the description of the general terms and provisions of our serial preferred shares set forth under “Description of Shares—Preferred Shares” beginning on page 11 of the accompanying prospectus. In connection with the closing of this offering, we will enter into an amended and restated limited liability company agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Operating Agreement”) that we will file with the Securities and Exchange Commission (the “Commission”). The following description of the Series C Preferred Shares and provisions of the Operating Agreement do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Operating Agreement.
For purposes of this summary, (i) the term “Company” refers only to Fortress Transportation and Infrastructure Investors LLC, a Delaware limited lability company, and not to any of its subsidiaries and (ii) the terms “our”, “us”, and “we” refer to the Company and its consolidated subsidiaries, unless the context requires otherwise.
General
The Operating Agreement authorizes the Company to issue up to 200,000,000 preferred shares in one or more series, and the Company’s board of directors is authorized to fix the number of shares of each series and determine the rights, designations, preferences, powers and duties of any such series. The Company has 9,120,000 preferred shares outstanding as of the date of this prospectus supplement, 4,180,000 of which are designated as our 8.25% Fixed-to-Floating Rate Series A Cumulative Perpetual Redeemable Preferred Shares (our “Series A Preferred Shares”) and 4,940,000 of which are designated as our 8.00% Fixed-to-Floating Rate Series B Cumulative Perpetual Redeemable Preferred Shares (our “Series B Preferred Shares”); all such outstanding preferred shares constitute Parity Securities, as further described in this “Description of the Series C Preferred Shares”.
In connection with this offering, the “8.25% Fixed-Rate Reset Series C Cumulative Perpetual Redeemable Preferred Shares” will be designated as one series of our authorized preferred shares, consisting of 4,000,000 Series C Preferred Shares plus up to an additional 600,000 Series C Preferred Shares which may be issued upon the underwriters’ exercise of their option to purchase additional shares, all of which are being initially offered hereby. When issued and paid for in the manner described in this prospectus supplement and the accompanying prospectus, the Series C Preferred Shares offered hereby will be fully paid and nonassessable. We may from time to time, without notice to or the consent of holders of the Series C Preferred Shares, issue additional Series C Preferred Shares, provided that if the additional shares are not fungible for U.S. federal income tax purposes with the initial shares of such series, the additional shares shall be issued under a separate CUSIP number. The additional shares would form a single series together with the Series C Preferred Shares offered hereby.
The Series C Preferred Shares will represent perpetual equity interests in us and, unlike our indebtedness, will not give rise to a claim for payment of a principal amount at a particular date. As such, the Series C Preferred Shares will rank junior to all of our current and future indebtedness and other liabilities with respect to assets available to satisfy claims against us. The Series C Preferred Shares will have a fixed liquidation preference of $25.00 per Series C Preferred Share, plus an amount equal to accumulated and unpaid distributions thereon, if any, to, but excluding, the date of payment, whether or not declared; provided that the rights of the holders of Series C Preferred Shares to receive the liquidation preference will be subject to the proportional rights of holders of Parity Securities and to the other matters described under “Liquidation Rights”.
All of the Series C Preferred Shares offered hereby will be represented by a single certificate issued to The Depository Trust Company (and its successors or assigns or any other securities depositary selected by us) (the “Securities Depositary”) and registered in the name of its nominee. So long as a Securities Depositary has been appointed and is serving, no person acquiring Series C Preferred Shares will be entitled to receive a certificate representing such Series C Preferred Shares unless applicable law otherwise requires or the Securities Depositary resigns or is no longer eligible to act as such and a successor is not appointed. See “—Book-Entry System”.
By purchasing the Series C Preferred Shares, you will be admitted as a member of our limited liability company and will be deemed to have agreed to be bound by the terms of the Operating Agreement. Pursuant to the Operating Agreement, each holder of Series C Preferred Shares grants to certain of our officers (and, if appointed, a liquidator) a power of attorney to, among other things, execute and file documents required for our qualification, continuance or dissolution. The power of attorney also grants certain of our officers the authority to make certain amendments to, and to make consents and waivers under and in accordance with, the Operating Agreement.

We intend to apply to list the shares on the New York Stock Exchange (the “NYSE”) under the symbol “FTAI PR C”. If the application is approved, we expect trading of the shares on the NYSE to begin within 30 days after the shares are first issued.
Ranking
With respect to the payment of distributions and rights (including redemption rights) upon our liquidation, dissolution or winding up, the Series C Preferred Shares will rank (i) senior and prior to our common shares and any class or series of preferred shares that by its terms is designated as ranking junior to the Series C Preferred Shares, (ii) pari passu with any class or series of preferred shares that by its terms is designated as ranking equal to the Series C Preferred Shares or does not state it is junior or senior to the Series C Preferred Shares (including our Series A Preferred Shares and our Series B Preferred Shares), (iii) junior to any class or series of preferred shares that is expressly designated as ranking senior to the Series C Preferred Shares (subject to receipt of any requisite consents prior to issuance) and (iv) effectively junior to all of our existing and future indebtedness (including indebtedness convertible into our common shares or preferred shares) and other liabilities and to all liabilities and any preferred equity of our existing subsidiaries and any future subsidiaries.
The Series C Preferred Shares will not be convertible into, or exchangeable for, shares of any other class or series of our Capital Stock (as defined herein) or other securities and will not be subject to any sinking fund or other obligation to redeem or repurchase the Series C Preferred Shares. The Series C Preferred Shares are not secured, are not guaranteed by us or any of our affiliates and are not subject to any other arrangement that legally or economically enhances the ranking of the Series C Preferred Shares.
Distributions
Holders of the Series C Preferred Shares will be entitled to receive, only when, as, and if declared by our board of directors, out of funds legally available for such purpose, cumulative cash distributions based on the stated liquidation preference of $25.00 per Series C Preferred Share at a rate equal to (i) for each Distribution Period (as defined below) from, and including, the original issue date of the Series C Preferred Shares to, but excluding June 15, 2026 (the “First Reset Date”), 8.25% per annum, and (ii) for each Distribution Period beginning on the First Reset Date, during each Reset Period (as defined below), the five-year treasury rate (as defined below) as of the most recent Reset Distribution Determination Date (as defined below) plus 7.378% per annum. A “Distribution Period” means the period from, and including, each Distribution Payment Date (as defined below) to, but excluding, the next succeeding Distribution Payment Date, except for the initial Distribution Period, which will be the period from, and including, the issue date of the Series C Preferred Shares offered hereby to, but excluding, the next succeeding Distribution Payment Date.
When, as, and if declared by our board of directors, we will pay cash distributions on the Series C Preferred Shares quarterly, in arrears, on March 15, June 15, September 15 and December 15 of each year (each such date, a “Distribution Payment Date”), beginning on June 15, 2021. An initial distribution on the Series C Preferred Shares will be payable on June 15, 2021 in an amount equal to approximately $0.45833 per share. We will pay cash distributions to the holders of record of Series C Preferred Shares as they appear on our share register on the applicable record date, which for any Distribution Payment Date shall be the 1st calendar day of the month of such Distribution Payment Date or such other record date fixed by our board of directors as the record date for such Distribution Payment Date that is not more than 60 nor less than 10 days prior to such Distribution Payment Date.
So long as the Series C Preferred Shares are held of record by the nominee of the Securities Depositary, declared distributions will be paid to the Securities Depositary in same-day funds on each Distribution Payment Date. The Securities Depositary will credit accounts of its participants in accordance with the Securities Depositary’s normal procedures. The participants will be responsible for holding or disbursing such payments to beneficial owners of the Series C Preferred Shares in accordance with the instructions of such beneficial owners.
If any Distribution Payment Date is a day that is not a business day (as defined below), then declared distributions with respect to that Distribution Payment Date will instead be paid on the immediately succeeding business day, without interest or other payment in respect of such delayed payment. A “business day” means any weekday in New York, New York that is not a day on which banking institutions in that city are authorized or required by law, regulation, or executive order to be closed.
A “Reset Date” means the First Reset Date and each date falling on the fifth anniversary of the preceding Reset Date, whether or not a business day. A “Reset Period” means the period from, and including, the First Reset Date to, but excluding, the next following Reset Date and thereafter each period from, and including, each Reset Date to, but excluding, the next following Reset Date. A “Reset Distribution Determination Date” means, in respect of any Reset Period, the day falling three business days prior to the beginning of such Reset Period.
For any Reset Period commencing on or after the First Reset Date, the five-year treasury rate will be:
•
The average of the yields to maturity on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, for the five business days appearing under the caption “Treasury Constant Maturities” in the most recently published statistical release designated H.15 Daily Update or any successor publication which is published by the Federal Reserve Board, as determined by the calculation agent in its sole discretion.

•
If no calculation is provided as described above, then the calculation agent, after consulting such sources as it deems comparable to any of the foregoing calculations, or any such source as it deems reasonable from which to estimate the five-year treasury rate, shall determine the five-year treasury rate in its sole discretion, provided that if the calculation agent determines there is an industry-accepted successor five-year treasury rate, then the calculation agent shall use such successor rate. If the calculation agent has determined a substitute or successor rate in accordance with the foregoing, the calculation agent, in its sole discretion, may determine the business day convention, the definition of business day and the Reset Distribution Determination date to be used and any other relevant methodology for calculating such substitute or successor rate, including any adjustment factor needed to make such substitute or successor rate comparable to the five-year treasury rate, in a manner that is consistent with industry-accepted practices for such substitute or successor rate.

The five-year treasury rate will be determined by the calculation agent on the third business day immediately preceding the applicable Reset Date. If the five-year treasury rate for any Distribution Period cannot be determined pursuant to the methods described in the two bullet points above, the distribution rate for such Distribution Period will be the same as the distribution rate determined for the immediately preceding Distribution Period.
We will calculate distributions on the Series C Preferred Shares on the basis of a 360-day year consisting of twelve 30-day months. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward. Distributions on the Series C Preferred Shares will cease to accrue on the redemption date, as described below under “Redemption”, unless we default in the payment of the redemption price of the Series C Preferred Shares called for redemption.
Distributions on the Series C Preferred Shares will not be mandatory. However, distributions on the Series C Preferred Shares will accrue from the original issue date, or the most recent Distribution Payment Date on which all accrued distributions have been paid, as applicable, whether or not we have earnings, whether or not there are funds legally available for the payment of those distributions and whether or not those distributions are declared. No interest, or sum in lieu of interest, will be payable in respect of any distribution payment or payments on the Series C Preferred Shares which may be in arrears, and holders of the Series C Preferred Shares will not be entitled to any distribution, whether payable in cash, property, or shares, in excess of full cumulative distributions described above.
If in the future we issue additional shares of the Series C Preferred Shares, distributions on those additional shares will accrue from the most recent Distribution Payment Date at the then-applicable distribution rate.
Priority Regarding Distributions
While any Series C Preferred Shares remain outstanding, unless the full cumulative distributions for all past Distribution Periods on all outstanding Series C Preferred Shares have been or contemporaneously are declared and paid in full or declared and a sum sufficient for the payment of those distributions has been set aside:
(1)	no distribution will be declared and paid or set aside for payment on any Junior Securities (as defined below) (other than a distribution payable solely in shares of Junior Securities);
(2)
no shares of Junior Securities will be repurchased, redeemed, or otherwise acquired for consideration by the Company or any of its subsidiaries, directly or indirectly (other than as a result of a reclassification of Junior Securities for or into other Junior Securities, or the exchange for or conversion into Junior Securities, through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Securities or pursuant to a contractually binding requirement to buy Junior Securities pursuant to a binding agreement existing prior to the original issue date of the Series C Preferred Shares), nor will any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Company or any of its subsidiaries; and
(3)
no shares of Parity Securities will be repurchased, redeemed or otherwise acquired for consideration by the Company or any of its subsidiaries (other than pursuant to pro rata offers to purchase or exchange all, or a pro rata portion of Series C Preferred Shares and such Parity Securities or as a result of a reclassification of Parity Securities for or into other Parity Securities, or by conversion into or exchange for other Parity Securities or Junior Securities).

The foregoing limitations do not apply to (i) purchases or acquisitions of, or cash settlement in respect of, Junior Securities pursuant to any employee or director incentive or benefit plan or arrangement (including any of our employment, severance, or consulting agreements) of ours or of any of our subsidiaries adopted before or after the date of this prospectus supplement and (ii) any distribution in connection with the implementation of a shareholder rights plan or the redemption or repurchase of any rights under such a plan, including with respect to any successor shareholder rights plan.
Accumulated distributions in arrears for any past Distribution Period may be declared by the board of directors and paid on any date fixed by the board of directors, whether or not a Distribution Payment Date, to holders of the Series C Preferred Shares on the record date for such payment, which may not be less than 10 days before such distribution. To the extent a distribution period applicable to a class of Junior Securities or Parity Securities is shorter than the Distribution Period applicable to the Series C Preferred Shares (e.g., monthly rather than quarterly), the board of directors may declare and pay regular distributions with respect to such Junior Securities or Parity Securities so long as, at the time of declaration of such distribution, the board of directors expects to have sufficient funds to pay the full cumulative distributions in respect of the Series C Preferred Shares on the next Distribution Payment Date.
Subject to the next succeeding sentence, if all accumulated distributions in arrears on all outstanding Series C Preferred Shares and any Parity Securities have not been declared and paid, or sufficient funds for the payment thereof have not been set apart, payment of accumulated distributions in arrears will be made in order of their respective distribution payment dates, commencing with the earliest distribution payment date. If less than all distributions payable with respect to all Series C Preferred Shares and any Parity Securities are paid, any partial payment will be made pro rata with respect to the Series C Preferred Shares and any Parity Securities entitled to a distribution payment at such time in proportion to the aggregate amounts remaining due in respect of such Series C Preferred Shares and Parity Securities at such time.
As used in this prospectus supplement, (i) “Junior Securities” means our common shares and any other class or series of our Capital Stock (as defined below) over which the Series C Preferred Shares has preference or priority in the payment of distributions or in the distribution of assets on our liquidation, dissolution or winding up, (ii) “Parity Securities” means any other class or series of our Capital Stock that ranks equally with the Series C Preferred Shares in the payment of distributions and in the distribution of assets on our liquidation, dissolution or winding up (including our Series A Preferred Shares and our Series B Preferred Shares) and (iii) “Senior Securities” means any other class or series of our Capital Stock that has preference or priority over the Series C Preferred Shares in the payment of distributions or in the distribution of assets on our liquidation, dissolution or winding up.
Subject to the conditions described above, and not otherwise, distributions (payable in cash, shares, or otherwise), as may be determined by our board of directors, may be declared and paid on our common shares and any other Junior Securities from time to time out of any funds legally available for such payment, and the holders of the Series C Preferred Shares will not be entitled to participate in those distributions.
Liquidation Rights
Upon our voluntary or involuntary liquidation, dissolution or winding up (“Liquidation”), the holders of the outstanding Series C Preferred Shares are entitled to be paid out of our assets legally available for distribution to our shareholders, before any distribution of assets is made to holders of common shares or any other Junior Securities, a liquidating distribution in the amount of a liquidation preference of $25.00 per share, plus an amount equal to accumulated and unpaid distributions thereon, if any, to, but excluding, the date of such liquidating distribution, whether or not declared, plus the sum of any declared and unpaid distributions for Distribution Periods prior to the

Distribution Period in which the liquidation distribution is made and any declared and unpaid distributions for the then current Distribution Period in which the liquidating distribution is made to the date of such liquidating distribution. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series C Preferred Shares will have no right or claim to any of our remaining assets.
Distributions will be made only to the extent that our assets are available after satisfaction of all liabilities to creditors and subject to the rights of holders of any securities ranking senior to the Series C Preferred Shares. If, in the event of a Liquidation, we are unable to pay full liquidating distributions to the holders of all outstanding Series C Preferred Shares in accordance with the foregoing and to all Parity Securities in accordance with the terms thereof, then we will distribute our assets to those holders ratably in proportion to the liquidating distributions to which they would otherwise have received.
Our merger or consolidation with or into any other entity or by another entity with or into us or the sale, lease, exchange or other transfer of all or substantially all of our assets (for cash, securities or other consideration) will not be deemed to be a liquidation, dissolution or winding up. If we enter into any merger or consolidation transaction with or into any other entity and we are not the surviving entity in such transaction, the Series C Preferred Shares may be converted into shares of the surviving or successor entity or the direct or indirect parent of the surviving or successor entity having terms identical to the terms of the Series C Preferred Shares set forth in this prospectus supplement and the accompanying prospectus.
Because we are a holding company, our rights and the rights of our creditors and our shareholders, including the holders of the Series C Preferred Shares, to participate in the distribution of assets of any of our subsidiaries upon that subsidiary’s voluntary or involuntary liquidation, dissolution or winding up will be subject to the prior claims of that subsidiary’s creditors, except to the extent that we are a creditor with recognized claims against that subsidiary.
Conversion Rights
The Series C Preferred Shares are not convertible into or exchangeable for any other of our property, interests, or securities.
Redemption
The Series C Preferred Shares are not subject to any mandatory redemption, sinking fund or other similar provisions.
Holders of Series C Preferred Shares do not have the right to require the redemption or repurchase of the Series C Preferred Shares.
Optional Redemption on or after June 15, 2026
We may redeem the Series C Preferred Shares, in whole or in part, at our option, at any time or from time to time on or after June 15, 2026 (“Optional Redemption”), at the redemption price equal to $25.00 per Series C Preferred Share, plus an amount equal to all accumulated and unpaid distributions thereon, if any, to, but excluding, the date of redemption, whether or not declared. We may undertake multiple Optional Redemptions. Any such redemption would be effected only out of funds legally available for such purpose and would be subject to compliance with the provisions of the instruments governing our outstanding indebtedness.
Optional Redemption upon a Rating Event
At any time within 120 days after the conclusion of any review or appeal process instituted by us following the occurrence of a Rating Event (as defined below), we may, at our option, redeem the Series C Preferred Shares in whole, but not in part, prior to June 15, 2026, at a redemption price per Series C Preferred Share equal to $25.50 (102% of the liquidation preference of $25.00), plus an amount equal to all accumulated and unpaid distributions thereon to, but excluding, the date of redemption, whether or not declared. Any such redemption would be effected only out of funds legally available for such purpose and would be subject to compliance with the provisions of the instruments governing our outstanding indebtedness.
“Rating Event” means a change by any rating agency to the criteria employed by such rating agency as of the date of original issuance of the Series C Preferred Shares for purposes of assigning ratings to securities with features similar to the Series C Preferred Shares, which change results in (i) any shortening of the length of time for which the current criteria are scheduled to be in effect with respect to the Series C Preferred Shares, or (ii) a lower equity credit being given to the Series C Preferred Shares than the equity credit that would have been assigned to the Series C Preferred Shares by such rating agency pursuant to the current criteria.
Optional Redemption upon a Change of Control
If a Change of Control (as defined below) occurs, we may, at our option, redeem the Series C Preferred Shares, in whole but not in part, prior to June 15, 2026 and within 60 days after the occurrence of such Change of Control, at a price of $25.25 (101% of the liquidation preference of $25.00) per Series C Preferred Share, plus an amount equal to all accumulated and unpaid distributions thereon, if any, to, but excluding, the date of redemption, whether or not declared. Any such redemption would be effected only out of funds legally available for such purpose and would be subject to compliance with the provisions of the instruments governing our outstanding indebtedness.
If (i) a Change of Control occurs (whether before, on or after June 15, 2026) and (ii) we do not give notice prior to the 31st day following the Change of Control to redeem all the outstanding Series C Preferred Shares, the distribution rate per annum on the Series C Preferred Shares will increase by 5.00%, beginning on the 31st day following such Change of Control.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.
“Capital Stock” means (1) in the case of a corporation, corporate stock; (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (3) in the case of a partnership, limited liability company or business trust, partnership, membership or beneficial interests (whether general or limited) or shares in the capital of a company; and (4) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person (but excluding from the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock).
“Change of Control” means the occurrence of the following:
(1)
any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders (as defined below), is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of shares representing more than 50.0% of the voting power of the Company’s Voting Stock (as defined below); or

(2)
(a) all or substantially all the assets of the Company and the Restricted Subsidiaries, taken as a whole, are sold or otherwise transferred to any person other than a Wholly-Owned Restricted Subsidiary (as defined below) or one or more Permitted Holders or (b) the Company consolidates, amalgamates or merges with or into another person or any person consolidates, amalgamates or merges with or into the Company, in either case under this clause (2), in one transaction or a series of related transactions in which immediately after the consummation thereof persons beneficially owning (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) Voting Stock representing in the aggregate a majority of the total voting power of the Voting Stock of the Company immediately prior to such consummation do not beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) Voting Stock representing a majority of the total voting power of the Voting Stock of the Company, or the applicable surviving or transferee person; provided that this clause shall not apply (i) in the case where immediately after the consummation of the transactions Permitted Holders, directly or indirectly, beneficially own Voting Stock representing in the aggregate a majority of the total voting power of the Company, or the applicable surviving or transferee person, or (ii) to any consolidation, amalgamation or merger of the Company with or into (x) a corporation, limited liability company or partnership or (y) a wholly-owned subsidiary of a corporation, limited liability company or partnership that, in either case, immediately following the transaction or series of transactions, has no person or group (other than Permitted Holders), which beneficially owns Voting Stock representing 50.0% or more of the voting power of the total outstanding Voting Stock of such entity.

For purposes of this definition, any direct or indirect holding company of the Company shall not itself be considered a “person” or “group” for purposes of clause (1) above; provided that no “person” or “group” (other than the Permitted Holders) beneficially owns, directly or indirectly, more than 50.0% of the total voting power of the Voting Stock of such holding company.
“Control Investment Affiliate” means, as to any person, any other person that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such person and (b) exists primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, “control” of a person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such person, whether by contract or otherwise.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Fortress” means Fortress Investment Group LLC.
“Management Group” means at any time, the Chairman of our board of directors, any President, any Executive Vice President, any Managing Director, any Treasurer and any Secretary or other executive officer of the Company or any of our subsidiaries at such time.
“Permitted Holders” means, collectively, Fortress, its Affiliates and the Management Group; provided that the definition of “Permitted Holders” shall not include any Control Investment Affiliate whose primary purpose is the operation of an ongoing business (excluding any business whose primary purpose is the investment of capital or assets).
“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
“Restricted Subsidiary” means any “Restricted Subsidiary” under the Company’s senior unsecured notes.
“Voting Stock” of any person as of any date means the Capital Stock of such person that is at the time entitled to vote in the election of the board of directors of such person.
“Wholly-Owned Restricted Subsidiary” means any wholly-owned subsidiary that is a Restricted Subsidiary.
The Change of Control redemption feature of the Series C Preferred Shares may, in certain circumstances, make more difficult or discourage a sale or takeover of our limited liability company or a member of the Company and, thus, the removal of incumbent management. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future.
Optional Redemption upon a Tax Redemption Event
If a Tax Redemption Event (as defined below) occurs, we may, at our option, redeem the Series C Preferred Shares, in whole but not in part, prior to June 15, 2026, and within 60 days after the occurrence of such Tax Redemption Event, at a price of $25.25 (101% of the liquidation preference of $25.00) per Series C Preferred Share, plus an amount equal to all accumulated and unpaid distributions thereon, if any, to, but excluding, the date of redemption, whether or not declared. Any such redemption would be effected only out of funds legally available for such purpose and would be subject to compliance with the provisions of the instruments governing our outstanding indebtedness.
“Tax Redemption Event” means, after the date the Series C Preferred Shares are first issued, due to (a) an amendment to, or a change in official interpretation of, the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, or administrative guidance or (b) an administrative or judicial determination, (i) we are advised by nationally recognized counsel or a “Big Four” accounting firm that we will be treated as an association taxable as a corporation for U.S. Federal income tax purposes or otherwise subject to U.S. Federal income tax (other than any tax imposed pursuant to Section 6225 of the Code, as amended by the Bipartisan Budget Act of 2015), or (ii) we file an IRS Form 8832 (or successor form) electing that we be treated as an association taxable as a corporation for U.S. Federal income tax purposes.

Redemption Procedures
If we elect to redeem any Series C Preferred Shares, we will provide notice to the holders of record of the Series C Preferred Shares to be redeemed, not less than 30 days and not more than 60 days before the date fixed for redemption thereof (provided, however, that if the Series C Preferred Shares are held in book-entry form through a Securities Depositary, we may give this notice in any manner permitted by such Securities Depositary). Any notice given as provided in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives such notice, and any defect in such notice or in the provision of such notice to any holder of Series C Preferred Shares designated for redemption will not affect the redemption of any other Series C Preferred Shares. Each notice of redemption shall state:
•	the redemption date;
•	the redemption price;
•	if fewer than all Series C Preferred Shares are to be redeemed, the number of Series C Preferred Shares to be redeemed; and
•	the manner in which holders of Series C Preferred Shares called for redemption may obtain payment of the redemption price in respect of those shares.
If notice of redemption of any Series C Preferred Shares has been given and if the funds necessary for such redemption have been deposited by us in trust with a bank or a Securities Depositary for the benefit of the holders of any Series C Preferred Shares so called for redemption, then from and after the redemption date such Series C Preferred Shares will no longer be deemed outstanding for any purpose, all distributions with respect to such Series C Preferred Shares shall cease to accrue on the redemption date and all rights of the holders of such shares will terminate, except the right to receive the redemption price, without interest.
In the case of any redemption of only part of the Series C Preferred Shares at the time outstanding, the Series C Preferred Shares to be redeemed will be selected either pro rata or by lot. Subject to the provisions set forth in this prospectus supplement and the accompanying prospectus, the board of directors will have the full power and authority to prescribe the terms and conditions upon which Series C Preferred Shares may be redeemed from time to time.
Voting Rights
Owners of Series C Preferred Shares will not have any voting rights, except as set forth below or as otherwise required by applicable law. To the extent that owners of Series C Preferred Shares are entitled to vote, each holder of Series C Preferred Shares will have one vote per share, except that when shares of any class or series of Parity Securities have the right to vote with the Series C Preferred Shares as a single class on any matter, the Series C Preferred Shares and the shares of each such Parity Securities will have one vote for each $25.00 of liquidation preference (for the avoidance of doubt, excluding accumulated distributions).
Whenever dividends on any shares of the Series C Preferred Shares are in arrears for six or more quarterly Distribution Periods, whether or not consecutive (a “Nonpayment”), the number of directors then constituting our board of directors will be automatically increased by two (if not already increased by two by reason of the election of directors by the holders of any Other Voting Preferred Shares (as defined below)). The holders of any series of Parity Securities then outstanding upon which like voting rights have been conferred and are exercisable (any such series, the “Other Voting Preferred Shares”) and the holders of the Series C Preferred Shares will be entitled to vote, by the affirmative vote of a majority of the votes entitled to be cast, for the election of those two additional directors at a special meeting of the holders of the Series C Preferred Shares and such Other Voting Preferred Shares and at each subsequent annual meeting of the holders of our common shares at which such directors are up for reelection; provided that when all distributions accumulated on the Series C Preferred Shares for all past Distribution Periods and the then current Distribution Period shall have been fully paid, the right of holders of the Series C Preferred Shares to elect any directors will cease and, unless there are any Other Voting Preferred Shares entitled to vote for the election of directors, the term of office of those two directors will forthwith terminate, any directors elected by holders of the Series C Preferred Shares shall immediately resign and the number of directors constituting the board of directors shall be reduced accordingly. However, the right of the holders of the Series C Preferred Shares and any Other Voting Preferred Shares to elect two additional directors will again vest if and whenever six additional quarterly distributions have not been declared and paid, as described above. In no event shall the holders of the Series C Preferred Shares be entitled pursuant to these voting rights to elect a director that would cause us to fail to satisfy a requirement relating to director independence of any national securities exchange or quotation system on which any class or series of our Capital Stock is listed or quoted. For the avoidance of doubt, in no event shall the total number of directors elected by holders of the Series C Preferred Shares and any Other Voting Preferred Shares exceed two.
If, at any time when the voting rights conferred upon the Series C Preferred Shares (as described above) are exercisable, any vacancy in the office of a director elected pursuant to the procedures described above shall occur, then such vacancy may be filled only by the remaining director or by the affirmative vote of a majority of the votes entitled to be cast by the holders of record of the outstanding Series C Preferred Shares and all Other Voting Preferred Shares, acting as a single class at a special meeting of such holders. Any director elected or appointed pursuant to the procedures described above may be removed at any time, with or without cause, only by the affirmative vote of holders of the outstanding Series C Preferred Shares and all Other Voting Preferred Shares, acting as a single class at a meeting of shareholders, such removal to be effected by the affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding Series C Preferred Shares and Other Voting Preferred Shares, and may not be removed by the holders of our common shares.
While any Series C Preferred Shares remain outstanding, we will not, without the affirmative vote or consent of holders of at least 66 2∕3% in voting power of the Series C Preferred Shares and all Other Voting Preferred Shares, acting as a single class, (i) authorize, create or issue any Senior Securities or reclassify any authorized Capital Stock into any Senior Securities or issue any obligation or security convertible into or evidencing the right to purchase any Senior Securities or (ii) amend, alter or repeal any provision of the Operating Agreement, including by merger, consolidation or otherwise, so as to adversely affect the powers, preferences or special rights of the Series C Preferred Shares; provided that in the case of clause (ii) above, if such amendment affects materially and adversely the rights, designations, preferences, powers and duties of one or more but not all of the classes or series of the Other Voting Preferred Shares (including the Series C Preferred Shares for this purpose), only the consent of the holders of at least 66 2∕3% in voting power of the outstanding shares of the classes or series so affected, voting as a class, is required in lieu of (or, if such consent is required by law, in addition to) the consent of the holders of 66 2∕3% of the Other Voting Preferred Shares (including the Series C Preferred Shares for this purpose) as a class. However, we may create additional series or classes of Parity Securities and Junior Securities and issue additional classes or series of Parity Securities and Junior Securities without notice to or the consent of any holder of the Series C Preferred Shares; provided, however, that, in the case of Parity Securities, the full cumulative distributions for all past Distribution Periods on all outstanding Series C Preferred Shares shall have been or contemporaneously are declared and paid in full or declared and a sum sufficient for the payment of those distributions has been set aside.
Notwithstanding the foregoing, none of the following will be deemed to affect the powers, preferences or special rights of the Series C Preferred Shares:
•
any increase in the amount of authorized common shares or authorized preferred shares, or any increase or decrease in the number of shares of any series of preferred stock, or the authorization, creation and issuance of other classes or series of Capital Stock, in each case ranking on parity with or junior to the Series C Preferred Shares as to distributions or distribution of assets upon our liquidation, dissolution or winding up;

•
a merger or consolidation of us with or into another entity in which the Series C Preferred Shares remain outstanding with identical terms as existing immediately prior to such merger or consolidation; and

•
a merger or consolidation of us with or into another entity in which the Series C Preferred Shares are converted into or exchanged for preference securities of the surviving entity or any entity, directly or indirectly, controlling such surviving entity and such new preference securities have terms identical (other than the identity of the issuer) to the terms of the Series C Preferred Shares.

The foregoing voting rights of the holders of Series C Preferred Shares shall not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required shall be effected, all outstanding Series C Preferred Shares shall have been redeemed or called for redemption upon proper notice and we shall have set aside sufficient funds for the benefit of holders of Series C Preferred Shares to effect the redemption.
Reports
Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the Commission, the Operating Agreement will require the Company to provide the holders of the Series C Preferred Shares with the annual and quarterly reports that the Company provides to (x) the holders of the then outstanding capital markets debt securities of the Company or (y) if no such debt securities are outstanding at such time, the lenders under the then outstanding credit facilities of the Company, in each case, within the time periods prescribed and subject to any qualifications or exceptions set forth in the governing documents for such debt securities or credit facilities, as applicable.
Forum Selection
Each person that holds or has held a Series C Preferred Share and each person that holds or has held any beneficial interest in a Series C Preferred Share (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise), to the fullest extent permitted by law, (i) irrevocably agrees that any claims, suits, actions or proceedings against us, or any director, officer, employee, control person, underwriter or agent of the Company or its affiliates, asserted under United States federal securities laws, otherwise arising under such laws, or that could have been asserted as a claim arising under such laws, shall be exclusively brought in the federal district courts of the United States of America (except, and only to the extent, that any such claims, actions or proceedings are of a type for which a member may not waive its right to maintain a legal action or proceeding in the courts of the State of Delaware with respect to matters relating to the organization or internal affairs of the Company as set forth under Section 18-109(d) of the Delaware Limited Liability Company Act); (ii) irrevocably submits to the exclusive jurisdiction of such courts in connection with any such claim, suit, action or proceeding; and (iii) irrevocably agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of such courts or any other court to which proceedings in such courts may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum or (C) the venue of such claim, suit, action or proceeding is improper.
Transfer Agent and Registrar
The registrar and transfer agent for the Series C Preferred Shares is American Stock Transfer & Trust Company, LLC located at 6201 15th Avenue, Brooklyn, New York 11219.
Calculation Agent
We will appoint a third party independent financial institution of national standing with experience providing such services as calculation agent for the Series C Preferred Shares prior to First Reset Date.
Book-Entry System
All Series C Preferred Shares offered hereby will be represented by a single certificate issued to the Securities Depositary, and registered in the name of its nominee (initially, Cede & Co.). The Series C Preferred Shares offered hereby will continue to be represented by a single certificate registered in the name of the Securities Depositary or its nominee, and no holder of the Series C Preferred Shares offered hereby will be entitled to receive a certificate evidencing such Series C Preferred Shares unless otherwise required by law or the Securities Depositary gives notice of its intention to resign or is no longer eligible to act as such and we have not selected a substitute Securities Depositary within 60 calendar days thereafter. Payments and communications made by us to holders of the Series C Preferred Shares will be duly made by making payments to, and communicating with, the Securities Depositary. Accordingly, unless certificates are available to holders of the Series C Preferred Shares, each purchaser of Series C Preferred Shares must rely on (i) the procedures of the Securities Depositary and its participants to receive distributions, any redemption price, liquidation preference and notices, and to direct the exercise of any voting or nominating rights, with respect to such Series C Preferred Shares and (ii) the records of the Securities Depositary and its participants to evidence its ownership of such Series C Preferred Shares.
So long as the Securities Depositary (or its nominee) is the sole holder of the Series C Preferred Shares, no beneficial holder of the Series C Preferred Shares will be deemed to be a holder of Series C Preferred Shares. The Depository Trust Company, the initial Securities Depositary, is a New York-chartered limited purpose trust company that performs services for its participants, some of whom (and/or their representatives) own The Depository Trust Company. The Securities Depositary maintains lists of its participants and will maintain the positions (i.e., ownership interests) held by its participants in the Series C Preferred Shares, whether as a holder of the Series C Preferred Shares for its own account or as a nominee for another holder of the Series C Preferred Shares.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following discussion supplements, and to the extent inconsistent therewith replaces, the discussion set forth in the accompanying prospectus under the caption “United Stated Federal Income Tax Considerations”, which we refer to as the “Base Prospectus Tax Discussion”. You should review that discussion before making a decision to invest in the shares. Except as set forth below, this discussion is subject to the same assumptions, qualifications and exclusions as the Base Prospectus Tax Discussion, mutatis mutandis. For purposes of this discussion, “U.S. Holder” and “Non-U.S. Holder” have the same definitions as in the Base Prospectus Tax Discussion, except that each is defined with reference to beneficial owners of Preferred Shares, mutatis mutandis.
Federal Income Tax Opinion Regarding Partnership Status
Cravath, Swaine & Moore LLP (“Cravath”) has acted as our tax counsel in connection with this offering. FTAI expects to receive an opinion from Cravath as to our treatment, for U.S. federal income tax purposes, as a partnership and not as an association or publicly traded partnership (within the meaning of Section 7704 of the Code) subject to tax as a corporation. The discussion and qualifications related to the opinion in the Base Prospectus Tax Discussion under the subheading “—Federal Income Tax Opinion Regarding Partnership Status” and “—Taxation of FTAI” apply in the same manner to the opinion we expect to receive from Cravath.
Taxation of FTAI
FTAI intends to continue operating so that it qualifies to be treated for U.S. federal income tax purposes as a partnership, and not as an association or publicly traded partnership taxable as a corporation. Given the ongoing importance of our actual method of operation each year, and the possibility of future changes in our circumstances, no assurance can be given that FTAI will so qualify for any particular year.
The U.S. federal corporate income tax rate is 21% (and was as high as 35% for taxable years prior to 2018). If FTAI were treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes for any taxable year, our taxable income for such taxable year would be subject to U.S. federal income tax at that rate.
Partner Status
The tax treatment of the shares is uncertain. Although the IRS may disagree with this treatment, we intend to treat holders of the shares as partners entitled to guaranteed payments for the use of capital on their shares. If the shares are not partnership interests, they would likely constitute indebtedness for federal income tax purposes and distributions on the shares would constitute ordinary interest income to holders of the shares. The remainder of this discussion assumes that the shares are partnership interests for federal income tax purposes.
Consequences to U.S. Holders
Treatment of Distributions on the Shares
As a partnership for U.S. federal income tax purposes, we are not a taxable entity and incur no U.S. federal income tax liability. We intend to treat distributions on the shares as guaranteed payments for the use of capital that will generally be taxable to the holders of the shares as ordinary income and will be deductible by us. Although a holder of the shares will recognize taxable income from the accrual of such a guaranteed payment (even in the absence of a contemporaneous cash distribution), the partnership anticipates accruing and making the guaranteed payment distributions quarterly. Except in the case of any loss recognized in connection with our liquidation, the holders of the shares are generally not anticipated to share in the partnership’s items of income, gain, loss or deduction, nor do we intend to allocate any share of the partnership’s nonrecourse liabilities to such holders.
If the distributions to the shares are not respected as guaranteed payments for the use of capital, holders of the shares may be treated as receiving an allocable share of gross income from the partnership equal to their cash distributions, to the extent the partnership has sufficient gross income to make such allocations of gross income. In the event there is not sufficient gross income to match such distributions, the distributions to the shares may reduce the capital accounts of the shares, requiring a subsequent allocation of income or gain to the shares until such deficit is eliminated. In such circumstance, the gross income allocated to U.S. holders of the shares during a taxable year would exceed the distributions accrued to such shares during such taxable year.

Adjusted Tax Basis of Shares
A U.S. Holder’s tax basis in its shares will initially equal the amount paid for the shares. If the distributions on the shares are respected as guaranteed payments for the use of capital, the tax basis of such a holder in its shares will, generally, not be affected by distributions from us made with respect to such shares. U.S. Holders who purchase shares in separate transactions must combine the basis of their shares and maintain a single adjusted tax basis for all of their shares. Upon a sale or other disposition of less than all of the holder’s shares, a portion of that tax basis must be allocated to the shares sold.
A U.S. Holder who also holds our common shares must likewise maintain a single adjusted tax basis including both all Preferred Shares and all common shares held by the U.S. Holder. U.S. Holders who hold, or intend to acquire, our common shares should consult their tax advisors regarding the tax basis consequences of holding and disposing of both classes of our shares.
Disposition of Shares
A sale or other taxable disposition of all or a portion of a U.S. Holder’s interest in its shares will result in the recognition of gain or loss in an amount equal to the difference, if any, between the amount realized on the disposition and the U.S. Holder’s adjusted tax basis in its shares. Except as described below, any gain or loss recognized with respect to such sale or other disposition generally will be treated as capital gain or loss and will be long-term capital gain or loss if the U.S. Holder’s holding period for its shares exceeds one year. U.S. Holders who have acquired our Preferred Shares or common shares at different times may be subject to the application of certain “split holding period” rules in the same manner as holders of common shares as discussed in the Base Prospectus Tax Discussion under the subheading “—Disposition of Common Shares”.
As discussed in the Base Prospectus Tax Discussion under the subheading “—Disposition of Common Shares”, gain attributable to a U.S. Holder’s allocable share of unrealized gain or loss in Section 751 Assets may be treated as ordinary income. Likewise, as discussed in the Base Prospectus Tax Discussion under the subheading “—Passive Foreign Investment Companies”, if we have not made a QEF Election with respect to an interest we acquire in a PFIC, gain attributable to such an interest would be taxable as ordinary income and may be subject to an interest charge.
Redemption of Shares
As described in this prospectus supplement under the heading “Description of the Series C Preferred Shares—Redemption,” we may, under certain circumstances, redeem our Series C Preferred Shares in whole or in part. Subject to the final sentence of this paragraph, a U.S. Holder who disposes of all of its Series C Preferred Shares in a redemption and does not, at the time of the redemption, own any interest in our Series A Preferred Shares, our Series B Preferred Shares or our common shares will generally be treated in the same manner as if it disposed of the shares to a third party as described above under the subheading “—Disposition of Shares”. If a U.S. Holder disposes of less than all of its Series C Preferred Shares in a redemption, or if it also holds an interest in our Series A Preferred Shares, our Series B Preferred Shares or our common shares at the time of a redemption of some or all of its Series C Preferred Shares, then the U.S. Holder will not recognize a loss, and will not recognize gain except to the extent that the amount of cash received exceeds the U.S. Holder’s single adjusted basis in both all Preferred Shares and all common shares held immediately before the redemption. The U.S. Holder’s unitary tax basis in the remaining shares (both Preferred Shares and any common shares) would be equal to the unitary basis before the redemption, reduced (but not below zero) by the amount of cash received. Even if no gain is otherwise recognized on a redemption, a U.S. Holder may recognize ordinary income under Section 751(b) of the Code to the extent the distribution is attributable to a reduction in the U.S. Holder’s share of our Section 751 Assets.
Tax-Exempt Shareholders
A U.S. Holder of shares that is a tax-exempt entity for U.S. federal income tax purposes is subject to federal income tax on unrelated business taxable income (“UBTI”). We intend to treat distributions on the shares as guaranteed payments for the use of capital. The treatment of guaranteed payments for the use of capital made to tax exempt entities is not certain. Such payments may be treated as UBTI for federal income tax purposes. If you are a tax-exempt entity, you should consult your tax advisor with respect to the consequences of owning the shares. As a result of changes introduced by the TCJA, tax-exempt U.S. Holders will be required to calculate UBTI separately with respect to each trade or business in which it has an interest and will not be able to use a net operating loss from one trade or business to offset UBTI from another trade or business. Accordingly, losses generated by one operating pass-through entity in which such tax-exempt U.S. Holder has an interest may not be used to reduce UBTI generated by another operating pass-through entity in which such tax-exempt U.S. Holder has an interest, and such loss must instead be carried forward to subsequent years to offset UBTI generated by the same operating pass-through entity. The use of a net operating loss arising in a taxable year beginning before January 1, 2018, is not subject to this limitation. It is unclear how this limitation will apply to income from investments that are “debt-financed”.
Passive Foreign Investment Companies
As discussed in the Base Prospectus Tax Discussion under the subheading “—Passive Foreign Investment Companies”, it is possible that we may invest in PFICs with respect to which we do not make a QEF Election. In such case, it is possible that a U.S. Holder may be subject to an interest charge and certain other disadvantageous tax treatment on its distributive share of distributions from such PFIC.
Consequences to Non-U.S. Holders
Treatment of Distributions on the Shares
As noted above, we intend to treat holders of the shares as partners entitled to a guaranteed payment for the use of capital on their shares. The treatment of guaranteed payments to Non-U.S. Holders is uncertain, and it is possible that all or a portion of the distributions on the shares paid to Non-U.S. Holders may be treated as FDAP Income subject to U.S. withholding tax, and potentially eligible for reduction or elimination of withholding under applicable income tax treaties, in the manner described in the discussion of FDAP Income contained in the Base Prospectus Tax Discussion under the subheading “ −Consequences to Non-U.S. Holders”. If we or the applicable withholding agent determines that the distributions constitute FDAP Income and the amount of withholding exceeds the amount of U.S. federal income tax actually due, Non-U.S. Holders of the shares may be required to file U.S. federal income tax returns in order to seek a refund of such excess. In addition, if we become engaged in a U.S. trade or business, distributions to Non-U.S. Holders may be subject to withholding, Non-U.S. Holders may be required to file U.S. federal income tax returns and pay U.S. federal income taxes, and distributions to corporate Non-U.S. Holders may become subject to branch profits tax, in each case generally in the manner described in the discussion of allocations of income effectively connected with a U.S. trade or business in the Base Prospectus Tax Discussion under the subheading “ −Consequences to Non-U.S. Holders”. Non-U.S. Holders should anticipate being required to file U.S. tax returns and may be required to pay U.S. tax solely on account of owning the shares.
Disposition of Shares
Dispositions by Non-U.S. Holders of Series C Preferred Shares will generally be treated in the same manner as dispositions by Non-U.S. Holders of common shares as set forth in the Base Prospectus Tax Discussion under the subheading “—Consequences to Non-U.S. Holders”.
If the IRS were to determine that we or any other entity in which we invest that is subject to tax on a flow-through basis, and whose income flows through to us, is engaged in a U.S. trade or business for U.S. federal income tax purposes, any gain recognized by a foreign transferor on the sale, exchange or other disposition of the shares would generally be treated as “effectively connected” with such trade or business to the extent it does not exceed the effectively connected gain that would be allocable to the transferor if we sold all of our assets at their fair market value as of the date of the transferor’s disposition. Under the TCJA, any such gain that is treated as effectively connected will generally be subject to U.S. federal income tax. In addition, the transferee of the shares or the applicable withholding agent would be required to deduct and withhold a tax equal to 10% of the gross proceeds received on the disposition by a transferor that is a Non-U.S. Holder. If the transferee or the applicable withholding agent fails to properly withhold such tax, we would be required to deduct and withhold from distributions to the transferee a tax in an amount equal to the amount the transferee or applicable withholding agent failed to withhold, plus interest. Although we do not believe that we are directly engaged in a U.S. trade or business (directly or indirectly through pass-through subsidiaries), we are not required to manage our operations in a manner that is intended to avoid the conduct of a U.S. trade or business. The withholding requirements with respect to the disposition of an interest in a publicly traded partnership apply to dispositions made on or after January 1, 2022. Future additional guidance on the implementation of these requirements will be applicable on a prospective basis.
Non-U.S. Holders should consult their tax advisors with regard to the U.S. federal income and other tax consequences to them of acquiring, holding and disposing of Series C Preferred Shares.

UNDERWRITING
We and the underwriters named below plan to enter into an underwriting agreement with respect to the shares being offered. Subject to the terms and conditions contained in the underwriting agreement, we have agreed to issue and sell to the underwriters, and each underwriter has severally and not jointly agreed to purchase at the public offering price less the underwriting discounts set forth on the cover page of this prospectus supplement, the number of Series C Preferred Shares set forth in the following table.
Underwriters	Number of Shares
Morgan Stanley & Co. LLC	720,000
Citigroup Global Markets Inc.	720,000
J.P. Morgan Securities LLC	720,000
Stifel, Nicolaus & Company, Incorporated	720,000
UBS Securities LLC	720,000
BTIG, LLC	50,000
Cantor Fitzgerald & Co.	50,000
Compass Point Research & Trading, LLC	50,000
JMP Securities LLC	50,000
Raymond James & Associates, Inc.	50,000
The Benchmark Company, LLC	50,000
The Oak Ridge Financial Services Group, Inc.	50,000
WR Securities, LLC	50,000
Total	4,000,000
The underwriting agreement provides that the obligations of the several underwriters to purchase our Series C Preferred Shares offered hereby are subject to the satisfaction of certain conditions precedent and that the underwriters will purchase all of our Series C Preferred Shares offered by this prospectus supplement, other than those covered by the option to purchase additional shares described below, if any of these shares are purchased. The underwriting agreement also provides that if an underwriter defaults, and if the shares to which such default relates do not (after giving effect to certain arrangements that may be made by the underwriters) exceed in the aggregate 10% of the number of the shares, the purchase commitments of non-defaulting underwriters may also be increased or this offering may be terminated.
We have agreed for a period of 30 days from the date of this prospectus supplement that we will not, without the prior written consent of the underwriters, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of any preferred shares or depositary shares having an interest therein (including any Series C Preferred Shares) or any securities convertible into or exercisable or exchangeable for any preferred shares or depositary shares having an interest therein (including any Series C Preferred Shares) or file any registration statement under the Securities Act of 1933 with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any preferred shares or depositary shares having an interest therein (including any Series C Preferred Shares), whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of any preferred shares or depositary shares having an interest therein (including any Series C Preferred Shares) or such other securities, in cash or otherwise.
The underwriters have an option to buy up to an additional 600,000 shares from us solely to cover over-allotments, if any. They may exercise that option for 30 days. If any shares are purchased pursuant to this option, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.

The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by us. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase 600,000 additional shares.
	No Exercise	Full Exercise
Per share	$0.7875	$0.7875
Total	$3,150,000	$3,622,500
Shares sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $0.50 per share from the public offering price. The underwriters may allow, and dealers may reallow, a concession not in excess of $0.45 per share. After the offering of the shares, the underwriters may change the offering price and the other selling terms. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
Certain of our officers and directors may purchase shares of our Series C Preferred Shares in this offering directly from the underwriters. One of our directors intends to purchase up to $20.0 million (800,000 shares) in this offering from the underwriters at the public offering price.
In connection with this offering, the underwriters may purchase and sell the shares in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional shares for which the underwriters’ option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to cover the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option described above. “Naked” short sales are any short sales that create a short position greater than the amount of additional shares for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares made by the underwriters in the open market prior to the completion of the offering.
The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.
Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of our shares, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of our shares. As a result, the price of our shares may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time.
We estimate that the total expenses of this offering, excluding underwriting discounts and commissions, will be approximately $0.4 million.
We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933.
Because the Financial Industry Regulatory Authority, Inc. (“FINRA”) views our common shares as interests in a direct participation program, this offering of the shares under the registration statement of which this prospectus supplement forms a part is being made in compliance with Rule 2310 of the FINRA Rules.
The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, variety of these services to the Company and to persons and entities with relationships with the Company, for which they received or may in the future receive customary fees and expenses.
In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the Company or its affiliates. If the underwriters or their affiliates have a lending relationship with the Company, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to the Company consistent with their customary risk management policies. Typically, the underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the shares being offered. Any such credit default swaps or short positions could adversely affect future trading prices of the shares being offered. The underwriters and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. Affiliates of certain of the underwriters are lenders and serve other roles under the Revolving Credit Facility.
Selling Restrictions
Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered hereby should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.
Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to this offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.
The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under this offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.
This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong
The shares may not be offered or sold in Hong Kong by means of this prospectus supplement or any other document other than (a) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), (b) to professional investors as defined in the Securities and Futures Ordinance of Hong Kong (Cap. 571, Laws of Hong Kong) (“SFO”) and any rules made under the SFO or (c) in other circumstances which do not result in this prospectus supplement being deemed to be a “prospectus”, as defined in the Companies Ordinance of Hong Kong (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purposes of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to our shares which are or are intended to be disposed of only to persons outside Hong Kong or only to professional investors within the meaning of the SFO and any rules made thereunder.
Notice to Prospective Investors in Japan
The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Laws and any other applicable laws, regulations and ministerial guidelines. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
Notice to Prospective Investors in Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, shares, debentures and unit of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

1)
to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

2)	where no consideration is or will be given for the transfer;
3)	where the transfer is by operation of law;
4)	as specified in Section 276(7) of the SFA; or
5)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.
Singapore Securities and Futures Act Product Classification – Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the shares are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investments Products).
Notice to Prospective Investors in Canada
The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in the United Kingdom
This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.
Prohibition of sales to United Kingdom retail investors
The shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the shares or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the shares or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.
PRIIPs Regulation / Prospectus Directive / Prohibition of sales to EEA retail investors
The shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2017/1129 (as amended, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the shares or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the shares or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of shares in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of shares. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.
Notice to Prospective Investors in Switzerland
The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, the Company, or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.
LEGAL MATTERS
Certain legal matters in connection with this offering will be passed upon for us by Cravath. Certain legal matters in connection with this offering will be passed upon for the underwriters by Cahill Gordon & Reindel LLP, New York, New York.
In connection with this offering, FTAI expects to receive an opinion from Cravath to the effect that based on current law, FTAI will be treated, for U.S. federal income tax purposes, as a partnership and not as an association or publicly traded partnership (within the meaning of Section 7704 of the Code) subject to tax as a corporation. The opinion of Cravath is based on various assumptions and representations relating to FTAI’s organization, operation, assets, activities and income, including that all such representations set forth in the officer’s certificate on which the opinion is based and all other factual information set forth in the relevant documents, records and instruments are true and correct, that all actions described in this prospectus supplement and the accompanying prospectus are completed in a timely fashion and that we will at all times operate in accordance with the method of operation described in our organizational documents and this prospectus supplement and the accompanying prospectus. Such opinion is conditioned upon representations and covenants made by our management regarding our organization, assets, activities, income and present and future conduct of our business operations, and assumes that such representations and covenants are accurate and complete. You should be aware that an opinion of counsel is not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in an opinion of counsel.
EXPERTS
The consolidated financial statements of Fortress Transportation and Infrastructure Investors LLC appearing in Fortress Transportation and Infrastructure Investors LLC’s Annual Report (Form 10-K) for the year ended December 31, 2020, and the effectiveness of Fortress Transportation and Infrastructure Investors LLC’s internal control over financial reporting as of December 31, 2020 included in its Form 10-K, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at http://www.sec.gov and through the investor relations section of our website at http://ir.ftandi.com. We have included our website address in this prospectus supplement solely as an inactive textual reference. The information on or otherwise accessible through our website does not constitute a part of, and is not incorporated by reference into, this prospectus supplement or the accompanying prospectus.
In this prospectus supplement, we “incorporate by reference” certain information filed by FTAI with the SEC, which means that important information can be disclosed to you by referring to those documents. Those documents that are filed prior to the date of this prospectus supplement are considered part of this prospectus supplement, and those documents that are filed after the date of this prospectus supplement and prior to the delivery of the shares to you pursuant to this prospectus supplement will be considered a part of this prospectus supplement from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference, or contained in this prospectus supplement, shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently dated or filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The documents listed below and any future filings FTAI makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, before the completion of this offering are incorporated by reference in this prospectus supplement:
•	FTAI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 26, 2021; and
•	FTAI’s Current Report on Form 8-K, filed with the SEC on February 9, 2021.
We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.
This prospectus supplement and information incorporated by reference herein contains summaries of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we will enter into in connection with this offering. The descriptions of these agreements contained in this prospectus supplement or information incorporated by reference herein do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements. We will provide to any prospective investor to whom a copy of this prospectus supplement is delivered, without charge, upon written or oral request, a copy of any or all of the documents which are incorporated by reference in this prospectus supplement and the accompanying prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus form a part. Such requests can be made by contacting Investor Relations, 1345 Avenue of the Americas, 45th Floor, New York, New York 10105, or by emailing ir@ftandi.com. Our SEC filings are also available free of charge at our website (www.ftandi.com). We have included our website address in this prospectus supplement solely as an inactive textual reference. The information on or otherwise accessible through our website does not constitute a part of, and is not incorporated by reference into, this prospectus supplement or the accompanying prospectus.

PROSPECTUS

FORTRESS TRANSPORTATION AND
INFRASTRUCTURE INVESTORS LLC
COMMON SHARES
PREFERRED SHARES
DEPOSITARY SHARES
DEBT SECURITIES
WARRANTS
SUBSCRIPTION RIGHTS
PURCHASE CONTRACTS
AND
PURCHASE UNITS
We may offer, issue and sell from time to time, together or separately, our common shares; our preferred shares, which we may issue in one or more series; depositary shares representing our preferred shares; our debt securities, which may be senior, subordinated or junior subordinated debt securities; warrants to purchase debt or equity securities; subscription rights to purchase our common shares, our preferred shares or our debt securities; purchase contracts to purchase our common shares, our preferred shares or our debt securities; or purchase units, each representing ownership of a purchase contract and debt securities, preferred securities or debt obligations of third-parties, including U.S. treasury securities, or any combination of the foregoing, securing the holder’s obligation to purchase our common shares or other securities under the purchase contracts.
We will provide the specific terms of these securities in supplements to this prospectus. We may describe the terms of these securities in a term sheet that will precede the prospectus supplement. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.
THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, through agents or directly to purchasers. These securities also may be resold by selling shareholders, whether owned on the date hereof or hereafter. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering and the identities of any selling shareholders. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.
The New York Stock Exchange (the “NYSE”) lists our common shares under the trading symbol “FTAI,” our 8.25% Fixed-to-Floating Rate Series A Cumulative Perpetual Redeemable Preferred Shares (the “Series A Preferred Shares”) under the trading symbol “FTAI PR A” and our 8.00% Fixed-to-Floating Rate Series B Cumulative Perpetual Redeemable Preferred Shares (the “Series B Preferred Shares”) under the trading symbol “FTAI PR B.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.
Unless otherwise provided in the applicable prospectus supplement, in the event that we offer equity securities to the public, we intend to simultaneously grant to our manager, FIG LLC (our “Manager”), or to an affiliate of our Manager, an option with respect to a number of our common shares equal to up to 10% of (i) the aggregate number of our common shares being issued in such offering at an exercise price per share equal to the offering price per share, as determined by a committee of our board of directors, or (ii) if such equity issuance relates to equity securities other than our common shares, the number of our common shares (rounded down to the nearest whole share) equal to (x) the gross capital raised in an equity issuance of equity securities other than our common shares (as determined by a committee of our board of directors), divided by (y) the fair market value of a common share as of the date of such equity issuance.
INVESTING IN OUR SECURITIES INVOLVES RISKS. BEFORE BUYING OUR SECURITIES, YOU SHOULD REFER TO THE RISK FACTORS INCLUDED IN OUR PERIODIC REPORTS, IN PROSPECTUS SUPPLEMENTS RELATING TO SPECIFIC OFFERINGS OF SECURITIES AND IN OTHER INFORMATION THAT WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION. SEE “RISK FACTORS” ON PAGE 7.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is February 28, 2020.

Unless otherwise stated or the context otherwise requires, references in this prospectus to “FTAI,” “we,” “our,” and “us” refer to Fortress Transportation and Infrastructure Investors LLC and its direct and indirect subsidiaries.
i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “Commission”) using a “shelf” registration process. Under this shelf process, we or the selling shareholders may, from time to time, sell any combination of the securities described in this prospectus, in one or more offerings at an unspecified aggregate initial offering price.
This prospectus provides you with a general description of the securities we or the selling shareholders may offer. Each time we offer to sell securities under this prospectus, we will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
You should rely on the information contained or incorporated by reference in this prospectus. Neither we nor any selling shareholder have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor any selling shareholder are making an offer to sell or soliciting an offer to buy securities in any jurisdiction where the offer or sale thereof is not permitted.
You should assume that the information in this prospectus is accurate as of the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.
This prospectus contains summary descriptions of the common shares, preferred shares, depositary shares, debt securities, warrants, subscription rights, purchase contracts and purchase units that we or selling shareholders may sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the related prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the Commission. Our Commission filings are available on the Internet at the Commission’s website at http://www.sec.gov. Our Commission filings are also available free of charge at our website (www.ftandi.com). We have included our website address in this prospectus solely as an inactive textual reference. The information on or otherwise accessible through our website does not constitute a part of, and is not incorporated by reference into, this prospectus or any accompanying prospectus supplement. The NYSE lists our common shares under the trading symbol “FTAI,” our Series A Preferred Shares under the trading symbol “FTAI PR A” and our Series B Preferred Shares under the trading symbol “FTAI PR B.”
We have filed with the Commission a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is part of the registration statement and does not contain all the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the Commission for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers. You may inspect without charge a copy of the registration statement through the Commission’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The Commission allows us to “incorporate by reference” into this prospectus information that we file with the Commission. This permits us to disclose important information to you by referring to these filed documents. Any information referenced this way is considered to be a part of this prospectus and any such information filed by us with the Commission subsequent to the date of this prospectus will automatically be deemed to update and supersede this prospectus. We incorporate by reference into this prospectus and any accompanying prospectus supplement the following documents that we have already filed with the Commission except that any information which is furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including financial statements or exhibits relating thereto furnished pursuant to Item 9.01) and not filed shall not be deemed incorporated by referenced herein:
•	Annual Report on Form 10-K for the year ended December 31, 2019;
•	Current Reports on Form 8-K filed on January 6, 2020 and January 30, 2020;
•
the portions of our Definitive Proxy Statement on Schedule 14A for our 2019 Annual Meeting of Shareholders, filed on April 9, 2019, which are incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2018;

•	the description of our Common Shares set forth in our Registration Statement on Form 8-A, filed on May 11, 2015, including any amendment or report filed for the purpose of updating such description;
•
the description of our Series A Preferred Shares included in our Registration Statement on Form 8-A, filed on September 12, 2019, including any amendment or report filed for the purpose of updating such description; and

•
the description of our Series B Preferred Shares included in our Registration Statement on Form 8-A, filed on November 27, 2019, including any amendment or report filed for the purpose of updating such description.

Whenever after the date of this prospectus we file reports or documents under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), those reports and documents will be deemed to be a part of this prospectus from the time they are filed (other than documents or information deemed to have been furnished and not filed in accordance with Commission rules). Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We will provide without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. Requests should be directed to Fortress Transportation and Infrastructure Investors LLC, 1345 Avenue of the Americas, 45th Floor, New York, New York, 10105, Attention: Investor Relations (telephone number (212) 798-6128 and email address ir@ftandi.com). Our Commission filings are also available free of charge at our website (www.ftandi.com). We have included our website address in this prospectus solely as an inactive textual reference. The information on or otherwise accessible through our website does not constitute a part of, and is not incorporated by reference into, this prospectus or any accompanying prospectus supplement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which statements involve substantial risks and uncertainties. Such forward-looking statements relate to, among other things, the operating performance of our investments, the stability of our earnings, our financing needs and the size and attractiveness of market opportunities. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, contain projections of results of operations, cash flows or financial condition or state other forward-looking information. Our ability to predict results or the actual outcome of future plans or strategies is inherently uncertain. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. These forward-looking statements involve risks, uncertainties and other factors that may cause our actual results in future periods to differ materially from forecasted results. As set forth more fully under the heading “Risk Factors” contained in Part I, Item 1A. in our Annual Report on Form 10-K for the year ended December 31, 2019, which is incorporated by reference herein, factors that could have a material adverse effect on our operations and future prospects include, but are not limited to:
•	changes in economic conditions generally and specifically in our industry sectors, and other risks relating to the global economy;
•	reductions in cash flows received from our assets, as well as contractual limitations on the use of our aviation assets to secure debt for borrowed money;
•	our ability to take advantage of acquisition opportunities at favorable prices;
•	a lack of liquidity surrounding our assets, which could impede our ability to vary our portfolio in an appropriate manner;
•	the relative spreads between the yield on the assets we acquire and the cost of financing;
•	adverse changes in the financing markets we access affecting our ability to finance our acquisitions;
•	customer defaults on their obligations;
•	our ability to renew existing contracts and enter into new contracts with existing or potential customers;
•	the availability and cost of capital for future acquisitions;
•	concentration of a particular type of asset or in a particular sector;
•	competition within the aviation, energy and intermodal transport sectors;
•	the competitive market for acquisition opportunities;
•	risks related to operating through joint ventures or partnerships or through consortium arrangements;
•	obsolescence of our assets or our ability to sell, re-lease or re-charter our assets;
•	exposure to uninsurable losses and force majeure events;
•	infrastructure operations may require substantial capital expenditures;
•	the legislative/regulatory environment and exposure to increased economic regulation;
•	exposure to the oil and gas industry’s volatile oil and gas prices;
•	difficulties in obtaining effective legal redress in jurisdictions in which we operate with less developed legal systems;
•	our ability to maintain our exemption from registration under the Investment Company Act of 1940 and the fact that maintaining such exemption imposes limits on our operations;
•	our ability to successfully utilize leverage in connection with our investments;

•	foreign currency risk and risk management activities;
•	effectiveness of our internal control over financial reporting;
•	exposure to environmental risks, including increasing environmental legislation and the broader impacts of climate change;
•	changes in interest rates and/or credit spreads, as well as the success of any hedging strategy we may undertake in relation to such changes;
•	actions taken by national, state, or provincial governments, including nationalization, or the imposition of new taxes, could materially impact the financial performance or value of our assets;
•	our dependence on our Manager and its professionals and actual, potential or perceived conflicts of interest in our relationship with our Manager;
•	effects of the merger of Fortress Investment Group LLC (“Fortress”) with affiliates of SoftBank Group Corp. (“SoftBank”);
•	volatility in the market price of our shares; and
•	the inability to pay dividends to our shareholders in the future.
Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our management’s views as of the date of this prospectus. The factors noted above could cause our actual results to differ significantly from those contained in any forward-looking statement.
Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results.

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC
Our Company
Fortress Transportation and Infrastructure Investors LLC, a Delaware limited liability company, was formed on February 19, 2014. Except as otherwise specified, “FTAI”, “we”, “us”, “our”, or “the Company” refer to us and our consolidated subsidiaries, including Fortress Worldwide Transportation and Infrastructure General Partnership (“Holdco”). Our business has been, and will continue to be, conducted through Holdco for the purpose of acquiring, managing and disposing of transportation and transportation-related infrastructure and equipment assets. Fortress Worldwide Transportation and Infrastructure Master GP LLC (the “Master GP”), owns approximately 0.05% of Holdco and is the general partner of Holdco, which was formed on May 9, 2011 and commenced operations on June 23, 2011.
We own and acquire high quality infrastructure and related equipment that is essential for the transportation of goods and people globally. We target assets that, on a combined basis, generate strong cash flows with potential for earnings growth and asset appreciation. We believe that there are a large number of acquisition opportunities in our markets and that our Manager’s expertise and business and financing relationships, together with our access to capital, will allow us to take advantage of these opportunities. As of December 31, 2019, we had total consolidated assets of $3.2 billion and total equity of $1.3 billion.
Our operations consist of two primary strategic business units - Infrastructure and Equipment Leasing. Our Infrastructure Business acquires long-lived assets that provide mission-critical services or functions to transportation networks and typically have high barriers to entry. We target or develop operating businesses with strong margins, stable cash flows and upside from earnings growth and asset appreciation driven by increased use and inflation. Our Equipment Leasing Business acquires assets that are designed to carry cargo or people. Transportation equipment assets are typically long-lived, moveable and leased by us on either operating leases or finance leases to companies that provide transportation services. Our leases generally provide for long-term contractual cash flow with high cash-on-cash yields and include structural protections to mitigate credit risk.
Our Manager
We are externally managed by our Manager, an affiliate of Fortress, which has a dedicated team of experienced professionals focused on the acquisition of transportation and infrastructure assets since 2002. On December 27, 2017, SoftBank announced that it completed its previously announced acquisition of Fortress (the “SoftBank Merger”). In connection with the SoftBank Merger, Fortress operates within SoftBank as an independent business headquartered in New York.
Pursuant to the terms of the management agreement with our Manager, our Manager provides a management team and other professionals who are responsible for implementing our business strategy and performing certain services for us, subject to oversight by our board of directors. Our management agreement has an initial ten-year term and is automatically renewed for one-year terms thereafter unless terminated by our Manager. For its services, our Manager is entitled to receive a management fee from us, payable monthly, that is based on the average value of our total equity (excluding non-controlling interests) determined on a consolidated basis in accordance with GAAP as of the last day of the two most recently completed months multiplied by an annual rate of 1.50%. In addition, we are obligated to reimburse certain expenses incurred by our Manager on our behalf.
General
The NYSE lists our Common Shares under the trading symbol “FTAI,” our Series A Preferred Shares under the trading symbol “FTAI PR A” and our Series B Preferred Shares under the trading symbol “FTAI PR B.”
We are formed in Delaware and our principal executive offices are located at 1345 Avenue of the Americas, 45th Floor, New York, New York, 10105. Our telephone number is (212) 798-6100. Our web address is www.ftandi.com. We have included our website address in this prospectus solely as an inactive textual reference. The information on or otherwise accessible through our website does not constitute a part of, and is not incorporated by reference into, this prospectus or any accompanying prospectus supplement.

RISK FACTORS
Before you invest in any of our securities, in addition to the other information in this prospectus and any prospectus supplement or other offering materials, you should carefully consider the risk factors in any prospectus supplement as well as under the heading “Risk Factors” contained in Part I, Item 1A. in our Annual Report on Form 10-K for the year ended December 31, 2019, which is incorporated by reference into this prospectus and any prospectus supplement, as the same may be amended, supplemented or superseded from time to time by our filings under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act. These risks could materially and adversely affect our business, operating results, cash flows and financial condition and could result in a partial or complete loss of your investment. See “Incorporation of Certain Documents By Reference” and “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement or other offering material, we will use the net proceeds from any sale of securities for general corporate purposes, which may include funding one or more acquisitions in whole or in part. We may provide additional information on the use of the net proceeds from any sale of securities in an applicable prospectus supplement or other offering materials relating to the securities.
Unless set forth in an accompanying prospectus supplement, we will not receive any proceeds in the event that securities are sold by a selling shareholder. We may pay certain expenses in connection with sales by selling shareholders.

DESCRIPTION OF DEBT SECURITIES
We may offer unsecured debt securities in one or more series which may be senior, subordinated or junior subordinated, and which may be convertible into another security. Unless otherwise specified in the applicable prospectus supplement, our debt securities will be issued in one or more series under an indenture to be entered into between us and U.S. Bank, National Association. Holders of our indebtedness will be structurally subordinated to holders of any indebtedness (including trade payables) of any of our subsidiaries.
The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the applicable prospectus supplement. A form of the indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the applicable indenture and those made a part of the global indenture by the Trust Indenture Act of 1939 (“TIA”). You should read the summary below, the applicable prospectus supplement and provisions of the applicable indenture and indenture supplement, if any, in their entirety before investing in our debt securities.
The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:
•	the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount;
•	whether the debt securities will be senior, subordinated or junior subordinated;
•	any applicable subordination provisions for any subordinated debt securities;
•	the maturity date(s) or method for determining same;
•	the interest rate(s) or the method for determining same;
•
the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest shall be payable in cash or additional securities;

•	whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;
•	redemption or early repayment provisions;
•	authorized denominations;
•	if other than the principal amount, the principal amount of debt securities payable upon acceleration;
•	place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the company may be made;
•	whether such debt securities will be issued in whole or in part in the form of one or more global securities and the date as which the securities are dated if other than the date of original issuance;
•	amount of discount or premium, if any, with which such debt securities will be issued;
•	any covenants applicable to the particular debt securities being issued;
•	any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;
•	the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;
•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;
•	the time period within which, the manner in which and the terms and conditions upon which the holders of the debt securities or the company can select the payment currency;
•	our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;
•	any restriction or conditions on the transferability of the debt securities;
•	provisions granting special rights to holders of the debt securities upon occurrence of specified events;

•	additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;
•	additions or changes to the provisions for the defeasance of the debt securities or to provisions related to satisfaction and discharge of the indenture;
•
provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

•
any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such debt securities).

General
We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture.
We will describe in the applicable prospectus supplement any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, and the currencies, commodities, equity indices or other factors to which the amount payable on such date would be linked, will be described in the applicable prospectus supplement.
United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.
We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiples of $1,000 in excess thereof. Subject to the limitations provided in the indenture and prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.
Global Securities
Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or to another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or to a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.
Governing Law
The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York, without regard to conflicts of laws principles thereof.

DESCRIPTION OF SHARES
The following description of our common shares and provisions of our operating agreement do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of our operating agreement, a copy of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors are urged to read the exhibits for a complete understanding of our operating agreement.
Authorized Shares
Our authorized shares consists of:
•	2,000,000,000 common shares; and
•	200,000,000 preferred shares.
As of February 27, 2020, 84,992,977 common shares, 3,450,000 Series A Preferred Shares and 4,600,000 Series B Preferred Shares were issued and outstanding. All the outstanding common shares, Series A Preferred Shares and Series B Preferred Shares are fully paid and non-assessable.
Common Shares
No holder of common shares is entitled to preemptive, preferential or similar rights or redemption or conversion rights. Holders of common shares are entitled to one vote per share on all matters submitted to a vote of holders of common shares. Unless a different majority is required by law or by our operating agreement, resolutions to be approved by holders of common shares require approval by a simple majority of votes cast at a meeting at which a quorum is present.
Each holder of common shares is entitled to one vote for each common share held on all matters submitted to a vote of shareholders. Except as provided with respect to any other class or series of shares, the holders of our common shares will possess the exclusive right to vote for the election of directors and for all other purposes. Our operating agreement does not provide for cumulative voting in the election of directors, which means that the holders of a majority of the outstanding common shares can elect all of the directors standing for election, and the holders of the remaining shares are not able to elect any directors.
Subject to any preference rights of holders of any preferred shares that we may issue in the future, holders of our common shares are entitled to receive dividends, if any, declared from time to time by our board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, the holders of our common shares are entitled to share ratably in all assets remaining after the payment of liabilities, subject to any rights of holders of our preferred shares prior to distribution.
Preferred Shares
Pursuant to our operating agreement, our board of directors by resolution may establish one or more series of preferred shares having such number of shares, designations, dividend rates, relative voting rights, conversion or exchange rights, redemption rights, liquidation rights and other relative participation, optional or other special rights, qualifications, limitations or restrictions as may be fixed by the board without any further shareholder approval. The rights with respect to a series of preferred shares may be more favorable to the holder(s) thereof than the rights attached to our common shares. It is not possible to state the actual effect of the issuance of any preferred shares on the rights of holders of our common shares until our board of directors determines the specific rights attached to such preference share. The effect of issuing preferred shares may include, among other things, one or more of the following:
•	restricting dividends in respect of our common shares;
•	diluting the voting power of our common shares or providing that holders of preferred shares have the right to vote on matters as a class;
•	impairing the liquidation rights of our common shares; or
•	delaying or preventing a change of control of us.
Description of Series A Preferred Shares
On September 12, 2019, we amended and restated our Amended and Restated Limited Liability Company Agreement by including a share designation (the “Series A Preferred Share Designation”) with respect to the Series

A Preferred Shares. The Series A Preferred Share Designation provides for “8.25% Fixed-to-Floating Rate Series A Cumulative Perpetual Redeemable Preferred Shares” with the powers, designations, preferences and other rights as set forth therein and summarized below. The Second Amended and Restated Limited Liability Company Agreement is incorporated herein by reference. On September 12, 2019, we issued 3,450,000 shares of our Series A Preferred Shares, all of which remain outstanding as of February 27, 2020. Our Series A Preferred Shares are listed on the NYSE under the trading symbol “FTAI PR A.”
Ranking. With respect to the payment of distributions and rights (including redemption rights) upon our liquidation, dissolution or winding up, the Series A Preferred Shares rank (i) senior and prior to our common shares and any class or series of preferred shares that by its terms is designated as ranking junior to the Series A Preferred Shares, (ii) pari passu with any class or series of preferred shares that by its terms is designated as ranking equal to the Series A Preferred Shares or does not state it is junior or senior to the Series A Preferred Shares, (iii) junior to any class or series of preferred shares that is expressly designated as ranking senior to the Series A Preferred Shares (subject to receipt of any requisite consents prior to issuance) and (iv) effectively junior to all of our existing and future indebtedness (including indebtedness convertible into our common shares or preferred shares) and other liabilities and to all liabilities and any preferred equity of our existing subsidiaries and any future subsidiaries.
Distributions. Holders of the Series A Preferred Shares are entitled to receive, only when, as, and if declared by our board of directors, out of funds legally available for such purpose, cumulative cash distributions based on the stated liquidation preference of $25.00 per Series A Preferred Share at a rate equal to (i) from, and including, the original issue date of the Series A Preferred Shares to, but excluding, September 15, 2024 (the “Fixed Rate Period”), 8.25% per annum, and (ii) beginning September 15, 2024 (the “Floating Rate Period”), Three-Month LIBOR (as defined in the Series A Preferred Share Designation) plus a spread of 688.6 basis points per annum. A distribution period means the period from, and including, each distribution payment date (March 15, June 15, September 15 and December 15 of each year, beginning on March 15, 2020) to, but excluding, the next succeeding distribution payment date.
Priority Regarding Distributions. While any Series A Preferred Shares remain outstanding, unless the full cumulative distributions for all past distribution periods on all outstanding Series B Preferred Shares have been or contemporaneously are declared and paid in full or declared and a sum sufficient for the payment of those distributions has been set aside: (1) no distribution will be declared and paid or set aside for payment on any junior securities (as defined in the Series A Preferred Share Designation) (other than a distribution payable solely in shares of junior securities); (2) no shares of junior securities will be repurchased, redeemed, or otherwise acquired for consideration by the Company or any of its subsidiaries, directly or indirectly (other than as a result of a reclassification of junior securities for or into other junior securities, or the exchange for or conversion into junior securities, through the use of the proceeds of a substantially contemporaneous sale of other shares of junior securities or pursuant to a contractually binding requirement to buy junior securities pursuant to a binding agreement existing prior to the original issue date of the Series A Preferred Shares), nor will any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Company or any of its subsidiaries; and (3) no shares of parity securities (as defined in the Series A Preferred Share Designation) will be repurchased, redeemed or otherwise acquired for consideration by the Company or any of its subsidiaries (other than pursuant to pro rata offers to purchase or exchange all, or a pro rata portion of Series A Preferred Shares and such parity securities or as a result of a reclassification of parity securities for or into other parity securities, or by conversion into or exchange for other parity securities or junior securities).
Liquidation Rights. Upon our voluntary or involuntary liquidation, dissolution or winding up, the holders of the outstanding Series A Preferred Shares are entitled to be paid out of our assets legally available for distribution to our shareholders, before any distribution of assets is made to holders of common shares or any other junior securities, a liquidating distribution in the amount of a liquidation preference of $25.00 per share, plus an amount equal to accumulated and unpaid distributions thereon, if any, to, but excluding, the date of such liquidation distribution, whether or not declared, plus the sum of any declared and unpaid distributions for prior distribution periods prior to the distribution period in which the liquidation distribution is made and any declared and unpaid distributions for the then current distribution period in which the liquidation distribution is made to the date of such liquidation distribution. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A Preferred Shares will have no right or claim to any of our remaining assets.
Conversion Rights. The Series A Preferred Shares are not convertible into or exchangeable for any other of our property, interests, or securities.

Redemption. We may redeem the Series A Preferred Shares, in whole or in part, at our option, at any time or from time to time on or after September 15, 2024, at the redemption price equal to $25.00 per Series A Preferred Share, plus an amount equal to all accumulated and unpaid distributions thereon, if any, to, but excluding, the date of redemption, whether or not declared. At any time within 120 days after the conclusion of any review or appeal process instituted by us following the occurrence of a rating event (as defined in the Series A Preferred Share Designation), we may, at our option, redeem the Series A Preferred Shares in whole, but not in part, prior to September 15, 2024, at a redemption price per Series A Preferred Share equal to $25.50 (102% of the liquidation preference of $25.00), plus an amount equal to all accumulated and unpaid distributions thereon to, but excluding, the date of redemption, whether or not declared. If a change of control (as defined in the Series A Preferred Share Designation) occurs, we may, at our option, redeem the Series A Preferred Shares, in whole but not in part, prior to September 15, 2024 and within 60 days after the occurrence of such change of control, at a price of $25.25 per Series A Preferred Share, plus an amount equal to all accumulated and unpaid distributions thereon, if any, to, but excluding, the date of redemption, whether or not declared. If a tax redemption event (as defined in the Series A Preferred Share Designation) occurs, we may, at our option, redeem the Series A Preferred Shares, in whole but not in part, prior to September 15, 2024, and within 60 days after the occurrence of such tax redemption event, at a price of $25.25 per Series A Preferred Share, plus an amount equal to all accumulated and unpaid distributions thereon, if any, to, but excluding, the date of redemption, whether or not declared. Any such redemption would be effected only out of funds legally available for such purpose and would be subject to compliance with the provisions of the instruments governing our outstanding indebtedness.
The Series A Preferred Shares are not subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Series A Preferred Shares do not have the right to require the redemption or repurchase of the Series A Preferred Shares.
Voting Rights. Owners of Series A Preferred Shares do not have any voting rights, except as set forth in the Third Limited Liability Company Agreement or as otherwise required by applicable law. To the extent that owners of Series A Preferred Shares are entitled to vote, each holder of Series A Preferred Shares has one vote per share, except that when shares of any class or series of parity securities have the right to vote with the Series A Preferred Shares as a single class on any matter, the Series A Preferred Shares and the shares of each such parity securities will have one vote for each $25.00 of liquidation preference (for the avoidance of doubt, excluding accumulated distributions).
Description of Series B Preferred Shares
On November 27, 2019, we amended and restated our Second Limited Liability Company Agreement by including a share designation (the “Series B Preferred Share Designation”) with respect to the Series B Preferred Shares. The Series B Preferred Share Designation provides for “8.00% Fixed-to-Floating Rate Series B Cumulative Perpetual Redeemable Preferred Shares” with the powers, designations, preferences and other rights as set forth therein and summarized below. The Third Amended and Restated Limited Liability Company Agreement is incorporated herein by reference. On November 27, 2019, we issued 4,600,000 shares of the Series B Preferred Shares, all of which remain outstanding as of February 27, 2020. Our Series B Preferred Shares are listed on the NYSE under the trading symbol “FTAI PR B.”
Ranking. With respect to the payment of distributions and rights (including redemption rights) upon our liquidation, dissolution or winding up, the Series B Preferred Shares rank (i) senior and prior to our common shares and any class or series of preferred shares that by its terms is designated as ranking junior to the Series B Preferred Shares, (ii) pari passu with any class or series of preferred shares that by its terms is designated as ranking equal to the Series B Preferred Shares or does not state it is junior or senior to the Series B Preferred Shares (including our Series A Preferred Shares), (iii) junior to any class or series of preferred shares that is expressly designated as ranking senior to the Series B Preferred Shares (subject to receipt of any requisite consents prior to issuance) and (iv) effectively junior to all of our existing and future indebtedness (including indebtedness convertible into our common shares or preferred shares) and other liabilities and to all liabilities and any preferred equity of our existing subsidiaries and any future subsidiaries. The Series B Preferred Shares will not be convertible into, or exchangeable for, shares of any other class or series of our Capital Stock (as defined herein) or other securities and will not be subject to any sinking fund or other obligation to redeem or repurchase the Series B Preferred Shares. The Series B Preferred Shares are not secured, are not guaranteed by us or any of our affiliates and are not subject to any other arrangement that legally or economically enhances the ranking of the Series B Preferred Shares.
Distributions. Holders of the Series B Preferred Shares are entitled to receive, only when, as, and if declared by our board of directors, out of funds legally available for such purpose, cumulative cash distributions based on the stated liquidation preference of $25.00 per Series B Preferred Share at a rate equal to (i) from, and including, the original issue date of the Series B Preferred Shares to, but excluding, December 15, 2024 (the “Fixed Rate Period”), 8.00% per annum, and (ii) beginning December 15, 2024 (the “Floating Rate Period”), Three-Month LIBOR (as defined in the Series B Preferred Share Designation) plus a spread of 644.7 basis points per annum. A distribution period means the period from, and including, each distribution payment date (March 15, June 15, September 15 and December 15 of each year, beginning on March 15, 2020) to, but excluding, the next succeeding distribution payment date.
Priority Regarding Distributions. While any Series B Preferred Shares remain outstanding, unless the full cumulative distributions for all past distribution periods on all outstanding Series B Preferred Shares have been or contemporaneously are declared and paid in full or declared and a sum sufficient for the payment of those distributions has been set aside: (1) no distribution will be declared and paid or set aside for payment on any junior securities (as defined in the Series B Preferred Share Designation) (other than a distribution payable solely in shares of junior securities); (2) no shares of junior securities will be repurchased, redeemed, or otherwise acquired for consideration by the Company or any of its subsidiaries, directly or indirectly (other than as a result of a reclassification of junior securities for or into other junior securities, or the exchange for or conversion into junior securities, through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Securities or pursuant to a contractually binding requirement to buy junior securities pursuant to a binding agreement existing prior to the original issue date of the Series B Preferred Shares), nor will any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Company or any of its subsidiaries; and (3) no shares of parity securities (as defined in the Series A Preferred Share Designation) will be repurchased, redeemed or otherwise acquired for consideration by the Company or any of its subsidiaries (other than pursuant to pro rata offers to purchase or exchange all, or a pro rata portion of Series B Preferred Shares and such parity securities or as a result of a reclassification of parity securities for or into other parity securities, or by conversion into or exchange for other parity securities or junior securities).
Liquidation Rights. Upon our voluntary or involuntary liquidation, dissolution or winding up, the holders of the outstanding Series B Preferred Shares are entitled to be paid out of our assets legally available for distribution to our shareholders, before any distribution of assets is made to holders of common shares or any other junior securities, a liquidating distribution in the amount of a liquidation preference of $25.00 per share, plus an amount equal to accumulated and unpaid distributions thereon, if any, to, but excluding, the date of such liquidation distribution, whether or not declared, plus the sum of any declared and unpaid distributions for distribution periods prior to the distribution period in which the liquidation distribution is made and any declared and unpaid distributions for the then current distribution period in which the liquidation distribution is made to the date of such liquidation distribution. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series B Preferred Shares will have no right or claim to any of our remaining assets.
Conversion Rights. The Series B Preferred Shares are not convertible into or exchangeable for any other of our property, interests, or securities.
Redemption. We may redeem the Series B Preferred Shares, in whole or in part, at our option, at any time or from time to time on or after December 15, 2024, at the redemption price equal to $25.00 per Series B Preferred Share, plus an amount equal to all accumulated and unpaid distributions thereon, if any, to, but excluding, the date of redemption, whether or not declared. At any time within 120 days after the conclusion of any review or appeal process instituted by us following the occurrence of a rating event (as defined in the Series B Preferred Share Designation), we may, at our option, redeem the Series B Preferred Shares in whole, but not in part, prior to December 15, 2024, at a redemption price per Series B Preferred Share equal to $25.50 (102% of the liquidation preference of $25.00), plus an amount equal to all accumulated and unpaid distributions thereon to, but excluding, the date of redemption, whether or not declared. If a change of control (as defined in the Series B Preferred Share Designation) occurs, we may, at our option, redeem the Series B Preferred Shares, in whole but not in part, prior to December 15, 2024 and within 60 days after the occurrence of such change of control, at a price of $25.25 per Series B Preferred Share, plus an amount equal to all accumulated and unpaid distributions thereon, if any, to, but excluding, the date of redemption, whether or not declared. If a tax redemption event (as defined in the Series B Preferred Share Designation) occurs, we may, at our option, redeem the Series B Preferred Shares, in whole but not in part, prior to December 15, 2024, and within 60 days after the occurrence of such tax redemption event, at a price of $25.25 per

Series B Preferred Share, plus an amount equal to all accumulated and unpaid distributions thereon, if any, to, but excluding, the date of redemption, whether or not declared. Any such redemption would be effected only out of funds legally available for such purpose and would be subject to compliance with the provisions of the instruments governing our outstanding indebtedness.
The Series B Preferred Shares are not subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Series B Preferred Shares do not have the right to require the redemption or repurchase of the Series B Preferred Shares.
Voting Rights. Owners of Series B Preferred Shares do not have any voting rights, except as set forth in the Third Limited Liability Company Agreement or as otherwise required by applicable law. To the extent that owners of Series B Preferred Shares are entitled to vote, each holder of Series B Preferred Shares has one vote per share, except that when shares of any class or series of parity securities have the right to vote with the Series B Preferred Shares as a single class on any matter, the Series B Preferred Shares and the shares of each such parity securities will have one vote for each $25.00 of liquidation preference (for the avoidance of doubt, excluding accumulated distributions).
Transfer Agent
The registrar and transfer agent for our common shares is American Stock Transfer & Trust Company, LLC.
Listing
Our common shares are listed on the NYSE under the symbol “FTAI.” Our Series A Preferred Shares are listed on the NYSE under the symbol “FTAI PR A.” Our Series B Preferred Shares are listed on the NYSE under the symbol “FTAI PR B.”

DESCRIPTION OF DEPOSITARY SHARES
We may issue depositary receipts representing interests in shares of particular series of preferred shares which are called depositary shares. We will deposit the preferred shares of a series which is the subject of depositary shares with a depositary, which will hold that preferred shares for the benefit of the holders of the depositary shares, in accordance with a deposit agreement between the depositary and us. The holders of depositary shares will be entitled to all the rights and preferences of the preferred shares to which the depositary shares relate, including dividend, voting, conversion, redemption and liquidation rights, to the extent of their interests in that preferred shares.
While the deposit agreement relating to a particular series of preferred shares may have provisions applicable solely to that series of preferred shares, all deposit agreements relating to preferred shares we issue will include the following provisions:
Dividends and Other Distributions
Each time we pay a cash dividend or make any other type of cash distribution with regard to preferred shares of a series, the depositary will distribute to the holder of record of each depositary share relating to that series of preferred shares an amount equal to the dividend or other distribution per depositary share the depositary receives. If there is a distribution of property other than cash, the depositary either will distribute the property to the holders of depositary shares in proportion to the depositary shares held by each of them, or the depositary will, if we approve, sell the property and distribute the net proceeds to the holders of the depositary shares in proportion to the depositary shares held by them.
Withdrawal of Preferred Shares
A holder of depositary shares will be entitled to receive, upon surrender of depositary receipts representing depositary shares, the number of whole or fractional shares of the applicable series of preferred shares, and any money or other property, to which the depositary shares relate.
Redemption of Depositary Shares
Whenever we redeem shares of preferred shares held by a depositary, the depositary will be required to redeem, on the same redemption date, depositary shares constituting, in total, the number of shares of preferred shares held by the depositary which we redeem, subject to the depositary’s receiving the redemption price of those shares of preferred shares. If fewer than all the depositary shares relating to a series are to be redeemed, the depositary shares to be redeemed will be selected by lot or by another method we determine to be equitable.
Voting
Any time we send a notice of meeting or other materials relating to a meeting to the holders of a series of preferred shares to which depositary shares relate, we will provide the depositary with sufficient copies of those materials so they can be sent to all holders of record of the applicable depositary shares, and the depositary will send those materials to the holders of record of the depositary shares on the record date for the meeting. The depositary will solicit voting instructions from holders of depositary shares and will vote or not vote the preferred shares to which the depositary shares relate in accordance with those instructions.
Liquidation Preference
In the event of our liquidation, dissolution or winding up, the holder of each depositary share will be entitled to what the holder of the depositary share would have received if the holder had owned the number of shares (or fraction of a share) of preferred shares which is represented by the depositary share.
Conversion
If shares of a series of preferred shares are convertible into common shares or other of our securities or property, holders of depositary shares relating to that series of preferred shares will, if they surrender depositary receipts representing depositary shares and appropriate instructions to convert them, receive the common shares or other securities or property into which the number of shares (or fractions of shares) of preferred shares to which the depositary shares relate could at the time be converted.

Amendment and Termination of a Deposit Agreement
We and the depositary may amend a deposit agreement, except that an amendment which materially and adversely affects the rights of holders of depositary shares, or would be materially and adversely inconsistent with the rights granted to the holders of the preferred shares to which they relate, must be approved by holders of at least two-thirds of the outstanding depositary shares. No amendment will impair the right of a holder of depositary shares to surrender the depositary receipts evidencing those depositary shares and receive the preferred shares to which they relate, except as required to comply with law. We may terminate a deposit agreement with the consent of holders of a majority of the depositary shares to which it relates. Upon termination of a deposit agreement, the depositary will make the whole or fractional shares of preferred shares to which the depositary shares issued under the deposit agreement relate available to the holders of those depositary shares. A deposit agreement will automatically terminate if:
•	All outstanding depositary shares to which it relates have been redeemed or converted.
•	The depositary has made a final distribution to the holders of the depositary shares issued under the deposit agreement upon our liquidation, dissolution or winding up.
Miscellaneous
There will be provisions: (1) requiring the depositary to forward to holders of record of depositary shares any reports or communications from us which the depositary receives with respect to the preferred shares to which the depositary shares relate; (2) regarding compensation of the depositary; (3) regarding resignation of the depositary; (4) limiting our liability and the liability of the depositary under the deposit agreement (usually to failure to act in good faith, gross negligence or willful misconduct); and (5) indemnifying the depositary against certain possible liabilities.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase debt or equity securities. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:
•	the title of the warrants;
•	the designation, amount and terms of the securities for which the warrants are exercisable;
•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;
•	the price or prices at which the warrants will be issued;
•	the aggregate number of warrants;
•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;
•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;
•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;
•	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the exercise of the warrants;
•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;
•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;
•	the maximum or minimum number of warrants that may be exercised at any time; and
•	information with respect to book-entry procedures, if any.
Exercise of Warrants
Each warrant will entitle the holder of warrants to purchase for cash the amount of debt or equity securities, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the debt or equity securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS
We may issue subscription rights to purchase our common shares, our preferred shares or our debt securities. We may issue subscription rights independently or together with any other offered security, which may or may not be transferable by the shareholder. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.
The prospectus supplement relating to any subscription rights we may offer will contain the specific terms of the subscription rights. These terms may include the following:
•	the price, if any, for the subscription rights;
•	the number and terms of each common share or preferred share or debt securities which may be purchased per each subscription right;
•	the exercise price payable for each common share or preferred share or debt securities upon the exercise of the subscription rights;
•	the extent to which the subscription rights are transferable;
•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;
•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;
•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;
•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and
•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.
The description in an accompanying prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the Commission if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate or subscription rights agreement if we offer subscription rights, see “Where You Can Find More Information.” We urge you to read the applicable subscription rights certificate, the applicable subscription rights agreement and any accompanying prospectus supplement in their entirety.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS
We may issue purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of our common shares, our preferred shares or our debt securities at a future date or dates, which we refer to in this prospectus as purchase contracts. The price of the securities and the number of securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts, and may be subject to adjustment under anti-dilution formulas. The purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities or debt obligations of third parties, including U.S. treasury securities, or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the purchase contracts, which we refer to herein as purchase units. The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts or the purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded in whole or in part.
The description in an accompanying prospectus supplement of any purchase contract or purchase unit we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable purchase contract or purchase unit, which will be filed with the Commission if we offer purchase contracts or purchase units. For more information on how you can obtain copies of any purchase contract or purchase unit we may offer, see “Where You Can Find More Information.” We urge you to read the applicable purchase contract or applicable purchase unit and any accompanying prospectus supplement in their entirety.

SELLING SHAREHOLDERS
Information about selling shareholders, when applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the Commission under the Exchange Act which are incorporated by reference into this prospectus.

CERTAIN PROVISIONS OF DELAWARE LAW AND OUR OPERATING AGREEMENT
OUR OPERATING AGREEMENT
Organization and Duration
Our limited liability company was formed on February 13, 2014 as Fortress Transportation and Infrastructure Investors LLC, and will remain in existence until dissolved in accordance with our operating agreement.
Purpose
Under our operating agreement, we are permitted to engage in any business activity that lawfully may be conducted by a limited liability company organized under Delaware law and, in connection therewith, to exercise all of the rights and powers conferred upon us pursuant to the agreements relating to such business activity; provided, however, that, except if our board of directors determines that it is no longer in our best interests, our Manager shall not cause us to engage, directly or indirectly, in any business activity that our board of directors determines would cause us to be treated as an association taxable as a corporation or otherwise taxable as an entity for federal income tax purposes.
Agreement to be Bound by our Operating Agreement; Power of Attorney
By purchasing our common shares, you will be admitted as a member of our limited liability company and will be deemed to have agreed to be bound by the terms of our operating agreement. Pursuant to this agreement, each shareholder and each person who acquires shares from a shareholder grants to certain of our officers (and, if appointed, a liquidator) a power of attorney to, among other things, execute and file documents required for our qualification, continuance or dissolution. The power of attorney also grants certain of our officers the authority to make certain amendments to, and to make consents and waivers under and in accordance with, our operating agreement.
Limited Liability
The Delaware LLC Act provides that a member who receives a distribution from a Delaware limited liability company and knew at the time of the distribution that the distribution was in violation of the Delaware LLC Act shall be liable to the company for the amount of the distribution for three years. Under the Delaware LLC Act, a limited liability company may not make a distribution to a member if, after the distribution, all liabilities of the company, other than liabilities to members on account of their shares and liabilities for which the recourse of creditors is limited to specific property of the company, would exceed the fair value of the assets of the company. For the purpose of determining the fair value of the assets of a company, the Delaware LLC Act provides that the fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the company only to the extent that the fair value of that property exceeds the nonrecourse liability. Under the Delaware LLC Act, an assignee who becomes a substituted member of a company is liable for the obligations of his assignor to make contributions to the company, except the assignee is not obligated for liabilities unknown to him at the time the assignee became a member and that could not be ascertained from the operating agreement.
Amendment of Our Operating Agreement
Amendments to our operating agreement may be proposed only by or with the consent of our board of directors. To adopt a proposed amendment, our board of directors is required to seek written approval of the holders of the number of shares required to approve the amendment or call a meeting of our shareholders to consider and vote upon the proposed amendment. Except as set forth below, an amendment must be approved by holders of a majority of the total outstanding shares.

Prohibited Amendments. No amendment may be made that would:
•	enlarge the obligations of any shareholder without such shareholder’s consent, unless approved by at least a majority of the type or class of shares so affected;
•	provide that we are not dissolved upon an election to dissolve our limited liability company by our board of directors that is approved by holders of a majority of the outstanding shares;
•	change the term of existence of our company; or
•
give any person the right to dissolve our limited liability company other than our board of directors’ right to dissolve our limited liability company with the approval of holders of a majority of the total combined voting power of our outstanding shares.

The provision of our operating agreement preventing the amendments having the effects described in any of the clauses above can be amended upon the approval of holders of at least two-thirds of the outstanding shares.
No Shareholder Approval.
Our board of directors may generally make amendments to our operating agreement without the approval of any shareholder or assignee to reflect:
•	a change in our name, the location of our principal place of our business, our registered agent or our registered office;
•	the admission, substitution, withdrawal or removal of shareholders in accordance with our operating agreement;
•
the merger of our company or any of its subsidiaries into, or the conveyance of all of our assets to, a newly-formed entity if the sole purpose of that merger or conveyance is to effect a mere change in our legal form into another limited liability entity;

•
a change that our board of directors determines to be necessary or appropriate for us to qualify or continue our qualification as a company in which our members have limited liability under the laws of any state or to ensure that we will not be treated as an association taxable as a corporation or otherwise taxed as an entity for U.S. federal income tax purposes other than as we specifically so designate;

•
an amendment that our board of directors determines, based upon the advice of counsel, to be necessary or appropriate to prevent us, members of our board, or our officers, agents or trustees from in any manner being subjected to the provisions of the Investment Company Act of 1940, the Investment Advisers Act of 1940, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, or ERISA, whether or not substantially similar to plan asset regulations currently applied or proposed;

•	an amendment or issuance that our board of directors determines to be necessary or appropriate for the authorization of additional securities;
•	any amendment expressly permitted in our operating agreement to be made by our board of directors acting alone;
•	an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of our operating agreement;
•
any amendment that our board of directors determines to be necessary or appropriate for the formation by us of, or our investment in, any corporation, partnership or other entity, as otherwise permitted by our operating agreement;

•	a change in our fiscal year or taxable year and related changes; and
•	any other amendments substantially similar to any of the matters described in the clauses above.

In addition, our board of directors may make amendments to our operating agreement without the approval of any shareholder or assignee if our board of directors determines that those amendments:
•	do not adversely affect the shareholders in any material respect;
•
are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

•
are necessary or appropriate to facilitate the trading of shares or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the shares are or will be listed for trading, compliance with any of which our board of directors deems to be in the best interests of us and our shareholders;

•	are necessary or appropriate for any action taken by our board of directors relating to splits or combinations of shares under the provisions of our operating agreement; or
•	are required to effect the intent expressed in this prospectus or the intent of the provisions of our operating agreement or are otherwise contemplated by our operating agreement.
Termination and Dissolution
We will continue as a limited liability company until terminated under our operating agreement. We will dissolve upon: (1) the election of our board of directors to dissolve us, if approved by holders of a majority of our outstanding shares; (2) the sale, exchange or other disposition of all or substantially all of our assets and those of our subsidiaries; (3) the entry of a decree of judicial dissolution of our limited liability company; or (4) at any time that we no longer have any shareholders, unless our business is continued in accordance with the Delaware LLC Act.
Election to be Treated as a Corporation
If the Board of Directors determines that it is no longer in our best interests to continue as a partnership for U.S. federal income tax purposes, the Board of Directors may elect to treat us as an association or as a publicly traded partnership taxable as a corporation for U.S. federal (and applicable state) income tax purposes.
In the event that the board of directors determines the company should seek relief pursuant to Section 7704(e) of the Code to preserve the status of the company as a partnership for federal (and applicable state) income tax purposes, the company and each shareholder shall agree to adjustments required by the tax authorities, and the company shall pay such amounts as required by the tax authorities, to preserve the status of the company as a partnership.
Books and Reports
We are required to keep appropriate books of our business at our principal offices. The books are maintained for both tax and financial reporting purposes on an accrual basis by our Manager. For financial reporting purposes and for tax purposes, our fiscal year is the calendar year. Our Manager uses reasonable efforts to furnish to you tax information (including Schedule K-1) as promptly as possible, which describes your allocable share of our income, gain, loss and deduction for our preceding taxable year. In preparing this information, our Manager uses various accounting and reporting conventions to determine your allocable share of income, gain, loss and deduction. Delivery of this information by our Manager may be subject to delay as a result of the late receipt of any necessary tax information from an investment in which we hold an interest. It is therefore possible that, in any taxable year, our shareholders will need to apply for extensions of time to file their tax returns.
Anti-Takeover Effects of Delaware Law and Our Operating Agreement
The following is a summary of certain provisions of our operating agreement that may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a shareholder might consider to be in its best interest, including those attempts that might result in a premium over the market price for the shares held by shareholders. The statements below are in all respects subject to and qualified in their entirety by reference to our operating agreement.
Authorized but Unissued Shares
The authorized but unissued common shares and preferred shares will be available for future issuance without obtaining shareholder approval. These additional shares may be utilized for a variety of corporate purposes, including future offerings to raise additional capital and corporate acquisitions. The existence of authorized but unissued common shares and preferred shares could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, tender offer, merger or otherwise.
Delaware Business Combination Statute—Section 203
We are a limited liability company organized under Delaware law. Some provisions of Delaware law may delay, defer or prevent a transaction that would cause a change in our control.
Section 203 of the DGCL, which restricts certain business combinations with interested shareholders in certain situations, does not apply to limited liability companies unless they elect to utilize it. Our operating agreement does not currently elect to have Section 203 of the DGCL apply to us. In general, this statute prohibits a publicly held Delaware corporation from engaging in a business combination with an interested shareholder for a period of three years after the date of the transaction by which that person became an interested shareholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested shareholder, and an interested shareholder is a person who, together with affiliates and associates, owns, or within three years prior, did own, 15% or more of voting shares.
Other Provisions of Our Operating Agreement
Our operating agreement provides that our board shall consist of not fewer than three and not more than nine directors as the board of directors may from time to time determine. Our board of directors consists of five directors and is divided into three classes that are, as nearly as possible, of equal size. Each class of directors is elected for a three-year term of office, but the terms are staggered so that the term of only one class of directors expires at each annual general meeting. The current terms of the Class I, Class II and Class III directors will expire in 2022, 2020 and 2021 respectively. We believe that classification of our board of directors helps to assure the continuity and stability of our business strategies and policies as determined by our board of directors. Additionally, there is no cumulative voting in the election of directors. This classified board provision could have the effect of making the replacement of incumbent directors more time consuming and difficult. At least two annual meetings of shareholders, instead of one, are generally required to effect a change in a majority of our board of directors.
Thus, the classified board provision could increase the likelihood that incumbent directors will retain their positions. The staggered terms of directors may delay, defer or prevent a tender offer or an attempt to change control of us, even though a tender offer or change in control might be believed by our shareholders to be in their best interest.
In addition, our operating agreement provides that directors may be removed only for cause, and only with the affirmative vote of at least 80% of the then issued and outstanding common shares entitled to vote in the election of directors.
In addition, our board of directors has the power to appoint a person as a director to fill a vacancy on our board occurring as a result of the death, disability, disqualification removal or resignation of a director, or as a result of an increase in the size of our board of directors.
Pursuant to our operating agreement, preferred shares may be issued from time to time, and the board of directors is authorized to determine and alter all designations, preferences, rights, powers and duties without limitation. See “Description of Shares—Preferred Shares.” Our operating agreement does not provide our shareholders with the ability to call a special meeting of the shareholders.
Ability of Our Shareholders to Act
Our operating agreement does not permit our shareholders to call special shareholders meetings. Special meetings of shareholders may be called by a majority of the Board of Directors or a committee of the Board of Directors that has been duly designated by the Board of Directors and whose powers include the authority to call such meetings. Written notice of any special meeting so called shall be given to each shareholder of record entitled to vote at such meeting not less than 10 or more than 60 days before the date of such meeting, unless otherwise required by law.
Our operating agreement also prohibits our shareholders from consenting in writing to take any action in lieu of taking such action at a duly called annual or special meeting of our shareholders.

Our operating agreement provides that nominations of persons for election to our board of directors may be made at any annual meeting of our shareholders, or at any special meeting of our shareholders called for the purpose of electing directors, (a) by or at the direction of our board of directors or (b) by certain shareholders. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to our Secretary. To be timely, a shareholder’s notice must be delivered to or mailed and received at our principal executive offices (i) in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within 25 days before or after such anniversary date, notice by a shareholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs and (ii) in the case of a special meeting, not later than the tenth day following the day on which such notice of the date of the special meeting was mailed or such public disclosure of the date of the special meeting was made, whichever first occurs.
Limitations on Liability and Indemnification of Directors and Officers
Our operating agreement provides that our directors will not be personally liable to us or our shareholders for monetary damages for breach of a fiduciary duty as a director, except to the extent such exemption is not permitted under the Delaware Limited Liability Company Act.
Our operating agreement provides that we must indemnify our directors and officers to the fullest extent permitted by law. We are also expressly authorized to advance certain expenses (including attorneys’ fees and disbursements and court costs) to our directors and officers and carry directors’ and officers’ insurance providing indemnification for our directors and officers for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and officers.
We have entered into separate indemnification agreements with each of our directors and executive officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and our operating agreement against (i) any and all expenses and liabilities, including judgments, fines, penalties and amounts paid in settlement of any claim with our approval and counsel fees and disbursements, (ii) any liability pursuant to a loan guarantee, or otherwise, for any of our indebtedness, and (iii) any liabilities incurred as a result of acting on our behalf (as a fiduciary or otherwise) in connection with an employee benefit plan. The indemnification agreements provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our operating agreement.
These provisions and agreements may have the practical effect in some cases of eliminating our stockholders’ ability to collect monetary damages from our directors and executive officers.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that, in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Corporate Opportunity
Under our operating agreement, to the extent permitted by law:
•
Fortress and its affiliates, including the Manager and General Partner, have the right to, and have no duty to abstain from, exercising such right to, engage or invest in the same or similar business as us, do business with any of our clients, customers or vendors or employ or otherwise engage any of our officers, directors or employees;

•
if Fortress and its affiliates, including the Manager and General Partner, or any of their officers, directors or employees acquire knowledge of a potential transaction that could be a corporate opportunity, they have no duty to offer such corporate opportunity to us, our shareholders or affiliates;

•	we have renounced any interest or expectancy in, or in being offered an opportunity to participate in, such corporate opportunities; and

•
in the event that any of our directors and officers who is also a director, officer or employee of Fortress and their respective affiliates, including the Manager and General Partner, acquire knowledge of a corporate opportunity or is offered a corporate opportunity, provided that this knowledge was not acquired solely in such person’s capacity as our director or officer and such person acted in good faith, then such person is deemed to have fully satisfied such person’s fiduciary duty and is not liable to us if Fortress and their respective affiliates, including the Manager and General Partner, pursues or acquires the corporate opportunity or if such person did not present the corporate opportunity to us.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of U.S. federal income tax considerations generally applicable to the purchase, ownership and disposition of common shares by U.S. Holders and Non-U.S. Holders (each as defined below). This discussion deals only with common shares held as capital assets by shareholders who purchase common shares in this offering. This discussion does not cover all aspects of U.S. federal income taxation that may be relevant to the purchase, ownership or disposition of our common shares by prospective investors in light of their particular circumstances. In particular, this discussion does not address all of the tax considerations that may be relevant to certain types of investors subject to special treatment under U.S. federal income tax laws, such as the following:
•	brokers or dealers in securities or currencies;
•	financial institutions;
•	pension plans;
•	regulated investment companies;
•	real estate investment trusts;
•	cooperatives;
•	except to the extent discussed below, tax-exempt entities;
•	insurance companies;
•	persons holding common shares as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;
•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;
•	persons liable for alternative minimum tax;
•	U.S. expatriates;
•	partnerships or entities or arrangements treated as partnerships or other passthrough entities for U.S. federal income tax purposes (or investors therein); or
•	U.S. Holders whose “functional currency” is not the U.S. dollar.
Furthermore, this discussion is based upon the provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof. Such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those discussed below. In addition, this discussion does not address any state, local or non-U.S. tax considerations, or any U.S. federal tax considerations other than income tax considerations (such as estate or gift tax consequences or the Medicare contribution tax on certain investment income).
For purposes of this discussion, you will be considered a “U.S. Holder” if you beneficially own our common shares and you are for U.S. federal income tax purposes one of the following:
•	a citizen or an individual who is a resident of the United States;
•	a corporation (or other entity taxable as a corporation) created or organized under the laws of the United States, any state thereof or the District of Columbia;
•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•
a trust if you (i) are subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all of your substantial decisions or (ii) have a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

You will be considered a “Non-U.S. Holder” if you beneficially own our common shares and you are not a U.S. Holder or a partnership or other passthrough entity for U.S. federal income tax purposes. If you are a partnership or other passthrough entity for U.S. federal income tax purposes, the U.S. federal income tax treatment of your partners or owners generally will depend upon the status of such partners or owners and your activities.

The United States federal income tax treatment of our shareholders depends in some instances on determinations of fact and interpretations of complex provisions of federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences of holding common shares to any particular shareholder will depend on the shareholder’s particular tax circumstances. Accordingly, you should consult your own tax advisor regarding the United States federal, state, local, and non-U.S. tax consequences of acquiring, holding, exchanging, or otherwise disposing of common shares and of our treatment for United States federal income tax purposes as a partnership, and not as an association or a publicly traded partnership taxable as a corporation.
Federal Income Tax Opinion Regarding Partnership Status
Skadden, Arps, Slate, Meagher & Flom LLP has acted as our tax counsel. In connection with this prospectus, FTAI expects to receive an opinion from Skadden, Arps, Slate, Meagher & Flom LLP to the effect that based on current law FTAI will be treated, for U.S. federal income tax purposes, as a partnership and not as an association or publicly traded partnership (within the meaning of Section 7704 of the Code) subject to tax as a corporation. The opinion of Skadden, Arps, Slate Meagher & Flom LLP is based on various assumptions and representations relating to FTAI’s organization, operation, assets, activities and income, including that all such representations set forth in the officer’s certificate on which the opinion is based and all other factual information set forth in the relevant documents, records and instruments are true and correct, that all actions described in this offering are completed in a timely fashion and that we will at all times operate in accordance with the method of operation described in our organizational documents and this offering. Such opinion is conditioned upon representations and covenants made by our management regarding our organization, assets, activities, income, and present and future conduct of our business operations, and assumes that such representations and covenants are accurate and complete. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.
Taxation of FTAI
FTAI intends to operate so that it will qualify to be treated for U.S. federal income tax purposes as a partnership, and not as an association or publicly traded partnership taxable as a corporation. Given the ongoing importance of our actual method of operation each year, and the possibility of future changes in our circumstances, no assurance can be given by Skadden, Arps, Slate, Meagher & Flom LLP or FTAI that FTAI will so qualify for any particular year. Skadden, Arps, Slate, Meagher, & Flom LLP will have no obligation to advise FTAI or FTAI’s shareholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in, or differing IRS interpretation of, the applicable law. FTAI’s taxation as a partnership that is not a publicly traded partnership taxable as a corporation will depend on its ability to meet, on a continuing basis, through actual operating results, the “Qualifying Income Exception” (as described below), the compliance with which will not be reviewed by Skadden, Arps, Slate, Meagher & Flom LLP on an ongoing basis. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy the Qualifying Income Exception.
An entity that would otherwise be classified as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership,” unless an exception applies. FTAI will be publicly traded for this purpose. Nevertheless, an exception, which we refer to as the Qualifying Income Exception, exists with respect to a publicly traded partnership if (i) at least 90% of such partnership’s gross income for each taxable year consists of “qualifying income” and (ii) the partnership would not be required to register under the Investment Company Act if it were a U.S. corporation. Qualifying income generally includes dividends, interest, capital gains from the sale or other disposition of stock and securities and other forms of investment income. FTAI currently expects that a substantial portion of its income will constitute either “Subpart F” income (defined below) derived from CFCs or QEF Inclusions (each as defined below). Although the law is unclear, we intend to treat such income as qualifying income only to the extent amounts are actually distributed to FTAI in respect of such income in the year in which such income is earned. FTAI also expects that its return from investments will also include interest, dividends, capital gains and other types of qualifying income sufficient, in the aggregate, to satisfy the Qualifying Income Exception, although we cannot assure that this will in fact be the case.
While it is treated as a publicly traded partnership, FTAI intends to manage its investments so that it will satisfy the Qualifying Income Exception. There can be no assurance, however, that FTAI will do so or that the IRS would not challenge its compliance with the Qualifying Income Exception and, therefore, assert that FTAI should be taxable as a corporation for U.S. federal income tax purposes.

If FTAI fails to satisfy the Qualifying Income Exception (other than a failure which is determined by the IRS to be inadvertent and which is cured within a reasonable period of time after the discovery of such failure as discussed below) or if FTAI elects to be treated as a corporation based upon a determination by its board of directors, FTAI will be treated as if it had transferred all of its assets, subject to its liabilities, to a newly formed corporation, on the first day of the year in which it failed to satisfy the Qualifying Income Exception (or the date on which the election to be treated as a corporation was effective), in return for stock of such corporation, and then distributed such stock to its shareholders in liquidation of their interests in FTAI. This contribution and liquidation should be tax-free to our shareholders (except for a Non-U.S. Holder if we own an interest in U.S. real property or an interest in a USRPHC as defined and discussed below in “Taxation of Non-U.S. Persons”) so long as we do not have liabilities in excess of our tax basis in our assets.
If, for any reason (including our failure to meet the Qualifying Income Exception or a determination by our board of directors to elect to be treated as a corporation), FTAI were treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, we would be subject to U.S. federal income tax on our taxable worldwide income at regular corporate income tax rates, without deduction for any distributions to shareholders, thereby materially reducing the amount of any funds available for distribution to shareholders. In addition, if FTAI were treated as a corporation for U.S. federal income tax purposes, distributions made to shareholders would be treated as taxable dividend income to the extent of FTAI’s current or accumulated earnings and profits. Any distribution in excess of current and accumulated earnings and profits would first be treated as a return of capital to the extent of a shareholder’s adjusted tax basis in its common shares (determined separately with respect to each share), which would not be subject to tax. Thereafter, to the extent such distribution were to exceed a shareholder’s adjusted tax basis in its common shares, the distribution would be treated as gain from the sale or exchange of such common shares.
If at the end of any year FTAI fails to meet the Qualifying Income Exception, FTAI may still qualify as a partnership for U.S. federal income tax purposes if it is entitled to relief under the Code for an inadvertent termination of partnership status. This relief will be available if (i) the failure to meet the Qualifying Income Exception is cured within a reasonable time after discovery, (ii) the failure is determined by the IRS to be inadvertent, and (iii) FTAI and each of our shareholders (during the failure period) agree to make such adjustments or to pay such amounts as are required by the IRS. Under FTAI’s operating agreement, each of our shareholders is obligated to make such adjustments or to pay such amounts as are required by the IRS to maintain FTAI’s status as a partnership for U.S. federal income tax purposes. It is not possible to determine at this time whether FTAI would be entitled to this relief in any or all circumstances. If this relief provision is inapplicable to a particular set of circumstances involving FTAI, FTAI will not qualify as a partnership for U.S. federal income tax purposes. Even if this relief provision applies and FTAI retains its partnership status, FTAI or our shareholders (during the failure period) will be required to pay such amounts as are determined by the IRS.
Despite its classification as a partnership, a significant portion of FTAI’s income will be derived through its corporate subsidiaries, and such subsidiaries may be subject to corporate income tax.
In addition, FTAI expects that all or substantially all of the items of income, gain, loss, deduction, or credit realized by FTAI will be realized in the first instance by Holdco and allocated to FTAI for reallocation to its shareholders. Unless otherwise specified, references in this section to “we” “us,” and “our” refer to FTAI and Holdco and references to “our” items of income, gain, loss, deduction, or credit include the realization of such items by Holdco and the allocation of such items to FTAI. The remainder of this discussion assumes that FTAI will be treated for U.S. federal income tax purposes as a partnership.
Investment Structures
To manage our affairs so as to meet the Qualifying Income Exception, we may structure certain investments through entities classified as corporations for U.S. federal income tax purposes. Because our shareholders are expected to be located in numerous taxing jurisdictions, no assurances can be given that any such investment structure will have the same impact on all shareholders, and such investment structure may even impose additional tax burdens on some shareholders. If the entities are non-U.S. corporations, they may be considered PFICs or CFCs, the consequences of which are described below. If the entities are U.S. corporations, they would be subject to U.S. federal income tax on their operating income, including any gain recognized on their disposition of their investments. In addition, if the investment involves interests in U.S. real property, gain recognized on disposition generally would be subject to U.S. federal income tax, whether the corporations are U.S. or non-U.S. corporations.

Consequences to U.S. Holders
Taxation of U.S. Holders on Our Profits and Losses
As a partnership for U.S. federal income tax purposes, we are not a taxable entity and we incur no U.S. federal income tax liability. Instead, each shareholder, in computing its own U.S. federal income tax liability for any taxable year, will be required to take into account its allocable share of items of our income, gain, loss, deduction and credit for each of our taxable years ending with or within such shareholder’s taxable year, regardless of whether the shareholder has received any distributions. The characterization of an item of our income, gain, loss, deduction or credit generally will be determined at our (rather than at the shareholder’s) level.
With respect to individual and other non-corporate U.S. Holders, certain dividends paid by a corporation (including certain qualified foreign corporations) to us and that are allocable to such U.S. Holders may qualify for reduced rates of taxation. A qualified foreign corporation includes a non-U.S. corporation that is eligible for the benefits of specified income tax treaties with the United States. In addition, a non-U.S. corporation is treated as a qualified corporation with respect to its shares that are readily tradable on an established securities market in the United States. Among other exceptions, individual and other non-corporate U.S. Holders generally will not be eligible for reduced rates of taxation on any dividends if the payer is a CFC or PFIC for the taxable year in which such dividends are paid or for the preceding taxable year. U.S. Holders that are corporations may be entitled to a “dividends received deduction” in respect of dividends paid to us by U.S. corporations. We currently expect that a significant portion of our income will be derived from “Subpart F” income (defined below) derived from CFCs or QEF Inclusions (defined below) derived from PFICs, which will not be eligible for the reduced rates of taxation generally available to individual and other non-corporate shareholders or the “dividends received deduction” available to corporate shareholders. You should consult your own tax advisor regarding the application of the foregoing rules in light of your particular circumstances.
Allocation of Profits and Losses
For each of our taxable years, items of income, gain, loss, deduction or credit recognized by us will be allocated among our shareholders in accordance with their allocable shares of our items of income, gain, loss, deduction and credit. A shareholder’s allocable share of such items will be determined by our operating agreement, provided such allocations either have “substantial economic effect” or are determined to be in accordance with the shareholder’s interest in us. If the allocations provided by our agreement were successfully challenged by the IRS, the redetermination of the allocations to a particular shareholder for U.S. federal income tax purposes could be less favorable than the allocations set forth in our operating agreement.
We may derive taxable income from an investment that is not matched by a corresponding distribution of cash. This could occur, for example, if we used cash to make an investment or to reduce debt instead of distributing profits. Some of the investment practices authorized by our operating agreement could be subject to special provisions under the Code that, among other things, may affect the timing and character of the gains or losses recognized by us. These provisions may also require us to accrue original issue discount or be treated as having sold securities for their fair market value, both of which may cause us to recognize income without receiving cash with which to make distributions. To the extent that there is a discrepancy between our recognition of income and our receipt of the related cash payment with respect to such income, income likely will be recognized prior to our receipt and distribution of cash. Accordingly, it is possible that a shareholder’s U.S. federal income tax liability with respect to its allocable share of our earnings in a particular taxable year could exceed the cash distributions to the shareholder for the year, thus giving rise to an out-of-pocket payment by the shareholder.
Section 706 of the Code provides that items of our income and deductions must be allocated between transferors and transferees of our common shares. We will apply certain assumptions and conventions in an attempt to comply with applicable rules and to report income, gain, loss, deduction and credit to shareholders in a manner that reflects such shareholders’ respective beneficial shares of our items. These conventions are designed to more closely align the receipt of cash and the allocation of income between our shareholders, but these assumptions and conventions may not be in compliance with all aspects of applicable tax requirements. We may allocate items of income, gain, loss, deduction, and credit using a monthly or other convention, whereby any such items we recognize in a given month are allocated to our shareholders as of a specified date of such month. As a result, if a shareholder transfers its common shares, it might be allocated income, gain, loss, deduction, and credit realized by us after the date of the transfer. Similarly, if a shareholder acquires additional common shares, it might be allocated income, gain, loss, deduction, and credit realized by us prior to its ownership of such units. Consequently, our shareholders may recognize income in excess of cash distributions received from us, and any income so included by a shareholder would increase the basis such shareholder has in it common shares and would offset any gain (or increase the amount of loss) realized by such shareholder on a subsequent disposition of its common shares.
If our conventions are not allowed by the Treasury regulations (or only apply to transfers of less than all of a shareholder’s shares) or if the IRS otherwise does not accept our conventions, the IRS may contend that our taxable income or losses must be reallocated among our shareholders. If such a contention were sustained, certain shareholders’ tax liabilities would be adjusted to the possible detriment of certain other shareholders. We are authorized to revise our method of allocation between transferors and transferees (as well as among shareholders whose interests otherwise could vary during a taxable period).
Adjusted Tax Basis of Common Shares
A shareholder’s adjusted tax basis in its common shares will equal the amount paid for the common shares and will be increased by the shareholder’s allocable share of (i) items of our income and gain and (ii) our liabilities, if any. A shareholder’s adjusted tax basis will be decreased, but not below zero, by (i) distributions from us, (ii) the shareholder’s allocable share of items of our deductions and losses, and (iii) the shareholder’s allocable share of the reduction in our liabilities, if any.
A shareholder generally is allowed to deduct its allocable share of our losses (if any) only to the extent of such shareholder’s adjusted tax basis in the common shares it is treated as holding at the end of the taxable year in which the losses occur. If the recognition of a shareholder’s allocable share of our losses would reduce its adjusted tax basis for its common share below zero, the recognition of such losses by such shareholder would be deferred to subsequent taxable years and would be allowed if and when such shareholder had sufficient tax basis so that such losses would not reduce such shareholder’s adjusted tax basis below zero.
Shareholders who purchase common shares in separate transactions must combine the basis of those common shares and maintain a single adjusted tax basis for all of those common shares. Upon a sale or other disposition of less than all of the common shares, a portion of that adjusted tax basis must be allocated to the common shares sold, using an “equitable apportionment” method, which generally means that the adjusted tax basis allocated to the interest sold equals an amount that bears the same relation to the shareholder’s adjusted tax basis in its entire interest in FTAI as the value of the common shares sold bears to the value of the shareholder’s entire interest in FTAI.
Treatment of Distributions
Distributions of cash by us generally will not be taxable to a shareholder to the extent of such shareholder’s adjusted tax basis (described above) in its common shares. Any cash distributions in excess of a shareholder’s adjusted tax basis generally will be treated as gain from the sale or exchange of common shares (as described below). Except as described below, such gain would generally be treated as capital gain and would be long-term capital gain to the extent the shareholder’s holding period for its interest exceeds one year. A reduction in a shareholder’s allocable share of our liabilities, and certain distributions of marketable securities by us, will be treated as cash distributions for U.S. federal income tax purposes. A decrease in a shareholder’s percentage interest in us because of our issuance of additional common shares may decrease such shareholder’s allocable share of our liabilities. A non-pro rata distribution of money or property (including a deemed distribution as a result of a reduction of a shareholder’s share of our liabilities) may cause a shareholder to recognize ordinary income if the distribution reduces the shareholder’s share of our “unrealized receivables,” including depreciation recapture, and/or substantially appreciated “inventory items,” both as defined in Section 751 of the Code and collectively, “Section 751 Assets.”
Disposition of Common Shares
A sale or other taxable disposition of all or a portion of a shareholder’s common shares will result in the recognition of gain or loss in an amount equal to the difference, if any, between the amount realized on the disposition (including the shareholder’s share of our liabilities allocable to such common shares) and the shareholder’s adjusted tax basis in its common shares. A shareholder’s adjusted tax basis will be adjusted for this purpose by its allocable share of our income or loss for the year of such sale or other disposition. Because the amount realized includes a shareholder’s share of our liabilities, and prior distributions in excess of the total net taxable income allocated to such shareholder will have decreased such shareholder’s adjusted tax basis in its shares, the gain, if any, recognized on a sale or other disposition of common shares could result in a tax liability in excess of any cash received from such sale or other disposition.

Except as described below, any gain or loss recognized with respect to such sale or other disposition generally will be treated as capital gain or loss and will be long-term capital gain or loss to the extent the shareholder’s holding period for its interest exceeds one year. A portion of such gain may be treated as ordinary income under the Code to the extent attributable to the shareholder’s allocable share of unrealized gain or loss in Section 751 Assets.
Shareholders who purchase common shares at different times and intend to sell all or a portion of the common shares within a year of their most recent purchase are urged to consult their tax advisors regarding the application of certain “split holding period” rules to them and the treatment of any gain or loss as long-term or short term capital gain or loss. For example, a selling shareholder may use the actual holding period of the portion of its transferred common shares, provided its common shares are divided into identifiable common shares with ascertainable holding periods, the selling shareholder can identify the portion of the common shares transferred, and the selling shareholder elects to use the identification method for all sales or exchanges of our common shares.
Shareholders should review carefully the discussions below under the subheadings titled “Passive Foreign Investment Companies” and “Controlled Foreign Corporations.”
Limitation on Deductibility of Capital Losses
Any capital losses generated by us will be deductible by individuals or other non-corporate shareholders only to the extent of such shareholders’ capital gains for the taxable year plus up to $3,000 of ordinary income ($1,500 in the case of a married individual filing a separate return). Excess capital losses may be carried forward by individuals and other non-corporate shareholders indefinitely. Any capital losses generated by us will be deductible by corporate shareholders to the extent of such shareholders’ capital gains for the taxable year. Corporations may carry capital losses back three years and forward five years. Shareholders should consult their tax advisors regarding the deductibility of capital losses.
Limitation on Deductibility of Our Losses
A shareholder will be restricted from taking into account for U.S. federal income tax purposes its allocable share of any loss incurred by us in excess of the adjusted tax basis of such shareholder’s common shares. In addition, the Code restricts individuals, certain non-corporate taxpayers and certain closely held corporations from taking into account for U.S. federal income tax purposes any of our net losses in excess of the amounts for which such shareholder is “at risk” with respect to its interest as of the end of our taxable year in which such loss occurred. The amount for which a shareholder is “at risk” with respect to its common shares is equal to its adjusted tax basis for such common shares, less any amounts borrowed (i) in connection with its acquisition of such common shares for which it is not personally liable and for which it has pledged no property other than its common shares; (ii) from persons who have a proprietary interest in us and from certain persons related to such persons; or (iii) for which the shareholder is protected against loss through nonrecourse financing, guarantees or similar arrangements. A shareholder subject to the at risk limitation must recapture losses deducted in previous years to the extent that distributions (including distributions deemed to result from a reduction in a shareholder’s share of our liabilities) cause such shareholder’s at risk amount to be less than zero at the end of any taxable year.
Losses disallowed or recaptured as a result of these limitations will carry forward and will be allowable to the extent that a shareholder’s adjusted tax basis or at risk amount, whichever is the limiting factor, subsequently increases. Upon the taxable disposition of our common shares, any gain recognized by a shareholder can be offset by losses that were previously suspended by the at risk limitation, but may not be offset by losses suspended by the basis limitation. Any excess loss above the gain previously suspended by the at risk or basis limitations may no longer be used.
In addition to the basis and at risk limitations, a passive activity loss limitation generally limits the deductibility of losses incurred by individuals, estates, trusts, some closely-held corporations and personal service corporations from “passive activities” (generally, trade or business activities in which the taxpayer does not materially participate). The passive loss limitations are applied separately with respect to each publicly traded partnership. Consequently, any passive losses we generate will be available to offset only passive income generated by us. Passive losses that exceed a shareholder’s share of passive income we generate may be deducted in full when the shareholder disposes of all of its common shares in a fully taxable transaction with an unrelated party. The passive loss rules generally are applied after other applicable limitations on deductions, including the at risk and basis limitations.

Limitation on Interest Deductions
The deductibility of an individual or other non-corporate shareholder’s “investment interest expense” is limited to the amount of that shareholder’s “net investment income.” Investment interest expense generally includes the shareholder’s allocable share of investment interest expense incurred by us, if any, and investment interest expense incurred by the shareholder on any loan incurred to purchase or carry common shares. A shareholder’s share of our net passive income will not be treated as investment income for this purpose. Net investment income includes gross income from property held for investment and amounts treated as portfolio income, such as dividends and interest, under the passive activity loss rules, less deductible expenses, other than interest, directly connected with the production of investment income. For this purpose, any long-term capital gain or qualifying dividend income that is taxable at long-term capital gains rates is excluded from net investment income, unless the shareholder elects to pay tax on such gain or dividend income at ordinary income rates.
Limitation on Deduction of Certain Other Expenses
For individuals, estates and trusts, certain miscellaneous itemized deductions are not deductible for taxable years that begin after December 31, 2017, and before January 1, 2026, and thereafter are deductible only to the extent that they exceed 2% of the adjusted gross income of the taxpayer. We may have a significant amount of expenses that will be treated as miscellaneous itemized deductions. Moreover, an individual whose adjusted gross income exceeds specified threshold amounts is required to further reduce the amount of allowable itemized deductions.
In general, neither we nor any shareholder may deduct organizational or syndication expenses. While an election may be made by a partnership to amortize organizational expenses over a 15-year period, we will not make such an election. Syndication fees (i.e., expenditures made in connection with the marketing and issuance of the common shares) must be capitalized and cannot be amortized or otherwise deducted.
Shareholders are urged to consult their tax advisors regarding the deductibility of itemized expenses incurred by us.
Foreign Tax Credit Limitation
Shareholders may be entitled to a foreign tax credit for U.S. federal income tax purposes with respect to their allocable shares of creditable foreign taxes paid on our income and gains, although no foreign tax credits will be available to non-corporate shareholders in respect of any foreign taxes paid by any of our corporate subsidiaries. Complex rules may, depending on a shareholder’s particular circumstances, limit the availability or use of foreign tax credits. Gains from the sale of our investments may be treated as U.S. source gains. Consequently, a shareholder may not be able to use the foreign tax credit arising from any foreign taxes imposed on such gains unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from foreign sources. Certain losses that we incur may be treated as foreign source losses, which could reduce the amount of foreign tax credits otherwise available.
Foreign Currency Gain or Loss
Our functional currency will be the U.S. dollar, and our income or loss will be calculated in U.S. dollars. It is likely that we will recognize “foreign currency” gain or loss with respect to transactions involving non-U.S. dollar currencies. In general, foreign currency gain or loss is treated as ordinary income or loss for U.S. federal income tax purposes. Shareholders should consult their tax advisors with respect to the tax treatment of foreign currency gain or loss.
Tax-Exempt Shareholders
A shareholder that is a tax-exempt entity for U.S. federal income tax purposes and, therefore, exempt from U.S. federal income taxation, may nevertheless be subject to “unrelated business income tax” to the extent, if any, that its allocable share of our income consists of UBTI. A tax-exempt partner of a partnership that regularly engages in a trade or business which is unrelated to the exempt function of the tax-exempt partner must include in computing its UBTI, its pro rata share (whether or not distributed) of such partnership’s gross income derived from such unrelated trade or business. Moreover, a tax-exempt partner of a partnership could be treated as earning UBTI to the extent that such partnership derives income from “debt-financed property,” or if the partnership interest itself is debt financed. Debt-financed property means property held to produce income with respect to which there is “acquisition indebtedness” (i.e., indebtedness incurred in acquiring or holding property).

We are not required to manage our operations in a manner that would minimize the likelihood of generating income that would constitute UBTI to the extent allocated to a tax-exempt shareholder. Although we expect to invest through subsidiaries that are treated as corporations for U.S. federal income tax purposes and such corporate investments would generally not result in an allocation of UBTI to a shareholder on account of the activities of those subsidiaries, we may not invest through corporate subsidiaries in all cases. Moreover, UBTI includes income attributable to debt-financed property and we are not prohibited from debt financing our investments, including investments in subsidiaries. Furthermore, we are not prohibited from being (or causing a subsidiary to be) a guarantor of loans made to a subsidiary. If we (or certain of our subsidiaries) were treated as the borrower for U.S. tax purposes on account of those guarantees, some or all of our investments could be considered debt-financed property. The potential for income to be characterized as UBTI could make our common shares an unsuitable investment for a tax-exempt entity. Tax-exempt shareholders are urged to consult their tax advisors regarding the tax consequences of an investment in common shares.
Controlled Foreign Corporations
A non-U.S. entity generally will be treated as a CFC if it is treated as a corporation for U.S. federal income tax purposes and if more than 50% of (i) the total combined voting power of all classes of stock of the non-U.S. entity entitled to vote or (ii) the total value of the stock of the non-U.S. entity is owned (actually or constructively) by U.S. Shareholders on any day during the taxable year of such non-U.S. entity. For purposes of this discussion, a “U.S. Shareholder” with respect to a non-U.S. entity means a U.S. person that owns (actually or constructively) 10% or more of the total combined voting power of all classes of stock of the non-U.S. entity entitled to vote.
Holdco will be treated as a U.S. person for these purposes. If Holdco is a U.S. Shareholder in a non-U.S. entity that is treated as a CFC, each U.S. Holder of our common shares (without regard to its percentage ownership) generally will be required to include in income on a current basis its allocable share of the CFC’s “Subpart F” income reported by Holdco and allocated to us. Subpart F income includes dividends, interest, net gain from the sale or disposition of securities, non-actively managed rents and certain other passive types of income. The aggregate Subpart F income inclusions in any taxable year relating to a particular CFC are limited to such entity’s current earnings and profits. These inclusions are treated as ordinary income (whether or not such inclusions are attributable to net capital gains). Thus, a shareholder may be required to report as ordinary income its allocable share of the CFC’s Subpart F income reported by Holdco and allocated to us without corresponding receipts of cash.
The tax basis of Holdco’s shares of such CFC, and a shareholder’s tax basis in its common shares, will be increased to reflect any required Subpart F income inclusions. Such income will be treated as income from sources within the United States for foreign tax credit purposes to the extent derived by the CFC from U.S. sources. Such income will not be eligible for the favorable 15% tax rate generally applicable to “qualified dividend income” for individual and other non-corporate U.S. persons. Amounts included as such income with respect to direct and indirect investments will not be taxable again when actually distributed.
Regardless of whether any CFC has Subpart F income, any gain allocated to a shareholder from the disposition of stock in a CFC will be treated as ordinary income to the extent of the shareholder’s allocable share of the current and/or accumulated earnings and profits of the CFC. In this regard, earnings would not include any amounts previously taxed pursuant to the CFC rules. Net losses (if any) of a CFC will not pass through to our shareholders.
Passive Foreign Investment Companies
Although we anticipate that any non-U.S. corporation in which we invest as the majority shareholder will be a CFC as described above, it is possible that we may make an investment in a non-U.S. corporation that is not a CFC but is instead classified as a PFIC for U.S. federal income tax purposes. A non-U.S. entity that is not treated as a CFC with respect to a shareholder will be treated as a PFIC for U.S. federal income tax purposes if (i) such entity is treated as a corporation for U.S. federal income tax purposes and (ii) either 75% or more of the gross income of such entity for the taxable year is “passive income” (as defined in Section 1297 of the Code and the Treasury regulations promulgated thereunder) or the average percentage of assets held by such entity during the taxable year which produce passive income or which are held for the production of passive income is at least 50%. A U.S. Holder will be subject to the PFIC rules for an investment in a PFIC (including indirectly, through its ownership of common shares) without regard to its percentage ownership. If you hold an interest in a non-U.S. corporation for any taxable year during which the corporation is classified as a PFIC with respect to you, then the corporation will continue to be classified as a PFIC with respect to you for any subsequent taxable year during which you continue to hold an interest in the corporation, even if the corporation’s income or assets would not cause it to be a PFIC in such subsequent taxable year, unless an exception applies.
Except as described below, we will make, where possible, an election (a “QEF Election”) with respect to each entity treated as a PFIC to treat such non-U.S. entity as a qualified electing fund (“QEF”) in the first year we hold shares in such entity. A QEF Election is effective for our taxable year for which the election is made and all subsequent taxable years and may not be revoked without the consent of the IRS.
As a result of a QEF Election with respect to a non-U.S. entity that is a PFIC, we will be required to include in our gross income each year our pro rata share of such non-U.S. entity’s ordinary earnings and net capital gains (such inclusions in gross income, “QEF Inclusions”), for each year in which the non-U.S. entity owned directly or indirectly by us is a PFIC, whether or not we receive cash in respect of its income. Thus, U.S. Holders may be required to report taxable income as a result of QEF Inclusions without corresponding receipts of cash. A shareholder may, however, elect to defer, until the occurrence of certain events, payment of the U.S. federal income tax attributable to QEF Inclusions for which no current distributions are received, but will be required to pay interest on the deferred tax computed by using the statutory rate of interest applicable to an extension of time for payment of tax. Net losses (if any) of a PFIC will not, however, pass through to us or to U.S. Holders and may not be carried back or forward in computing such PFIC’s ordinary earnings and net capital gain in other taxable years. Consequently, U.S. Holders may, over time, be taxed on amounts that, as an economic matter, exceed our net profits. Our tax basis in the shares of such non-U.S. entities, and a U.S. Holder’s basis in our common shares, will be increased to reflect QEF Inclusions. No portion of the QEF Inclusion attributable to ordinary income will be eligible for the favorable tax rate generally applicable to “qualified dividend income” for individual and other non-corporate U.S. Holders. Amounts included as QEF Inclusions with respect to direct and indirect investments generally will not be taxed again when actually distributed.
In certain cases, we may be unable to make a QEF Election with respect to a PFIC. This could occur if we are unable to obtain the information necessary to make a QEF Election because, for example, such entity is not an affiliate of ours or because such entity itself invests in underlying investment vehicles over which we have no control. If we do not make a QEF Election with respect to a PFIC, Section 1291 of the Code will treat any gain on a disposition by us of shares of such entity, any gain on the disposition of the common shares by a U.S. Holder at a time when we own shares of such entity, and certain other defined “excess distributions,” as if such gain or excess distribution were ordinary income earned ratably over the shorter of the period during which the shareholder held its common shares or the period during which we held our shares in such entity. For gain and excess distributions allocated to prior years, (i) the tax rate will be the highest in effect for that taxable year and (ii) the tax will be payable generally without regard to offsets from deductions, losses and expenses. U.S. Holders will also be subject to an interest charge for any deferred tax. No portion of this ordinary income will be eligible for the favorable tax rate generally applicable to “qualified dividend income” for individual and other non-corporate U.S. Holders.
If a non-U.S. entity held by Holdco is classified as both a CFC and a PFIC during the time Holdco is a U.S. Shareholder of such non-U.S. entity, a U.S. Holder will be required to include amounts in income with respect to such non-U.S. entity as described above under the subheading “—Controlled Foreign Corporations,” and the consequences described under this subheading will not apply. If Holdco’s ownership percentage in a non-U.S. entity changes such that it is not a U.S. Shareholder with respect to such non-U.S. entity, then a U.S. Holder may be subject to the PFIC rules. The interaction of these rules is complex, and shareholders are urged to consult their tax advisors in this regard.
Consequences to Non-U.S. Holders
As a partnership for U.S. federal income tax purposes, we are not a taxable entity and we incur no U.S. federal income tax liability. Instead, each shareholder, in computing its own U.S. federal income tax liability for any taxable year, will be required to take into account its allocable share of items of our income, gain, loss, deduction and credit for each of our taxable years ending with or within such shareholder’s taxable year, regardless whether the shareholder has received any distributions. The characterization of an item of our income, gain, loss, deduction or credit generally will be determined at our (rather than at the shareholder’s) level.
Special rules apply to Non-U.S. Holders. In light of our intended investment activities, we may be or may become engaged in a U.S. trade or business for U.S. federal income tax purposes, in which case some portion of our income would be treated as effectively connected income with respect to Non-U.S. Holders. If a Non-U.S. Holder were treated as being engaged in a U.S. trade or business in any year because of an investment in our common shares in such year, such Non-U.S. Holder generally would be (i) subject to withholding by us or the applicable withholding agent on its distributive share of our income effectively connected with such U.S. trade or business, (ii) required to file a U.S. federal income tax return for such year reporting its allocable share, if any, of income or loss effectively connected with such trade or business and (iii) required to pay U.S. federal income tax at regular U.S. federal income tax rates on any such income. Moreover, a corporate Non-U.S. Holder might be subject to a U.S. branch profits tax on its allocable share of any effectively connected earnings and profits. Any amount so withheld would be creditable against such Non-U.S. Holder’s U.S. federal income tax liability, and such Non-U.S. Holder could claim a refund to the extent that the amount withheld exceeded such Non-U.S. Holder’s U.S. federal income tax liability for the taxable year. Finally, if we were treated as being engaged in a U.S. trade or business, a portion of any gain recognized by a Non-U.S. Holder on the sale or exchange of its common shares would generally be treated for U.S. federal income tax purposes as effectively connected income, and hence such Non-U.S. Holder could be subject to U.S. federal income tax on the sale or exchange. Moreover, the purchaser of the common shares would generally be required to withhold from the sale proceeds an amount equal to 10% of the Non-U.S. Holder’s amount realized on the sale or exchange (regardless of the amount of gain or loss recognized) and, if the purchaser fails to so withhold, then we would have a withholding obligation with respect to such purchaser.
Generally, under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) provisions of the Code, Non-U.S. Holders are subject to U.S. tax in the same manner as U.S. Holders on any gain recognized on the disposition of an interest, other than an interest solely as a creditor, in U.S. real property. An interest in U.S. real property includes stock in a U.S. corporation (except for certain stock of publicly-traded U.S. corporations) if, at any time during the shorter of (i) the applicable Non-U.S. Holder’s holding period or (ii) the five year period preceding the applicable disposition (the “applicable period”), interests in U.S. real property constitute 50% or more by value of the sum of the corporation’s assets used in a trade or business, its U.S. real property interests and its interests in real property located outside the United States (a “USRPHC”). Consequently, a Non-U.S. Holder who invests directly in U.S. real property, or indirectly by owning the stock of a USRPHC, will be subject to tax under FIRPTA on the disposition of such investment (and a corporate Non-U.S. Holder might be subject to a U.S. 30% branch profits tax on any associated earnings and profits). The FIRPTA tax will also apply if the non-U.S. person is a holder of an interest in a partnership that owns an interest in U.S. real property or an interest in a USRPHC. We have made and expect, from time to time, to make certain investments that could constitute investments in U.S. real property or USRPHCs. Each Non-U.S. Holder will be subject to U.S. federal income tax under FIRPTA on such shareholder’s allocable share of any gain realized on the disposition of a FIRPTA interest and will be subject to the filing requirements discussed above. However, the U.S. branch profits tax described above will generally not apply in the case of the sale of USRPHCs.
In addition, a Non-U.S. Holder who disposes of our common shares and who owns more than 5% of our common shares (or owned more than 5% of our common shares at any time during the applicable period) may be subject to FIRPTA upon such disposition. For purposes of determining whether a Non-U.S. Holder owns more than 5% of our common shares, special attribution rules apply. Where a Non-U.S. Holder who owns (or is deemed to own) or owned (or was deemed to have owned) during the applicable period, more than 5% of our common shares disposes of common shares at a time when we are a USRPHC (determined as described above, as if we were a U.S. corporation) or have at any time been a USRPHC within the applicable period, any gain generally will be subject to U.S. federal income tax at 20% (for individuals) or 35% (for corporations), and such Non-U.S. Holder will have a U.S. tax return filing obligation. While we do not believe that we currently are, or have been, a USRPHC, we are not under any obligation to avoid becoming a USRPHC or to notify shareholders in the event that we determine we have become a USRPHC. If any Non-U.S. Holder owns or anticipates owning more than 5% of our common shares, such shareholder should consult its tax advisor.
A Non-U.S. Holder generally is subject to withholding by us or the applicable withholding agent of U.S. tax at a 30% rate on such Non-U.S. Holder’s distributive share of the gross amount of interest, dividends and other fixed or determinable annual or periodical income (“FDAP Income”) received by us from sources within the United States if such income is not treated as effectively connected with a U.S. trade or business. The 30% rate may be reduced or eliminated under the provisions of an applicable income tax treaty between the United States and the country in which the Non-U.S. Holder resides or is organized. Whether a Non-U.S. Holder is eligible for such treaty benefits will depend upon the provisions of the applicable treaty as well as the treatment of us under the laws of the Non-U.S. Holder’s jurisdiction. The 30% withholding tax rate does not apply to certain portfolio interest on obligations of U.S.

persons allocable to certain Non-U.S. Holders. Moreover, Non-U.S. Holders generally are not subject to U.S. federal income tax on capital gains if: (i) such gains are not effectively connected with the conduct of a U.S. trade or business of such Non-U.S. Holder; or (ii) a tax treaty between the United States and the country in which the Non-U.S. Holder resides or is organized is applicable and such gains are not attributable to a permanent establishment in the United States maintained by such Non-U.S. Holder. Notwithstanding the prior sentence, capital gains earned by a Non-U.S. Holder may be subject to U.S. federal income tax at a flat rate of 30% if such Non-U.S. Holder is an individual and is present in the United States for 183 or more days during the taxable year in which such capital gains are recognized and certain other requirements are met. Non-U.S. Holders that are corporations may also be subject to a 30% branch profits tax on such effectively connected earnings and profits. The 30% rate applicable to branch profits may be reduced or eliminated under the provisions of an applicable income tax treaty between the United States and the country in which the Non-U.S. Holder resides or is organized.
Notwithstanding the foregoing, and although each Non-U.S. Holder is required to provide us with an applicable Form W-8, we nevertheless may be unable to accurately or timely determine the tax status of our shareholders for purposes of establishing whether reduced rates of withholding apply to some or all of our shareholders. In such a case, a Non-U.S. Holder’s allocable share of distributions of U.S.-source dividend, interest, and other FDAP Income will be subject to U.S. withholding tax at a rate of 30%. Furthermore, if a Non-U.S. Holder would not be subject to U.S. tax based on its tax status or otherwise were eligible for a reduced rate of U.S. withholding, such Non-U.S. Holder might need to take additional steps to receive a credit or refund of any excess withholding tax paid on its account, which could include the filing of a non-resident U.S. income tax return with the IRS. Among other limitations applicable to claiming treaty benefits, if a Non-U.S. Holder resides in a treaty jurisdiction which does not treat us as a passthrough entity, such Non-U.S. Holder might not be eligible to receive a refund or credit of excess U.S. withholding taxes paid on its account.
In general, different rules from those described above apply in the case of Non-U.S. Holders subject to special treatment under U.S. federal income tax law, including a Non-U.S. Holder: (i) who has an office or fixed place of business in the United States or is otherwise carrying on a U.S. trade or business; (ii) who is an individual present in the United States for 183 or more days and certain other conditions are satisfied; or (iii) who is a former citizen or resident of the United States.
Non-U.S. Holders are urged to consult their tax advisors with regard to the U.S. federal income and other tax consequences to them of acquiring, holding and disposing of common shares, as well as the effects of state, local and non-U.S. tax laws, as well as eligibility for any reduced withholding benefits.
Administrative Matters
Tax Matters Partner and Partnership Representative
The General Partner acts as our “Partnership Representative.” Our board of directors has the authority, subject to certain restrictions, to designate another partner or other person with a substantial presence in the United States to act as our Partnership Representative.
The Partnership Representative will have the sole authority to act on our behalf in connection with an administrative or judicial review of our items of income, gain, loss, deduction or credit. If we do not make such a designation, the IRS can select any person as the Partnership Representative. Any actions taken by us or by the Partnership Representative on our behalf will be binding on us and all of the unitholders.
Section 754 Election
Under Section 754 of the Code, we may elect to have the adjusted tax basis of our assets adjusted in the event of a distribution of property to a shareholder or a transfer of a common share by sale or exchange, or as a result of the death of a shareholder. Pursuant to the terms of our operating agreement, the board of directors, in its sole discretion, is authorized to direct us to make such an election. Such an election, if made, can be revoked only with the consent of the IRS. We have not made the election permitted by Section 754 of the Code.
Without a Section 754 election, there will be no adjustment for the transferee of common shares even if the purchase price of those common shares is higher than the common shares’ share of the aggregate adjusted tax basis of our assets immediately prior to the transfer. In that case, on a sale by us of an asset, gain allocable to the transferee would include built-in gain allocable to the transferee at the time of the transfer. Moreover, if common shares were transferred at a time when we had a “substantial built-in loss” inherent in our assets, we would be obligated to reduce the tax basis in that portion of such assets attributable to such shares.

Information Returns
We have agreed to use reasonable efforts to furnish to shareholders tax information (including Schedule K-1) as promptly as possible, which describes their allocable share of our income, gain, loss, deduction, and credit for our preceding taxable year. Delivery of this information by us will be subject to delay in the event of, among other reasons, the late receipt of any necessary tax information from an investment in which we hold an interest. It is therefore possible that, in any taxable year, our shareholders will need to apply for extensions of time to file their tax returns. There can be no assurance for Non-U.S. Holders that this information will meet such shareholders’ jurisdictions’ compliance requirements.
It is possible that we may engage in transactions that subject FTAI and, potentially, our shareholders to other information reporting requirements with respect to an investment in us. Shareholders may be subject to substantial penalties if they fail to comply with such information reporting requirements. Shareholders should consult with their own tax advisors regarding such information reporting requirements.
Nominee Reporting
Persons who hold our common shares as nominees for another person are required to furnish to us (i) the name, address and taxpayer identification number of the beneficial owner and the nominee; (ii) a statement regarding whether the beneficial owner is (1) a person that is not a U.S. person, (2) a foreign government, an international organization or any wholly-owned agency or instrumentality of either of the foregoing, or (3) a tax exempt entity; (iii) the amount and description of common shares held, acquired or transferred for the beneficial owner; and (iv) specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition costs for purchases, as well as the amount of net proceeds from sales.
Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and specific information on common shares they acquire, hold or transfer for their own account. A penalty of $50 per failure, up to a maximum of $100,000 per calendar year, is imposed by the Code for failure to report that information to us. The nominee is required to supply the beneficial owner of the common shares with the information furnished to us.
Audits
We may be audited by the IRS. Adjustments resulting from an IRS audit may require a shareholder to adjust a prior year’s tax liability, and possibly may result in an audit of such shareholder’s tax returns. Any audit of shareholders’ tax returns could result in adjustments not related to our tax returns as well as those related to our tax returns. With respect to tax returns for taxable years beginning on or after January 1, 2018, any adjustments to the amount of tax due (including interest and penalties) will be payable by the partnership rather than the partners of such partnership unless the partnership qualifies for and affirmatively elects an alternative procedure. In general, under the default procedures, taxes imposed on us would be assessed at the highest rate of tax applicable for the reviewed year and determined without regard to the character of the income or gain, the tax status of our shareholders or the benefit of any shareholder-level tax attributes (that could otherwise reduce any tax due).
Under the elective alternative procedure, we would issue information returns to persons who were shareholders in the audited year, who would then be required to take the adjustments into account in calculating their own tax liability, and we would not be liable for the adjustments to the amount of tax due (including interest and penalties). The mechanics of the elective alternative procedure are not clear in a number of respects and are intended to be clarified by future guidance.
Accounting Method and Taxable Year
We currently use the accrual method of accounting and the calendar year as our taxable year for U.S. federal income tax purposes. Each shareholder will be required to include in income its share of our income, gain, loss and deduction for each taxable year ending within or with its taxable year. In addition, a shareholder who has a taxable year ending on a date other than December 31 and who disposes of all of its common shares following the close of our taxable year but before the close of its taxable year must include its share of income, gain, loss and deduction in income for the taxable year of disposition, with the result that it will be required to include in income for its taxable year its share of more than one year of our income, gain, loss and deduction.

A partnership is required to have a taxable year that is the same as for any partner, or group of partners, that owns a majority interest (more than 50%) in the partnership, and is required to change its taxable year each time a group of partners with a different taxable year acquires a majority interest, unless the partnership has been forced to change its taxable year during the preceding two-year period.
Elective Procedures for Large Partnerships
The Code allows large partnerships to elect streamlined procedures for income tax reporting. This election, if made, would reduce the number of items that must be separately stated on the Schedules K-1 that are issued to shareholders, and such Schedules K-1 would have to be provided on or before the first March 15 following the close of each taxable year. If an election is made, IRS audit adjustments will flow through to the shareholders for the year in which the adjustments take effect, rather than the shareholders in the year to which the adjustment relates. In addition, we, rather than the shareholders, generally will be liable for any interest and penalties that result from an audit adjustment. Despite the foregoing benefits, there are also costs and administrative burdens associated with such an election. Consequently, as of this time, FTAI has not elected to be subject to the reporting procedures applicable to large partnerships.
Backup Withholding
For each calendar year, we will report to shareholders and to the IRS the amount of distributions that we pay, and the amount of tax (if any) that we withhold on these distributions. Under the backup withholding rules, a shareholder may be subject to backup withholding tax with respect to distributions paid unless (i) such shareholder is a corporation or falls within another exempt category and demonstrates this fact when required or (ii) such shareholder provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding tax and otherwise complies with the applicable requirements of the backup withholding tax rules. An exempt shareholder should indicate its exempt status on a properly completed IRS Form W-8 or W-9, as applicable. Backup withholding is not an additional tax; the amount of any backup withholding from a payment to a shareholder will be allowed as a credit against such shareholder’s U.S. federal income tax liability and may entitle such shareholder to a refund from the IRS, provided such shareholder supplies the required information to the IRS in a timely manner.
If shareholders do not timely provide us (or your broker, the clearing agent, or other intermediary, as appropriate) with an IRS Form W-8 or W-9, as applicable, or such form is not properly completed, such shareholders may become subject to U.S. backup withholding taxes in excess of what would have been imposed had we received certification from all shareholders. In certain circumstances, payments we make may be subject to excess U.S. backup withholding taxes, which will be treated by us as an expense that will be borne by all shareholders on a pro rata basis (where we are or may be unable to cost efficiently allocate any such excess withholding tax cost specifically to the shareholders that failed to timely provide the proper U.S. tax certifications).
Additional Withholding Requirements
Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends in respect of securities (including our common shares) which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our common shares are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our common shares held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (i) certifies to the applicable withholding agent that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Treasury Department. Shareholders should consult their tax advisors regarding the possible implications of FATCA on their investment in our common shares.

Uniformity of Common Shares
Because we cannot match transferors and transferees of common shares and for other reasons, we must maintain uniformity of the economic and tax characteristics of the common shares to a purchaser of these common shares. As a result, we may be unable to completely comply with a number of U.S. federal income tax requirements. Any non-uniformity could have a negative impact on the value of the common shares.
Our operating agreement permits us to take positions in filing our U.S. federal income tax returns that preserve the uniformity of our common shares.
A shareholder’s adjusted tax basis in common shares is reduced by its share of our deductions (whether or not such deductions were claimed on a shareholder’s income tax return) so that any position that we take that understates deductions will overstate the shareholder’s adjusted tax basis in its common shares, and may cause the shareholder to understate gain or overstate loss on any sale of such common shares. The IRS may challenge one or more of any positions we take to preserve the uniformity of common shares. If such a challenge were sustained, the uniformity of common shares may be affected, and under some circumstances, the gain from a sale of common shares may be increased without the benefit of additional deductions.
Tax Shelter Regulations
If we were to engage in a “reportable transaction,” we (and possibly shareholders and others) would be required to make a detailed disclosure of the transaction to the IRS in accordance with Treasury regulations governing tax shelters and other potentially tax-motivated transactions. A transaction may be a reportable transaction based upon any of several factors, including the fact that it is a type of tax avoidance transaction publicly identified by the IRS as a “listed transaction” or that it produces certain kinds of losses in excess of $2 million. An investment in us may be considered a “reportable transaction” if, for example, we recognize certain significant losses in the future. In certain circumstances, a shareholder who disposes of an interest in a transaction resulting in the recognition by such shareholder of significant losses in excess of certain threshold amounts may be obligated to disclose its participation in such transaction. Our participation in a reportable transaction also could increase the likelihood that our U.S. federal income tax information return (and possibly a shareholder’s tax return) would be audited by the IRS. Certain of these rules are currently unclear and it is possible that they may be applicable in situations other than significant loss transactions.
Moreover, if we were to participate in a reportable transaction with a significant purpose to avoid or evade tax, or in any listed transaction, shareholders may be subject to (i) significant accuracy-related penalties with a broad scope, (ii) for those persons otherwise entitled to deduct interest on federal tax deficiencies, non-deductibility of interest on any resulting tax liability, and (iii) in the case of a listed transaction, an extended statute of limitations.
Shareholders should consult their own tax advisors concerning any possible disclosure obligation under the Treasury regulations governing tax shelters with respect to the ownership dispositions of their interests in us.
New Legislation or Administrative or Judicial Action
The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process, the IRS and the U.S. Treasury Department, frequently resulting in revised interpretations of established concepts, statutory changes, revisions to regulations and other modifications and interpretations. No assurance can be given as to whether, or in what form, any proposals affecting us or our shareholders will be enacted. The IRS pays close attention to the proper application of tax laws to partnerships. The present U.S. federal income tax treatment of an investment in common shares may be modified by administrative, legislative or judicial interpretation at any time, and any such action may affect investments and commitments previously made. Changes to the U.S. federal income tax laws and interpretations thereof could, for example, make it more difficult or impossible to meet the Qualifying Income Exception for us to be treated as a partnership that is not taxable as a corporation for U.S. federal income tax purposes.
Our organizational documents and agreements permit the board of directors to modify the operating agreement from time to time, without the consent of the shareholders, in order to address certain changes (or expected future changes) in U.S. federal income tax laws, Treasury regulations, or interpretation. In some circumstances, such revisions could have a material adverse impact on some or all of our shareholders.
THE FOREGOING DISCUSSION IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING. THE TAX MATTERS RELATING TO FTAI AND HOLDERS OF COMMON SHARES ARE

COMPLEX AND ARE SUBJECT TO VARYING INTERPRETATIONS. MOREOVER, THE EFFECT OF EXISTING INCOME TAX LAWS, THE MEANING AND IMPACT OF WHICH IS UNCERTAIN AND OF PROPOSED CHANGES IN INCOME TAX LAWS WILL VARY WITH THE PARTICULAR CIRCUMSTANCES OF EACH SHAREHOLDER AND, IN REVIEWING THIS PROSPECTUS, THESE MATTERS SHOULD BE CONSIDERED. IF YOU ARE CONSIDERING THE PURCHASE OF OUR COMMON SHARES, YOU SHOULD CONSULT YOUR OWN TAX ADVISORS WITH RESPECT TO THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF ANY INVESTMENT IN OUR COMMON SHARES.

ERISA CONSIDERATIONS
A plan fiduciary considering an investment in the securities should consider, among other things, whether such an investment might constitute or give rise to a prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the Code or any substantially similar federal, state, local or non-U.S. law. ERISA and the Code impose restrictions on:
•	employee benefit plans as defined in Section 3(3) of ERISA that are subject to Title I of ERISA,
•	plans described in Section 4975(e)(1) of the Code that are subject to Section 4975 of the Internal Revenue Code, including individual retirement accounts and Keogh Plans,
•
entities whose underlying assets include plan assets by reason of a plan’s investment in such entities including, without limitation, insurance company general accounts (each of the foregoing, a “Plan”), and

•	persons who have certain specified relationships to a Plan described as “parties in interest” under ERISA and “disqualified persons” under the Internal Revenue Code.
Prohibited Transactions
ERISA imposes certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA. Under ERISA, any person who exercises any authority or control over the management or disposition of a Plan’s assets is considered to be a fiduciary of that Plan. Both ERISA and the Code prohibit certain transactions involving “plan assets” between a Plan and parties in interest or disqualified persons. Violations of these rules may result in the imposition of an excise tax or penalty. Neither we nor any of our affiliates, officers, employees or agents is undertaking to provide investment advice or any recommendation in a fiduciary capacity in connection with any Plan (including any IRA) fiduciary’s decision acquire or hold any security issued pursuant hereto.
The direct or indirect purchase of the securities from FTAI, and the acquisition and holding of securities that constitute debt of FTAI, by a Plan with respect to which we are party in interest or a disqualified person could be treated as or give rise to a prohibited transaction under ERISA or the Code. There are, however, a number of statutory and administrative exemptions that could be applicable to a Plan’s investment in the securities, depending upon various factors, including: (i) the statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for certain transactions with non-fiduciary service providers; (ii) Prohibited Transaction Class Exemption (“PTCE”) 84-14 for certain transactions determined by independent “qualified professional asset managers”; (iii) PTCE 90-1 for certain transactions involving insurance company pooled separate accounts; (iv) PTCE 91-38 for certain transactions involving bank collective investment funds; (v) PTCE 96-23 for certain transactions determined by “in-house asset managers”; and (vi) PTCE 95-60 for certain transactions involving insurance company general accounts.
The Plan Assets Regulation
Under 29 C.F.R. 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”), a Plan’s assets may be deemed to include an interest in the underlying assets of an entity if the Plan acquires an “equity interest” in such an entity and no exception under the Plan Asset Regulation is applicable. In that event, the operations of such an entity could result in prohibited transactions under ERISA and the Code.
Under the Plan Assets Regulation, if a Plan acquires a “publicly-offered security,” the issuer of the security is not deemed to hold plan assets of the investing Plan as a result of such acquisition. A publicly-offered security is a security that:
•	is freely transferable,
•	is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another, and
•	is either:
(i)	part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or
(ii)
sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is part is registered under the Exchange Act within the requisite time.

Treatment of our Shares as “Publicly-Offered Securities” We believe our common shares, Series A Preferred Shares and Series B preferred Shares currently meet the above criteria and it is anticipated that such shares will continue to meet the criteria of publicly-offered securities.
The applicability of the “publicly-offered securities” exception or another exception under the Plan Assets Regulation to other securities registered on the registration statement of which this prospectus forms a part will be discussed in the applicable prospectus supplement.
Governmental, Foreign and Church Plans
Governmental plans (as defined in Section 3(32) of ERISA), foreign plans (as described in Section 4(b)(4) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Code. Such plans may, however, be subject to other federal, state, local or non-U.S. laws that are substantially similar to the foregoing provisions of ERISA and the Code. In addition, any such plan that is qualified and exempt from taxation under the Code may be subject to the prohibited transaction rules set forth in Section 503 of the Code. Fiduciaries of such plans should consult with their counsel before purchasing any of the securities.
General Investment Considerations
Fiduciaries of a Plan (including, without limitation, an entity whose assets include plan assets, including, as applicable, an insurance company general account, insurance company separate account or collective investment fund) considering the purchase of the securities should consult with their legal advisors concerning the impact of ERISA and the Code and the potential consequences of making an investment in the securities with respect to their specific circumstances. Each Plan fiduciary should take into account, among other considerations:
•	whether the Plan’s investment could give rise to a non-exempt prohibited transaction under ERISA or Section 4975 of the Code,
•	whether the fiduciary has the authority to make the investment,
•	the composition of the Plan’s portfolio with respect to diversification by type of asset,
•	the Plan’s funding objectives,
•	the tax effects of the investment,
•	whether our assets would be considered plan assets, and
•
whether, under the general fiduciary standards of investment prudence and diversification an investment in these shares is appropriate for the Plan taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The discussion of ERISA and Section 4975 of the Code contained herein is, of necessity, general and does not purport to be complete. Moreover, the provisions of ERISA and Section 4975 of the Code are subject to extensive and continuing administrative and judicial interpretation and review. Therefore, the matters discussed above may be affected by future regulations, rulings, and court decisions, some of which may have retroactive application and effect.
ANY POTENTIAL INVESTOR CONSIDERING AN INVESTMENT IN THE SECURITIES THAT IS, OR IS ACTING ON BEHALF OF, A PLAN (OR A GOVERNMENTAL, FOREIGN OR CHURCH PLAN SUBJECT TO LAWS SIMILAR TO ERISA AND/OR SECTION 4975 OF THE CODE) SHOULD CONSULT WITH ITS OWN LEGAL, TAX AND ERISA ADVISERS REGARDING THE CONSEQUENCES OF SUCH AN INVESTMENT. EACH SUCH INVESTOR, BY ACQUIRING ANY OF THE SECURITIES REGISTERED ON THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS FORMS A PART SHALL BE DEEMED TO REPRESENT THAT (A) ITS ACQUISITION OF SUCH SECURITIES DOES NOT CONSTITUTE AND WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION OF ANY SUBSTANTIAL SIMILAR FEDERAL, STATE, LOCAL OR NON-U.S. LAW,AND (B) IF IT IS A PLAN, NEITHER WE NOR ANY OF OUR AFFILIATES, OFFICERS, EMPLOYEES OR AGENTS WILL BE A FIDUCIARY WITH RESPECT TO THE PLANS INVESTMENT IN ANY SECURITY ISSUED PURSUANT HERETO.

PLAN OF DISTRIBUTION
We or the selling shareholders may offer and sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:
•	directly to one or more purchasers;
•	through agents;
•	to or through underwriters, brokers or dealers; or
•	through a combination of any of these methods.
A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.
If indicated in an applicable prospectus supplement, we may sell our common shares under a newly established dividend reinvestment plan. The terms of any such plan will be set forth in the applicable prospectus supplement.
In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes any method permitted by law, including, without limitation, through:
•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;
•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
•	privately negotiated transactions.
We may also enter into hedging transactions. For example, we may:
•
enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common shares pursuant to this prospectus, in which case such broker-dealer or affiliate may use common shares received from us to close out its short positions;

•	sell securities short and redeliver such shares to close out our short positions;
•
enter into option or other types of transactions that require us to deliver common shares to a broker-dealer or an affiliate thereof, who will then resell or transfer the common shares under this prospectus; or

•
loan or pledge the common shares to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

The securities covered by this prospectus may be sold:
•	on a national securities exchange;
•	in the over-the-counter market; or
•	in transactions otherwise than on an exchange or in the over-the-counter market, or in combination.
In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.
A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:
•	the name or names of any participating underwriters, brokers, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;
•	any delayed delivery arrangements;
•	any underwriting discounts, commissions or agency fees and other items constituting underwriters’, brokers’, dealers’ or agents’ compensation;
•	any discounts or concessions allowed or reallowed or paid to dealers;
•	any securities exchange or markets on which the securities may be listed; and
•	other material terms of the offering.
The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:
•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to the prevailing market prices; or
•	at negotiated prices.
In addition to selling its equity securities under this prospectus, a selling shareholder may:
•	transfer its equity securities in other ways not involving market maker or established trading markets, including directly by gift, distribution, or other transfer;
•	sell its equity securities under Rule 144 or Rule 145 of the Securities Act rather than under this prospectus, if the transaction meets the requirements of Rule 144 or Rule 145; or
•	sell its equity securities by any other legally available means.
General
Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement.
Underwriters and Agents
If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement.
Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.
We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.
In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.
Dealers
We may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.
Direct Sales
We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.
Institutional Purchasers
We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.
We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.
Indemnification; Other Relationships
We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.
Market-Making, Stabilization and Other Transactions
There is currently no market for any of the offered securities, other than our common shares, which is listed on the NYSE. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities, preferred shares or warrants on any securities exchange; any such listing with respect to any particular debt securities, preferred shares or warrants will be described in the applicable prospectus supplement.
In connection with any offering of common shares, the underwriters may purchase and sell common shares in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common shares in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common shares in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing common shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.
In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.
Fees and Commissions
In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.
EXPERTS
The consolidated financial statements of Fortress Transportation and Infrastructure Investors LLC appearing in Fortress Transportation and Infrastructure Investors LLC’s Annual Report (Form 10-K) for the year ended December 31, 2019 and the effectiveness of Fortress Transportation and Infrastructure Investors LLC’s internal control over financial reporting as of December 31, 2019, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Unaudited Pro Forma Financial Information
On December 30, 2019, Fortress Transportation and Infrastructure Investors LLC (the “Company”) completed the sale (the “Transaction”) of Central Maine & Quebec Railway (“CMQR”) to Canadian Pacific Railway (“Purchaser”), as contemplated by the agreement and plan of merger, dated as of November 19, 2019, by and among Fortress Transportation and Infrastructure General Partnership, a subsidiary of the Company (“Holdco”), Railroad Acquisition Holdings LLC, a subsidiary of Holdco, Soo Line Corporation (“Parent”), a wholly-owned subsidiary of Purchaser, and Black Bear Acquisition LLC, a wholly-owned subsidiary of Parent. The aggregate purchase price for the Transaction was $130 million and the Company recognized a gain on sale of approximately $77 million.
The following unaudited pro forma consolidated financial statements have been prepared by applying certain pro forma adjustments to our historical consolidated financial statements. The pro forma adjustments give effect to the Transaction. The audited consolidated financial statements on Form 10-K for the year ended December 31, 2019 reflect CMQR as discontinued operations, and accordingly, the assets, liabilities and results of operations of CMQR have already been reported as discontinued operations for all periods presented.
The unaudited pro forma consolidated statement of operations for the year ended December 31, 2019 is presented as if the Transaction occurred on January 1, 2019.
The unaudited pro forma consolidated financial statements are presented for illustrative purposes only and are not intended to represent what our results of operations would actually have been had this Transaction occurred on the dates noted above, or project our results of operations for any future periods. The pro forma adjustments are based on available information and certain assumptions that management believes are reasonable and are expected to have a continuing impact on our results of operations. In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma consolidated financial statements have been made. The actual results may differ materially from the estimates and assumptions within the accompanying unaudited pro forma consolidated financial statements.
The unaudited pro forma consolidated financial statements and the accompanying notes are based upon and should be read in conjunction with our audited consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 28, 2020.

Unaudited Pro Forma Consolidated Statements of Operations
For the Year Ended December 31, 2019
(in thousands)
	As Reported	Pro Forma Adjustments		Pro-Forma
Revenues
Equipment leasing revenues	$349,322	$—		$349,322
Infrastructure revenues	229,452	—		229,452
Total revenues	578,774	—		578,774

Expenses
Operating expenses	288,036	—		288,036
General and administrative	20,441	—		20,441
Acquisition and transaction expenses	17,623	—		17,623
Management fees and incentive allocation to affiliate	36,059	(8,122)	(a)	27,937
Depreciation and amortization	169,023	—		169,023
Interest expense	95,585	—		95,585
Total expenses	626,767	(8,122)		618,645

Other income
Equity in losses of unconsolidated entities	(2,375)	—		(2,375)
Gain on sale of assets, net	203,250	—		203,250
Asset impairment	(4,726)	—		(4,726)
Interest income	531	—		531
Other income	3,445	—		3,445
Total other income	200,125	—		200,125
Income from continuing operations before income taxes	152,132	8,122		160,254
Provision for income taxes	17,810	—		17,810
Net income from continuing operations	134,322	8,122		142,444
Less: Net loss from continuing operations attributable to non- controlling interest in consolidated subsidiaries	(17,571)	—		(17,571)
Dividends on preferred shares	1,838	—		1,838
Net income attributable to shareholders from continuing operations	$150,055	$8,122		$158,177

Notes to Unaudited Pro Forma Consolidated Financial Statements
(a)	Management fees and incentive allocation to affiliate is comprised of the following:
Management fee	$375
Incentive fee	7,747
Total	$8,122
The management fee is calculated by taking average equity multiplied by an annual rate of 1.5%. For purposes of this pro forma adjustment, we have taken the approximate equity of CMQR prior to closing on December 30, 2019.
Approximate equity	$24,989
Management fee (1.5%)	$375
The incentive fee is calculated by taking our pro rata share of the gain on sale of CMQR multiplied by 10%.
Gain on sale	$77,468
Incentive fee (10%)	$7,747